SAXON SECURITIES ASSET TRUST 19962
                    MORTGAGE LOAN ASSET BACKED CERTIFICATES


                                  SERIES 19962





                                TRUST AGREEMENT

                         dated as of November 1, 1996,

                                     among

                        SAXON ASSET SECURITIES COMPANY,
                                   as Seller
                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION
     as Master Servicer, Custodian, Certificate Registrar and Paying Agent

                                      and

                                 CITIBANK, N.A.
                                   as Trustee




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                               TABLE OF CONTENTS
                                                                                                                   Page
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PRELIMINARY STATEMENT.................................................................................................1

ARTICLE I  DEFINITIONS................................................................................................1
           Section 1.01.  Standard Terms; Section References..........................................................1
           Section 1.02.  Modification of Standard Terms..............................................................2
           Section 1.03.  Defined Terms...............................................................................5

ARTICLE II  FORMATION OF TRUST; CONVEYANCE OF MORTGAGE LOANS; PRE-FUNDING ACCOUNT AND CAPITALIZED INTEREST ACCOUNT...26
           Section 2.01.  Conveyance of Mortgage Loans...............................................................26
           Section 2.02.  Purchase of Subsequent Mortgage Loans......................................................28
           Section 2.03.  Pre-Funding Account and Capitalized Interest Account.......................................31
           Section 2.04.  Acceptance by the Trustee..................................................................32

ARTICLE III  REMITTING TO CERTIFICATEHOLDERS.........................................................................32
           Section 3.01.  The Certificate Insurance Policies.........................................................32
           Section 3.02.  Distributions..............................................................................33
           Section 3.03.  Reports to Saxon...........................................................................35
           Section 3.04.  Reports by Master Servicer.................................................................36

ARTICLE IV  THE CERTIFICATES.........................................................................................38
           Section 4.01.  The Certificates...........................................................................38
           Section 4.02.  Denominations..............................................................................39
           Section 4.03.  Interest Fund..............................................................................39

ARTICLE V  TERMINATION OF THE TRUST..................................................................................40
           Section 5.01.  Termination of Trust.......................................................................40
           Section 5.02.  Termination Upon Option of Holders of Class R Certificates; Servicer Termination...........40
           Section 5.03.  Termination Upon Loss of REMIC Status......................................................41
           Section 5.04.  Disposition of Proceeds....................................................................42
           Section 5.05.  Article V Controls.........................................................................42

ARTICLE V  MISCELLANEOUS PROVISIONS..................................................................................43
           Section 6.01.  Request for Opinions.......................................................................43
           Section 6.02.  Form of Certificates.......................................................................43
           Section 6.03.  Schedules and Exhibits.....................................................................43
           Section 6.04.  Governing Law..............................................................................43
           Section 6.05.  REMIC Administration.......................................................................43
           Section 6.06.  Master Servicer; Month-End Interest........................................................43
           Section 6.07.  Trustee; Advances..........................................................................44

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Schedule I:          The Mortgage Loans:           A.  Group I Mortgage Loans
                                                   B.  Group II Mortgage Loans
Schedule II:         Sales Agreement and Servicing Agreements
Schedule III:        Mortgage Loans for which first payment to the Trust will be after December 1, 1996
Schedule IV:         Form of Subsequent Sales Agreement
Exhibit A-1:         Form of Class A-1 Certificate
Exhibit A-2:         Form of Class A-2 Certificate
Exhibit A-3:         Form of Class A-3 Certificate
Exhibit A-4:         Form of Class A-4 Certificate
Exhibit A-5:         Form of Class A-5 Certificate
Exhibit A-6:         Form of Class A-6 Certificate
Exhibit R: Form of Class R Certificate
Exhibit X: Certificate Insurance Policies

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                                TRUST AGREEMENT


           THIS TRUST AGREEMENT dated as of November 1, 1996 (this "Agreement"), by and among SAXON ASSET SECURITIES COMPANY, a Virginia corporation ("Saxon"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Master Servicer, Custodian, Certificate Registrar and Paying Agent (in such capacities, the "Master Servicer", the "Custodian", the "Certificate Registrar" and the "Paying Agent"), CITIBANK, N.A., a national banking association, as Trustee (in such capacity, the "Trustee"), under this Agreement and the Standard Terms to Trust Agreement (November 1996 Edition) (the "Standard Terms"), all the provisions of which, unless otherwise specified herein, are incorporated herein and shall be a part of this Agreement as if set forth herein in full (this Agreement with the Standard Terms so incorporated, the "Trust Agreement").


                             PRELIMINARY STATEMENT

           The Board of Directors of Saxon has duly authorized the formation of a trust (the "Trust") to issue a series of asset backed certificates with an aggregate initial Certificate Principal Balance of $450,000,000 to be known as the Saxon Securities Asset Trust 19962, Mortgage Loan Asset Backed Certificates, Series 1996-2 (the "Certificates"). The Certificates in the aggregate evidence the entire beneficial ownership in the Trust. The Certificates consist of the following: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class R Certificates.

           In accordance with Section 10.01 of the Standard Terms, the Trustee will make an election to treat certain assets of the Trust as a real estate mortgage investment conduit (the "REMIC") for federal income tax purposes. The assets of the REMIC will consist of the Mortgage Loans listed on Schedule I hereto and the Asset Proceeds Account. The "startup day" of the REMIC for purposes of the REMIC Provisions will be the Closing Date.

           NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, Saxon, the Master Servicer, the Custodian, the Certificate Registrar, the Paying Agent and the Trustee agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

           Section 1.01.  Standard Terms; Section References.References

           (a) Saxon, the Master Servicer, the Custodian, the Certificate Registrar, the Paying Agent and the Trustee acknowledge that the Standard Terms prescribe their duties, responsibilities and obligations with respect to the Certificates, agree to observe and perform such duties, responsibilities and obligations to the extent they are not inconsistent with the provisions of this Agreement and acknowledge that, except to the extent inconsistent with the provisions of this Agreement, the Standard Terms as of the Closing Date, as modified by Sections 1.02 and 6.07 hereof, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

           (b) Unless otherwise specified herein, all references in this Agreement to sections shall mean sections contained in this Agreement.

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           Section 1.02.  Modification of Standard Terms.dard Terms

For the purposes of Series 19962 only, the Standard Terms are hereby amended as follows:

                               (i) Rights of the Certificate Insurer to Exercise
                     Certain Rights of Certificateholders. Unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to exercise the following rights without any further consent of the Certificateholders:

                               (A) the right to give notice to the Master
                     Servicer and the Trustee pursuant to Section 7.02(a) of the Standard Terms;

                               (B) the right to direct, pursuant to Section 7.02
                     of the Standard Terms, the Trustee to terminate the rights and obligations of the Master Servicer under the Agreement upon the occurrence of an Event of Default by the Master Servicer;

                               (C) the right, pursuant to Section 7.02 of the
                     Standard Terms, to direct the Trustee to appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing company acceptable to each Rating Agency and the Certificate Insurer and having a net worth of not less than $15,000,000 as the successor to the Master Servicer;

                               (D) the right to make a request to the Trustee
                     pursuant to Section 8.02(a) of the Standard Terms;

                               (E) the right to remove the Trustee pursuant to
                     Section 8.07 of the Standard Terms;

                               (F) the right to consent to the amendment of the
                     Agreement pursuant to Section 11.01 of the Standard Terms;

                               (G) the right to request or direct the Trustee to
                     institute any suit, action or proceeding in the name of the Trustee pursuant to Section 11.03 of the Standard Terms;

                               (H) the  right to  institute  an  action,  suit,
                     or proceeding in equity or at law upon or under or with respect to the Agreement; and

                               (I) the right to exercise all Voting Rights of
                     the Class A Certificateholders, and the Class A Certificateholders may not exercise such rights without the prior written consent of the Certificate Insurer; provided, however, that the requisite percentage of the Holders of the Certificates shall have the right to consent to amendments to the Trust Agreement pursuant to Section 11.01 of the Standard Terms.

                               In addition, unless a Certificate Insurer Default
                     exists, the Certificate Insurer's prior written consent will be required prior to, among other things, (i) the removal of any Trustee, Custodian, Master Servicer or Servicer, (ii) the appointment of any successor Trustee, Custodian, Master Servicer or Servicer or (iii) any amendment to the Agreement or the Guide; provided, however,


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                     that the Certificate Insurer shall not unreasonably
                     withhold its consent. Unless a Certificate Insurer Default exists, the rights specifically set forth above may be exercised by the Certificateholders only with the prior written consent of the Certificate Insurer.

                     (ii) Trustee To Act Solely with Consent of the Certificate Insurer. Unless a Certificate Insurer Default exists, the Trustee shall not exercise the right to:

                               (A) terminate the rights and obligations of the
                     Master Servicer as Master Servicer or consent to the resignation of the Master Servicer pursuant to Section 6.04 of the Standard Terms;

                               (B) terminate the rights and obligations of the
                     Servicer pursuant to the Servicing Agreement or consent to the resignation of the Servicer pursuant to the Servicing Agreement;

                               (C) agree to any amendment of the Agreement
                     pursuant to Section 11.01 of the Standard Terms;

                               (D) undertake any litigation pursuant to
                     the Agreement;

                               (E) exercise any of the remedies set forth in
                     Section 7.01 or Section 7.02 of the Standard Terms;

                               (F) resign pursuant to Section 8.07 without
                     giving notice to the Certificate Insurer;

                               (G) appoint co-trustees or separate trustees
                     pursuant to Section 8.10 or one or more Custodians pursuant to Section 8.11 of the Standard Terms; or

                               (H) grant any waiver of rights under, the Sales
                     Agreement, the Servicing Agreement or Custody Agreement in a manner that may reasonably be expected to materially adversely affect the rights and interests of the Certificate Insurer; or

                               (I) agree to any amendment to the Sales
                     Agreement, the Servicing Agreement or the Custody
                     Agreement;

                     without the prior written consent of the Certificate
                     Insurer.

                     (iii) The indemnities in Sections 5.05, 5.06 and 6.01 and the representations and warranties in Sections 2.04 and 2.05 of the Standard Terms shall run to the Certificate Insurer.

                     (iv) Neither Saxon nor the Master Servicer shall incur any expenses reimbursable pursuant to Section 6.03 of the Standard Terms without the consent of the Certificate Insurer.

                     (v) The Master Servicer shall not without the prior written consent of the Certificate Insurer approve the transfer or other assignment of the Servicing Agreement to any other servicer pursuant to Section 3.10 of the Standard Terms.

                     (vi) Trust Estate and Accounts Held for Benefit of the Certificate Insurer and the Certificateholders. The Trustee shall hold the Trust Estate and the Trustee Mortgage Loan Files for the benefit of the Certificateholders and the Certificate Insurer and, unless a Certificate Insurer Default exists, all references in the Agreement and in the Certificates to "on behalf of the Certificateholders", "the benefit of the Certificateholders" (and "for the exclusive use and benefit of all present and future Certificateholders" and "for the benefit of all the Holders of the Certificates") shall be deemed to include the Certificate Insurer.

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           Unless a Certificate Insurer Default exists, the Trustee shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under the Agreement and the Certificates.

                     References in the Agreement to "the interest of the Trust" "an adverse effect on the Certificateholders" or "the interest of the Certificateholders" shall be deemed to include the interest of the Certificate Insurer. The Master Servicer and the Trustee shall promptly notify the Certificate Insurer upon learning of any event which could, with the passage of time or the giving of notice, give rise to the obligation to repurchase or substitute any Mortgage Loan.

                     (vii) Trustee to Cooperate. Unless a Certificate Insurer Default exists, the Trustee shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests hereunder without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

                     (viii) Servicing Requirements. Section 7.01 of the Standard Terms is replaced in its entirety by the following provisions:

                               Upon the occurrence of any event for which a
                     Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Certificate Insurer, with copies to Saxon, the Master Servicer and the Trustee, a certification by an Officer that an event has occurred that may justify termination of such Servicing Agreement, describing the circumstances surrounding such event. The Certificate Insurer or, if a Certificate Insurer Default exists, the Master Servicer may terminate such Servicing Agreement at any time if (i) the Servicer Termination Test is not satisfied or (ii) in the case of Meritech, Dominion Capital, Inc., ceases to own, directly or indirectly through one or more subsidiaries, 51% of the issued and outstanding common stock of Meritech or Saxon Mortgage or (iii) any other event for which a Servicer may be terminated by the Master Servicer pursuant to the Servicing Agreement shall have occurred and, in the reasonable judgment of the Certificate Insurer (unless a Certificate Insurer Default exists, in which case in the reasonable judgment of the Master Servicer), such default is material and not technical in nature. Unless a Certificate Insurer Default exists, the Master Servicer may not terminate a Servicing Agreement without the prior written consent of the Certificate Insurer.

                               If a Servicing Agreement is terminated, the
                     Master Servicer shall enter into a substitute Servicing Agreement with another mortgage loan servicing company acceptable to the Master Servicer, the Certificate Insurer and each Rating Agency under which such mortgage loan servicing company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the terminated Servicer under such terminated Servicing Agreement. Notwithstanding the foregoing, no such substitute Servicing Agreement need contain a covenant by the substitute Servicer to purchase Converted Mortgage Loans. Until such time as the Master Servicer enters into a substitute servicing agreement with respect to the Mortgage Loans, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by the terminated Servicer under the terminated Servicing Agreement. In no event, however, shall the Master Servicer be deemed to have assumed the obligations of a Servicer to purchase any Mortgage Loan from the Trust pursuant to any provision of the related Servicing Agreement or the Guide or to make Advances with respect to any Mortgage Loan, except to the extent specifically provided in Section 3.04 of the Standard Terms. As compensation to the Master Servicer for any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which the terminated Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

                     (ix) Surrender and Cancellation. The Trustee shall surrender the Certificate Insurance Policies to the Certificate Insurer for cancellation upon termination of the Trust pursuant to
           Article V hereof.

                     (x) Reports to the Certificate Insurer. All notices, statements, reports, certificates or opinions required by the Agreement to be sent to any party hereto or to any of the Class A Certificateholders shall also be sent to the Certificate Insurer. The Trust and the Trustee shall make available to the Certificate Insurer their books and records for the purpose of copying and inspection of any information about the Class A Certificates, the Trust Estate or the Certificateholders.

                     (xi) Third-Party Beneficiary. The Certificate Insurer shall be a third-party beneficiary of the Agreement, entitled to enforce the provisions thereof as if a party thereto.

                     (xii) Costs and Expenses. The Certificate Insurer shall not be responsible for any costs or expenses relating to the Trust Estate or the Mortgage Loans except for the payment of amounts pursuant to the Certificate Insurance Policies.

                     (xiii) Opinions of Counsel. While the Certificate Insurance Policies are in effect, each Opinion of Counsel and Special Tax Opinion rendered pursuant to the Agreement also shall be addressed and delivered to, and be acceptable to, the Certificate Insurer and be delivered by counsel acceptable to the Certificate Insurer. Except with the consent of the Certificate Insurer, no Opinion of Counsel or Special Tax Opinion may be delivered by in-house counsel of the entity required to deliver such opinion.

           Section 1.03.  Defined Terms.

           Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in Section 1.01 of the Standard Terms. In addition, the following provisions shall govern the defined terms set forth below for the Trust Agreement. If a term defined in the Standard Terms is also defined herein, the definition herein shall control.

           "Accrual Period": With respect to the Group I Certificates and any Distribution Date, the calendar month immediately preceding such Distribution Date; a "calendar month" shall be deemed to be 30 days. With respect to the Group II Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date. All calculations of interest on the Group I Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months and all calculations of interest on the Group II Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and in a year of 360 days.

           "Adjusted Pass-Through Rate": A rate equal to the sum of (a) (i) the weighted average Pass-Through Rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates in the case of Mortgage Loans in Group I or

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(ii) the Class A-6 Pass-Through Rate in the case of Mortgage Loans in Group II, plus (b) any portion of the Premium Amount (calculated as an annual rate based on the outstanding principal amount of the Class A Certificates) then accrued and outstanding.

           "Available Distribution": The definition of Available Distribution in the Standard Terms is not used in this Trust Agreement.

           "Available Funds": With respect to Group I, the Group I Available Funds and, with respect to Group II, the Group II Available Funds.

           "Available Funds Shortfall": Any of the Group I Available Funds Shortfall or the Group II Available Funds Shortfall.

           "Book-Entry Certificates": The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, except to the extent provided in
Section 5.03 of the Standard Terms.

           "Business Day": Any day other than a Saturday, Sunday, or a day on which the Certificate Insurer and commercial banking institutions in New York City or the city in which the Corporate Trust Office of the Trustee or the Paying Agent is located are authorized or obligated by law or executive order to close.

           "Capitalized Interest Account": The account created and maintained with the Paying Agent by the Trust pursuant to Section 2.03.

           "Capitalized Interest Requirement": With respect to each Distribution Date to and including the Distribution Date immediately following the end of the Funding Period, the excess of (i) the sum of (a) the Current Interest for such Distribution Date and (b) the Premium Amount for such Distribution Date over
(ii) the Interest Funds for the related Master Servicer Remittance Date.

           "Certificate": Any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 or Class R Certificates.

           "Certificate Insurance Policies": The Group I Certificate Insurance Policy and the Group II Certificate Insurance Policy.

           "Certificate Insurer": MBIA Insurance Corporation or any successor thereto, as issuer of the Certificate Insurance Policies.

           "Certificate Insurer Default": The existence and continuance of any of the following:

           (a) the Certificate Insurer fails to make a payment required under the Certificate Insurance Policies in accordance with their terms; or

           (b)(i) the entry by a court having jurisdiction in the premises of
(A) a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (B) a decree or order adjudging the Certificate Insurer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of any substantial part of the Certificate Insurer's property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

           (ii) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent of the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency case or proceeding against the Certificate Insurer, or the consent by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer of any substantial part of its property, or the failure of the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action;

provided, however, the Certificate Insurer's rights shall be immediately reinstated following a cure of any Certificate Insurer Default.

           "Certificate Principal Balance": As to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificate Principal Balance, respectively.

           "Certificate Register": the Certificate Register maintained by the Certificate Registrar.

           "Certificate Registrar": Texas Commerce Bank National Association, a national banking association, and its successors and assigns in such capacity.

           "Class": Each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 or Class R Certificates.

           "Class A Certificate": Any one of the Class A-1, Class A-2, Class A-3, Class A-4 and, Class A-5 or Class A-6 Certificates.

           "Class A Distribution Amount": Any of the Class A-1, Class A-2, Class A-3, Class A-4 and, Class A-5 or Class A-6 Distribution Amounts, respectively.

            "Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates Definitions":


            "Class  A-1  Certificate": Any   Certificate   designated   as  a
"Class  A-1  Certificate"  on the face thereof,  in the form of  Exhibit  A-1
hereto,   representing  the  right  to distributions as set forth herein.


            "Class   A-1   Certificate Principal  Balance":  As of  any  time of
determination,   the  Certificate Principal  Balance  as of the  Closing Date of
the  Class  A-1  Certificates, less any amounts actually  distributed with
respect   to  the   Class   A-1 Principal      Distribution     Amount (except,
for  purposes  of  effecting the Certificate  Insurer's subrogation rights,
that   portion   of  Insured Payments    made   with   respect   to principal).

            "Class   A-1   Certificate Termination  Date":  The  Distribution
Date   on   which    the   Class   A-1 Certificate   Principal   Balance   is
reduced to zero.

            "Class     A-1     Current Interest":   With   respect   to   any
Distribution Date, the aggregate amount of interest accrued on the Class A-1 Certificate Principal Balance immediately prior to such
Distribution  Date  during the related Accrual   Period   at  the  Class  A-1
Pass-Through Rate plus any Class A-1 Current Interest remaining unpaid from previous Distribution Dates.

            "Class A-1 Distribution Amount": As to any Distribution Date, the sum of (x) the Class A-1 Current Interest and (y) the Group I Principal Distribution Amount.

            "Class A-1 Pass-Through Rate": 6.375% per annum plus, in the case of any Distribution Date after the Initial Optional Termination Date, 0.50%.

            "Class A-2 Certificate": Any     Certificate designated as   a
"Class    A-2 Certificate" on the face thereof,  in the  form  of Exhibit   A-2
hereto, representing     the right     to distributions as set forth herein.

            "Class  A-2   Certificate Principal  Balance":  As of any  time of
determination, the Certificate Principal Balance as of the Closing Date of the Class A-2 Certificates, less any amounts actually distributed with respect to the Class A-2 Principal Distribution Amount (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made with respect to principal).

            "Class  A-2   Certificate Termination  Date":  The Distribution Date
on   which   the   Class   A-2 Certificate   Principal   Balance  is reduced to
zero.

            "Class    A-2     Current Interest":   With   respect   to  any
Distribution   Date,   the  aggregate amount  of  interest  accrued  on the
Class   A-2   Certificate   Principal Balance  immediately  prior  to  such
Distribution  Date during the related Accrual   Period  at  the  Class  A-2
Pass-Through  Rate plus any Class A-2 Current  Interest   remaining  unpaid from
previous Distribution Dates.

            "Class A-2 Distribution Amount": As to any Distribution Date, the sum of (x) the Class A-2 Current Interest and (y) after the Class A-1 Certificate Principal Amount has been reduced to zero, the Group I Principal Distribution Amount.

            "Class A-2 Pass-Through Rate": 6.475% per annum plus, in the case of any Distribution Date after the Initial Optional Termination Date, 0.50%.

            "Class                A-3 Certificate":     Any     Certificate
designated    as   a    "Class    A-3 Certificate" on the face thereof,  in the
form  of  Exhibit   A-3  hereto, representing     the     right     to
distributions as set forth herein.

            "Class  A-3   Certificate Principal  Balance":  As of any  time of
determination, the Certificate Principal Balance as of the Closing Date of the Class A-3 Certificates, less any amounts actually distributed with respect to the Class A-3 Principal Distribution Amount (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made with respect to principal).

            "Class  A-3   Certificate Termination  Date":  The Distribution Date
on   which   the   Class   A-3 Certificate   Principal   Balance  is reduced to
zero.

            "Class    A-3     Current Interest":   With   respect   to  any
Distribution   Date,   the  aggregate amount  of  interest  accrued  on the
Class   A-3   Certificate   Principal Balance  immediately  prior  to  such
Distribution  Date during the related Accrual   Period  at  the  Class  A-3
Pass-Through  Rate plus any Class A-3 Current  Interest   remaining  unpaid from
previous Distribution Dates.

            "Class A-3 Distribution Amount": As to any Distribution Date, the sum of (x) the Class A-3 Current Interest and (y) after the Class A-2 Certificate Principal Amount has been reduced to zero, the Group I Principal Distribution Amount.

            "Class A-3 Pass-Through Rate": 6.750% per annum plus, in the case of any Distribution Date after the Initial Optional Termination Date, 0.50%.

            "Class  A-4   Certificate": Any Certificate  designated as a "Class
A-4  Certificate"  on the face thereof, in the  form  of  Exhibit  A-4  hereto,
representing      the      right     to distributions as set forth herein.

            "Class   A-4    Certificate Principal  Balance":  As of any time of
determination, the Certificate Principal Balance as of the Closing Date of the Class A-4 Certificates, less any amounts actually distributed with respect to the Class A-4 Principal Distribution Amount (except, for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made with respect to principal).

            "Class   A-4    Certificate Termination   Date":  The  Distribution
Date   on   which    the    Class   A-4 Certificate    Principal   Balance   is
reduced to zero.

            "Class A-4 Current Interest": With respect to any Distribution Date, the aggregate amount of interest accrued on the Class A-4 Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the Class A-4
Pass-Through Rate plus any Class A-4 Current Interest remaining unpaid from previous Distribution Dates.

            "Class A-4 Distribution Amount": As to any Distribution Date, the sum of (x) the Class A-4 Current Interest and (y) after the Class A-3 Certificate Principal Amount has been reduced to zero, the Group I Principal Distribution Amount.

            "Class A-4 Pass-Through Rate": 7.025% per annum plus, in the case of any Distribution Date after the Initial Optional Termination Date, 0.50%.

            "Class               A-5 Certificate":     Any    Certificate
designated    as   a   "Class    A-5 Certificate"  on the  face  thereof, in the
form of Exhibit  A-5  hereto, representing     the     right    to distributions
as set forth herein.

            "Class A-5 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Closing Date of
the Class A-5  Certificates, less    any     amounts     actually distributed
with  respect  to  the Class  A-5  Principal   Distribution Amount  (except,
for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made with respect to principal).

            "Class  A-5 Certificate Termination        Date":        The
Distribution   Date  on  which the Class  A-5   Certificate   Principal Balance
is reduced to zero.

            "Class    A-5    Current Interest":   With   respect  to  any
Distribution   Date,  the  aggregate amount of  interest  accrued  on the Class
A-5   Certificate   Principal Balance  immediately  prior  to such Distribution
Date    during   the related  Accrual Period at the Class A-5   Pass-Through
Rate  plus  any Class    A-5    Current     Interest remaining   unpaid   from
previous Distribution Dates.

            "Class A-5 Distribution Amount": As to any Distribution Date, the sum of (x) the Class A-5 Current Interest and (y) after the Class A-4 Certificate Principal Amount has been reduced to zero, the Group I Principal Distribution Amount.

            "Class A-5 Pass-Through Rate": 7.185% per annum plus, in the case of any Distribution Date after the Initial Optional Termination Date, 0.50%.

            "Class               A-6 Certificate":     Any    Certificate
designated    as   a   "Class    A-6 Certificate"  on the  face  thereof, in the
form of  Exhibit  A-6  hereto representing     the     right    to distributions
as set forth herein.

            "Class A-6 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Closing Date of
the Class A-6  Certificates, less    any     amounts     actually distributed
with  respect  to  the Class  A-6  Principal   Distribution Amount (except,
for purposes of effecting the Certificate Insurer's subrogation rights, that portion of Insured Payments made with respect to principal).

            "Class  A-6  Certificate Termination        Date":        The
Distribution   Date  on  which   the Class  A-6   Certificate   Principal
Balance is reduced to zero.

            "Class    A-6    Current Interest":   With   respect  to  any
Distribution   Date,  the  aggregate amount of  interest  accrued  on the Class
A-6   Certificate   Principal Balance  immediately  prior  to such Distribution
Date    during   the related  Accrual Period at the Class A-6   Pass-Through
Rate  plus  any Class    A-6    Current     Interest remaining   unpaid   from
previous Distribution Dates. Class A-6 Current Interest shall not include any Class A-6 Certificate Carryover.

            "Class A-6 Distribution Amount": As to any Distribution Date, the sum of (x) the Class A-6 Current Interest and (y) the Group Principal Distribution Amount.

            "Class A-6 Pass-Through Rate": For the initial Distribution Date, 5.615% per annum. As of any Distribution Date thereafter, the least of (x) One Month LIBOR plus, in the case of any Distribution Date prior to the Initial Optional Termination Date, 0.24% per annum, or in the case of any Distribution Date that occurs on or after the Initial Optional Termination Date, plus 0.48% per annum, (y) the weighted average of the Maximum Lifetime Mortgage Interest Rates on the Mortgage Loans Group II less 0.582% per annum and (z) the Class A-6 Available Funds Cap for such Distribution Date.

            "Class A-6 Certificates Carryover": If on any Distribution Date the Class A-6 Pass-Through Rate is based upon the Class A-6 Available Funds Cap, the excess of (i) the amount of interest the Variable Rate Certificates would be entitled to receive on such Distribution Date had the Class A-6 Pass-Through Rate been not calculated based on the Class A-6 Available Funds Cap over (ii) the amount of interest such Certificates received on such Distribution Date based on the Class A-6 Available Funds Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Class A-6 Available Funds Cap).

            "Class A-6 Available Funds Cap": As of any Distribution Date, a per annum rate equal to (I) the quotient of the total scheduled interest on the Mortgage Loans in Group II during the related Due Period divided by the Class A-6 Certificate Principal Balance less (II) 0.582% per annum prior to the thirteenth Distribution Date and 1.082% per annum thereafter.

            "Class A-6 Termination Date: November 25, 2026.





           "Class R Certificate": Any of those Certificates designated as a "Class R Certificate" on the face thereof, in the form of Exhibit R hereto and evidencing an interest designated as the "residual interest" in the Trust for purposes of the REMIC Provisions.

           "Closing Date":  December 5, 1996.

           "Credit Enhancement":  The Certificate Insurance Policies.

           "Current Interest": As of any Distribution Date, the sum of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Current Interest, due on the related Distribution Date.

           "Custodian": Texas Commerce Bank National Association, a national banking association, and its successors and assigns in such capacity..

           "Cut-Off Date": As of the close of business on November 20, 1996 (except that the interest portion of the payments due on December 1, 1996, on the ARM Loans will be retained by Saxon Mortgage).

           "Delinquent": A Mortgage Loan is "Delinquent" if any payment due thereon is not made by the close of business on the last day of the Prepayment Period immediately following the day such payment is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the last day of the Prepayment Period of the month immediately succeeding the month in which such payment was due. Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

           "Distribution Date": The 25th day of each month, or the next Business Day if such 25th day is not a Business Day, commencing December 26, 1996.

           "Excess Subordinated Amount": With respect to Group I, the Group I Excess Subordinated Amount and, with respect to Group II, the Group II Excess Subordinated Amount.

           "Final Scheduled Distribution Date": With respect to each Class of Certificates, the date so designated in the table in Section 4.01 of this Agreement.

           "Funding Period": The period commencing on the Closing Date and ending on the earlier to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings) is less than $100,000, (ii) the date on which an Event of Default occurs and (iii) February 5, 1997.

Group Definitions:



           "Group I": The pool of Mortgage Loans identified in the related Schedules of Mortgage Loans as having been assigned to Group I, including any Group I Subsequent Mortgage Loans and Qualified Substitute Mortgage Loans delivered in replacement thereof.

           "Group I Available Funds": With respect to any Master Servicer Remittance Date, the sum of (i) the Group I Interest Funds (as increased, for the first Distribution Date by $56,103.10, withdrawn from the Interest Fund),

(ii) the Group I Principal Funds and (iii) the Capitalized
Interest Requirement, if any, allocated to Group I.

        "Group I Available Funds Shortfall": With respect to Group I and any Distribution Date, the excess of (i) the Group I Distribution Amount (calculated only with reference to clause (y) of the definition of Group I
Principal Distribution Amount and without any Group I
Subordination Increase Amount) over (ii) the Group I
Available Funds.

        "Group I Certificate": Any of the Class A-1,
Class A-2, Class A-3, Class A-4 and Class A-5 Certificates.

        "Group I Certificate Insurance Policy": The certificate guaranty insurance policy (number 22584) dated
December 5, 1996, issued by the Certificate Insurer to the Trustee for the benefit of the Holders of the Group I
Certificates.

        "Group I Certificate Principal Balance": The sum of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificate Principal Balances.

        "Group I Current Interest": As of any
Distribution Date, the sum of the Class A-1, Class A-2,
Class A-3, Class A-4 and Class A-5 Current Interest due on the related Distribution Date.

        "Group I Deficiency Amount": As defined in the Group I Certificate Insurance Policy.

        "Group I Distribution Amount": With respect to any Distribution Date, the sum of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
Distribution Amounts.

        "Group I Excess Subordinated Amount": With respect to Group I and any Distribution Date, the excess of (x) the Group I Subordinated Amount that would apply to Group I on such Distribution Date after taking into account the payment of the related Group I Distribution Amount on such Distribution Date (except for any distributions of the Group I Subordination Reduction Amounts on such Distribution Date) over (y) the Group I Specified Subordinated Amount for such Distribution Date.

        "Group I Initial Specified Subordinated Amount": 1.60% of the Group I Certificate Principal Balance as of the Closing
Date.

        "Group I Insured Payment": As defined in the Group I Certificate Insurance Policy as "Insured payment".
        "Group I Insured Payment": As defined in the Group I Certificate Insurance Policy.

        "Group I Interest Funds": With respect to Group I and any Master Servicer Remittance Date, the sum, without duplication, of (i) all scheduled interest collected during the related Due Period less the Group I Servicing Fee and the Group I Master Servicing Fee, (ii) all Advances relating to interest with respect to Group I, (iii) all Month End Interest and (iv) Liquidation Proceeds (to the extent such Liquidation Proceeds relate to interest) less all Non-Recoverable Advances relating to interest and expenses pursuant to Section 6.03 of the Standard Terms.

        "Group I Master Servicing Fee": With reference to each Master Servicer Remittance Date, an amount payable (or allocable) to the Master Servicer equal to the product of one-twelfth of the Master Servicing Fee Rate and the aggregate Scheduled Principal Balance of the Mortgage Loans in Group I on the first day of the Due Period preceding such Master Servicer Remittance Date.

        "Group I Master Servicing Fee Rate": 0.032% per annum.

        "Group I Maximum Collateral Amount": $164,235,000.

        "Group I Preference Amount": As defined in the Group I
Certificate Insurance Policy.

        "Group I Original Pre-Funded Amount": $28,452,819.45.

        "Group I Pre-Funded Amount" With respect to any Master
Servicer Reporting Date, the amount remaining on deposit in the Pre-Funding Account with respect to Group I (exclusive of any Group I Pre-

Funding Account Earnings).

        "Group I Premium Amount": With respect to any Distribution Date, the product of (x) one-twelfth of the Premium Percentage (as defined in the Insurance Agreement) and (y) the Group I Certificate Principal
Balance (before taking into account any distributions of principal to be made to the Holders of the Group I Certificates on such Distribution Date).

        "Group I Principal Distribution Amount": With respect to the Group I Certificates and any Distribution Date, the lesser of:

        (x) the Group I Total Available Funds plus any Group I Deficiency Amount paid by the Certificate Insurer minus the Group I Current Interest and Group I Premium Amount for such Distribution Date; and

        (y)  (i) the sum, without duplication, of:

             (a) the principal portion of all Monthly Payments on the Mortgage loans in Group I due during the related Due period, to the extent actually received by the Trustee on or prior to the related Master Servicer Remittance Date or to the extent advanced on or prior to the related Master Servicer Remittance Date, and the principal portion of all full and partial principal prepayments made by the respective Borrowers during the related Prepayment Period;

             (b) the Scheduled Principal Balance of each Mortgage Loan in Group I that was repurchased during the related Prepayment Period to the extent an amount representing such Scheduled Principal Balance is actually received by the Trustee on or before the related Master Servicer Remittance Date;

             (c) any Substitution Shortfall delivered in connection with a substitution of a Mortgage loan in Group I during the related Prepayment Period to the extent an amount representing such Substitution Shortfall is actually received by the Trustee on or before the related Master Servicer Remittance Date;

             (d) all Liquidation Proceeds actually collected by each Servicer with respect to the Mortgage Loans in Group I during the related Prepayment Period to the extent such Liquidation Proceeds relate to principal and were actually received by the Trustee on or before the related Master Servicer Remittance Date;

             (e) the amount of any Group I Subordination Deficit;

             (f) the proceeds received by the Trustee with respect to Group I (to the extent such amount relates to principal) on any termination of the Trust;

             (g) the amount of any Subordination Increase Amount with respect to Group I for such Distribution Date, to the extent of any Total Monthly Excess Cashflow available for such purpose; and

             (i) with respect to the Distribution Date immediately following the end of the Funding Period, the Group I Pre-Funded Amount;

        minus

           (ii) the amount of any Group I Subordination Reduction Amount for such Distribution Date.

        "Group I Principal Funds": With respect to any Master Servicer Remittance Date, the sum, without duplication, of (i) the scheduled principal actually collected by each Servicer with respect to Mortgage Loans in Group I during the related Due period or advanced on or before such Master Servicer Remittance Date, (ii) the prepayments collected by each Servicer in the related Prepayment Period, (iii) the Scheduled Principal Balance of each Mortgage Loan in Group I that was repurchased to the extent such Scheduled Principal Balance was actually deposited in the Master Servicer Custodial Account on the related Master
Servicer Remittance Date, (iv) any Substitution Shortfall delivered by the Seller in connection with a substitution of a Mortgage Loan in Group I to the extent such Substitution Shortfall was actually deposited in the Master Servicer Custodial Account on such Master Servicer Remittance Date, (v) all Liquidation Proceeds actually collected by each Servicer with respect to Mortgage Loans in Group I during the related Prepayment Period (to the extent deposited in the Master Servicer Custodial Account on such Master Servicer Remittance Date) less all Non-Recoverable Advances relating to principal reimbursed during the related Prepayment Period (to the extent deposited in the Master Servicer Custodial Account on such Master Servicer Remittance
Date) less all Non-Recoverable Advances relating to principal reimbursed during the related Due Period and (vi) with respect to the Distribution Date immediately following the last day of the Funding Period, the Group I Pre-Funded Amount.

        "Group I Reimbursement Amount": With respect to any Distribution Date, the sum of (x)(i) all Group I Insured Payments previously received by the Trustee and not previously repaid to the Certificate Insurer plus (ii) interest accrued on each such Group I Insured Payment not previously repaid calculated at the Late Payment Rate from the date the Trustee received the related Group I Insured Payment to, but not including, such Distribution Date and
(y)(i) any amounts then due and owing to the Certificate Insurer relating to Group I under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate. The Insurance Agreement provides tht the Certificate Insurer shall notify the Trustee and Saxon of the amount of any Group I Reimbursement Amount.

        "Group I Servicing Fee": With respect to each
Mortgage Loan in Group I and each Remittance Date, the product of (x) one-twelfth of the Servicing Fee Rate and
(y) aggregate Scheduled Principal Balance of such Mortgage
Loan as of the opening of business on the first day of the Due Period preceding such Remittance Date.

        "Group I Servicing Fee Rate": With respect to each Mortgage Loan in Group I, the fixed per annum rate payable to the applicable Servicer of that Mortgage Loan as set out on
Schedule IA to this Agreement or to the applicable Subsequent
Sales Agreement.

        "Group I Specified Subordinated Amount":

(a) for any Distribution Date occurring during the period commencing on the Closing Date and ending on the later of:

               (i) the date upon which principal equal
         to one-half of the Group I Maximum
         Collateral Amount has been received, and

              (ii) the thirtieth Distribution Date
         following the Closing Date,

the greater of:

              (A)  the Group I Initial Specified
        Subordinated Amount as of the Closing Date, and

              (B)  the product of (x) the Loss Factor
        and (y) the excess of (I) one-half of the aggregate Schedule Principal Balances of all Mortgage Loans in Group I which are 91 or more days Delinquent (including REO Properties) over (II) five times the Group I Total Monthly
        Excess Cashflow as of such Distribution Date; and

(b) for any Distribution Date occurring after the end of the period in clause (a) above, the greatest of:

              (i) the lesser of (A) the Group I Initial
        Specified Subordinated Amount as of the Closing
        Date and (Ba0 two times the Group I Initial
        Specified Subordinated Amount

        stated as a percentage of the Initial Certificate
        Principal Balance of the Group I Certificates times the Group I Certificate Principal Balance as of such
        Distribution Date,

             (ii) the product of (x) the Loss Factor and (y) the excess of (A) one-half of the aggregate Scheduled Principal Balances of all Mortgage Loans in Group I which are 91 or more days Delinquent (including REO Properties) over (B) five times the Group I Monthly Excess Cashflow as of such Distribution Date and

           (iii) an amount equal to 0.50% of the Group I
        Maximum Collateral Amount;

provided, however, notwithstanding the above, if any Insured Payment is made by the Certificate Insurer, the amount described in this clause (b) shall remain equal to the Group I Initial Specified Subordinated Amount as of the Closing Date; and provided, further, that notwithstanding the above in either clause (a) or clause (b), as of any Distribution Date on which Realized Losses equal to or exceeding 10.00% of the Maximum Collateral Amount have been paid from Total Monthly Excess Cashflow, the Group I Specified Subordinated Amount shall be zero.

        "Group I Subordinated Amount: As of any Distribution
Date, the excess of (x) the sum of (i) the aggregate Scheduled Principal Balances (minus the principal portion of all Monthly Payments due but not paid by the Borrowers as of the last day of the related Prepayment Period) of the Mortgage Loans in Group I as of the close of business on the last day of the related Due Period and (ii) the Group I Pre-Funded Amount less any Pre-Funding Account Earnings with respect thereto over (y) the Group I Certificate Principal Balance as of such Distribution Date (after taking into account the payment of the Group I Principal Distribution Amount (except for any portion thereof related to an Insured Payment) on such Distribution Date).

        "Group I Subsequent Mortgage Loans": The Mortgage Loans in Group I sold to the Trust pursuant to Section 2.02 hereof, which shall be listed on the Schedule Mortgage Loans attached to the related Subsequent Sales Agreement.

        "Group I Subordination Deficit": With respect to Group I and any Distribution Date, the excess of (x) the Group I Certificate Principal Balance, after taking into account the payment of the Group I Principal Distribution Amount on such Distribution Date (except any payments as to principal from the proceeds of the Group I Certificate Insurance Policy to be made on such Distribution Date) over (y) the sum of (i) the aggregate Scheduled Principal Balances of the Mortgage Loans in Group I as of the close of business on the last day of the related Due period and (ii) the Group I Pre-Funded Amount less any Pre-Funding Account Earnings with respect thereto.

        "Group I Subordination Deficiency Amount": With respect to Group I and any Distribution Date, the excess of (i) the Group I Specified Subordinated Amount applicable to such Distribution Date over (ii) the Group I Subordinated Amount applicable to such Distribution Date prior to taking into account the payment of any Group I Subordination Increase Amount on such Distribution Date.

        "Group I Subordination Increase Amount": With respect to Group I and any Distribution Date, the lesser of (i) the Group I Subordination Deficiency Amount (after taking into account the payment of the Group I Principal Distribution Amount on such Distribution Date (except for any Group I Subordination Increase Amount) and (ii) the aggregate amount of Total Monthly Excess Cashflow to be allocated to Group I pursuant to Sections 3.02(c)(v) and (d)(vi) on such Distribution Date.

        "Group I Subordination Reduction Amount": With respect to Group I and any Distribution Date, the lesser of (x) the Group
I Excess Subordinated Amount for such Distribution Date and (y) the Group I Principal Distribution Amount for such Distribution Date.

        "Group I Total Available Funds": With respect to Group I and any Distribution Date, the sum of (i) Group I Available Funds and (ii) any amount of Group II Total Monthly Excess Cashflow to be applied to the Group I Certificates on such Distribution Date.

        "Group I Total Available Funds Shortfall": With respect to Group I and any Distribution Date, the excess of (i) the sum of
(a) Group I Current Interest and (b) the Group I Subordination
Deficit over (ii) Group I Total Available Funds.

        "Group I Total Monthly Excess Cashflow": With respect to
Group I and any Distribution Date, the sum of (a) Group I
Total Monthly Excess Spread and (b) any Group I Subordination
Reduction Amount.

        "Group I Total Monthly Excess Spread" With respect to
Group I and any Distribution Date, the excess of (i) the Group I
Interest Funds over (ii) the sum of (x) the Group I Current Interest and (y) the Group I Premium Amount.



"Group II": The pool of Mortgage Loans identified in the related Schedules of Mortgage Loans as having been assigned to Group II, including any Group II Subsequent Mortgage Loans and any Qualified Substitute Mortgage Loans delivered in replacement thereof.

         "Group II Available Funds": With respect to any Master Servicer Remittance Date, the sum of (i) the Group II Interest Funds (as increased, for the first Distribution Date by 972,196.34, withdrawn from the Interest Fund),
(ii) the Group II Principal Funds and (iii) the Capitalized Interest Requirement, if any, allocated to Group II.

         "Group II Available Funds Shortfall": With respect to Group II and any Distribution Date, the excess of (i) the Group II Distribution Amount (calculated only with reference to clause (y) of the definition of Group II Principal Distribution Amount and without any Group II Subordination Increase Amount) over (ii) the Group II Available Funds.


         "Group II Certificate":  Any of the Class A-6 Certificates.



         "Group II Certificate Insurance Policy": The certificate guaranty insurance policy (number 22584) dated December 5, 1996, issued by the Certificate Insurer to the Trustee for the benefit of the Holders of the Group II Certificates.

          "Group II Certificate Principal Balance": The Class A-6 Certificate Certificate Principal Balance.



         "Group II Current Interest": As of any Distribution Date, Class A-6 Current Interest due on the related Distribution Date.


         "Group  II  Deficiency   Amount":   As  defined  in  the  Group  II
Certificate Insurance Policy.


         "Group II Distribution Amount": With respect to any Distribution Date. the Class A-6 Distribution Amount.



         "Group II Excess Subordinated Amount": With respect to Group II any Distribution Date, the excess of (x) the Group II Subordinated Amount that would apply to Group II on such Distribution Date after taking into account the payment of the related Group II Distribution Amount on such Distribution Date (except for any distributions of the Group II Subordination Reduction Amounts on such Distribution Date) over (y) the Group II Specified Subordinated Amount for such Distribution Date.

         "Group II Initial Specified Subordinated Amount": 2.10% of the Group II Certificate Principal Balance as of the Closing Date.

         "Group II Insured Payment": Defined in the Group II Certificate Insurance Policy as "Insured Payment".



         "Group II I
As definednsured Payment": As defined in the Group II C Policy.ertificate Insurance Policy.


         "Group II Interest Funds": With respect to Group II and any Master Servicer Remittance Date, the sum, without duplication, of (i) all scheduled interest collected during the related Due Period less the Group II Servicing Fee and the Group II Master Servicing Fee, (ii) all Advances relating to interest with respect to Group II, (iii) all Month End Interest and (iv) Liquidation Proceeds (to the extent such Liquidation Proceeds relate to interest) less all Non-Recoverable Advances relating to interest and expenses pursuant to Section 6.03 of the Standard Terms.

         "Group II Master Servicing Fee": With reference to each Master Servicer Remittance Date, an amount payable (or allocable) to the Master Servicer Remittance Date, an amount payable (or allocable) to the Master Servicer equal to the product of one-twelfth of the Master Servicing Fee Rate and the aggregate Scheduled Principal Balance of the Mortgage Loans in Group II on the first day of the Due Period preceding such Master Servicer Remittance Date.

         "Group II Master Servicing Fee Rate":  0.032% per annum.

         "Group II Maximum Collateral Amount": $285,765,000.

         "Group  II  Preference   Amount":   As  defined  in  the  Group  II
Certificate Insurance Policy.

         "Group II Original Pre-Funded Amount":  $5,305,298.


         "Group II Pre-Funded Amount" With respect to any Master Servicer Reporting Date, the amount remaining on deposit in the Pre-Funding Account with respect to Group II (exclusive of any Group II Pre-

Funding Account Earnings).


         "Group II Premium Amount": With respect to any Distribution Date, the product of (x) one-twelfth of the Premium Percentage (as defined in the Insurance Agreement) and (y) the Group II Certificate Principal Balance (before taking into account any distributions of principal to be made to the Holders of the Group II Certificates on such Distribution Date).

         "Group II Principal Distribution Amount": With respect to the Group II Certificates and any Distribution Date, the lesser of:

         (x) the Group II Total Available Funds plus any Group II Deficiency Amount paid by the Certificate Insurer minus the Group II Current Interest and Group II Premium Amount for such Distribution Date; and

         (y)       (i)  the sum, without duplication, of:

                     (a) the principal portion of all Monthly Payments on the Mortgage Loans in Group II due during the related Due Period, to the extent actually received by the Trustee on or prior to the related Master Servicer Remittance Date or to the extent advanced on or prior to the related Master Servicer Remittance Date, and the principal portion of all full and partial principal prepayments made by the respective Borrowers during the related Prepayment Period;

                     (b)       the   Scheduled   Principal   Balance  of  each
Mortgage Loan in Group II that was repurchased during the related Prepayment Period to the extent an amount representing such Scheduled Principal Balance is actually received by the Trustee on or before the related Master Servicer Remittance Date;

                     (c)       any   Substitution   Shortfall   delivered   in
connection with a substitution of a Mortgage Loan in Group II during the related Prepayment Period to the extent an amount representing such Substitution Shortfall is actually received by the Trustee on or before the related Master Servicer Remittance Date;

                     (d) all Liquidation Proceeds actually collected by each Servicer with respect to the Mortgage Loans in Group II during the related Prepayment Period to the extent such Liquidation Proceeds relate to principal and were actually received by the Trustee on or before the related Master Servicer Remittance Date;

                     (e)       the  amount  of  any  Group  II   Subordination
Deficit;

                     (f) the proceeds received by the Trustee with respect to Group II (to the extent such amount relates to principal) on any termination of the Trust;

                     (g)       the  amount  of  any   Subordination   Increase
Amount with respect to Group II for such Distribution Date, to the extent of any Total Monthly Excess Cashflow available for such purpose; and


                     (i)       with   respect   to   the   Distribution   Date
immediately following the end of the Funding Period, the Group II Pre-Funded Amount;


           minus

                     (ii)      the  amount  of  any  Group  II   Subordination
Reduction Amount for such Distribution Date.

         "Group II Principal Funds": With respect to any Master Servicer Remittance Date, the sum, without duplication, of (i) the scheduled principal actually collected by each Servicer with respect to Mortgage Loans in Group
II during the related Due Period or advanced on or before such Master Servicer Remittance Date, (ii) the prepayments collected by each Servicer in the related Prepayment Period, (iii) the Scheduled Principal Balance of each Mortgage Loan in Group II that was repurchased to the extent such Scheduled Principal Balance was actually deposited in the Master Servicer Custodial Account on the related Master Servicer Remittance Date, (iv) any Substitution Shortfall delivered by the Seller in connection with a substitution of a Mortgage Loan in Group II to the extent such Substitution Shortfall was actually deposited in the Master Servicer Custodial Account on such Master Servicer Remittance Date, (v) all Liquidation Proceeds actually collected by each Servicer with respect to Mortgage Loans in Group II during the related Prepayment Period (to the extent deposited in the Master Servicer Custodial Account on such Master Servicer Remittance Date) less all Non-Recoverable Advances relating to principal reimbursed during the related Due Period and
(vi) with respect to the Distribution Date immediately following the last day of the Funding Period, the Group II Pre-Funded Amount.

         "Group II Reimbursement Amount": With respect to any Distribution Date, the sum of (x)(i) all Group II Insured Payments previously received by the Trustee and not previously repaid to the Certificate Insurer plus (ii) interest accrued on each such Group II Insured Payment not previously repaid calculated at the Late Payment Rate from the date the Trustee received the related Group II Insured Payment to, but not including, such Distribution Date and (y)(i) any amounts then due and owing to the Certificate Insurer relating to Group II under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate. The Insurance Agreement provides that the Certificate Insurer shall notify the Trustee and Saxon of the amount of any Group II Reimbursement Amount.

         "Group II Servicing Fee": With respect to each Mortgage Loan in Group II and each Remittance Date, the product of (x) one-twelfth of the Servicing Fee Rate and (y) aggregate Scheduled Principal Balance of such Mortgage Loan as of the opening of business on the first day of the Due Period preceding such Remittance Date.



         "Group II Servicing Fee Rate": With respect to each Mortgage Loan in Group II, the fixed per annum rate payable to the applicable Servicer of that Mortgage Loan as set out on Schedule IB to this Agreement or to the applicable Subsequent Sales Agreement.

         "Group II Specified Subordinated Amount":

(a) for any Distribution Date occurring during the period commencing on the Closing Date and ending on the later of:

                      (i)      the  date  upon   which   principal   equal  to
           one-half of the Group II Maximum Collateral Amount has been received, and

                      (ii) the thirtieth Distribution Date following the Closing Date,

the greater of:

                      (A) the Group II Initial Specified Subordinated Amount as of the Closing Date, and

                      (B) the product of (x) the Loss Factor
                      and (y) the excess of (I) one-half of aggregate Scheduled Principal Balances of all Mortgage Loans in Group II which are 91 or more days Delinquent (including REO Properties) over (II) three times the Group II Total Monthly Excess Cashflow as of such Distribution Date; and

(b) for any Distribution Date occurring after the end of the period in clause (a) above, the greatest of:

                      (i) the lesser of (A) the Group I Initial (i) the lesser of (A) the Group II Initial Specified Subordinated Amount as of the Closing Date and (B) two times the Group II Initial Specified Subordinated Amount stated as a percentage of the Initial Certificate Principal Balance of the Group II Certificates times the Group II Certificate Principal Balance as of such Distribution Date,


                      (ii) the product of (x) the Loss Factor and (y) the excess of (A) one-half of the aggregate Scheduled Principal Balances of all Mortgage Loans in Group II which are 91 or more days Delinquent (including REO Properties) over (B) three times Group II Monthly Excess Cashflow as of such Distribution Date and

                      (iii) an amount equal to 0.50% of the Group II Maximum Collateral Amount;



provided, however, notwithstanding the above, if any Insured Payment is made by the Certificate Insurer, the amount described in this clause (b) shall remain equal to the Group II Initial Specified Subordinated Amount as of the Closing Date; and provided, further, that notwithstanding the above in either clause (a) or clause (b), as of any Distribution Date on which Realized
Losses equal to or exceeding 10.00% of the Maximum Collateral Amount have been paid from Total Monthly Excess Cashflow, the Group II Specified Subordinated Amount shall be zero.

         "Group II Subordinated Amount": As of any Distribution Date, the excess of (x) the sum of (i) the aggregate Scheduled Principal Balances (minus the principal portion of all Monthly Payments due but not paid by the Borrowers as of the last day of the related Prepayment Period) of the Mortgage Loans in Group II as of the close of business on the last day of the related Due Period and
(ii)  the  Group  II  Pre-Funded  Amount  less  any Pre-Funding  Account
Earnings with respect thereto over (y) the Group II Certificate Principal Balance as of such Distribution Date (after taking into account the payment of the Group II Principal Distribution Amount (except for any portion thereof related to an Insured Payment) on such Distribution Date).


         "Group II Subsequent Mortgage Loans": The Mortgage Loans sold in Group II to the Trust pursuant to Section 2.02 hereof, which shall be listed the Schedule Mortgage Loans attached to the related Subsequent Sales Agreement.

         "Group II Subordination Deficit" With respect to Group II and any Distribution Date, the excess of (x) the Group II Certificate Principal Balance, after taking into account the payment of the Group II Principal
Distribution Amount on such Distribution Date (except any payments as to principal from the proceeds of the Group II Certificate Insurance Policy to be made on such Distribution Date) over (y) the sum of (i) the aggregate Scheduled Principal Balances of the Mortgage Loans in Group II as of the close of business on the last day of the related Due Period and (ii) the Group II Pre-Funded Amount less any Pre-Funding Account Earnings with respect thereto.


         "Group II Subordination Deficiency Amount": With respect to Group Group II and any Distribution Date, the excess of (i) the Group II Specified Subordinated Amount applicable to such Distribution Date over (ii) the Group II Subordinated Amount applicable to such Distribution Date prior to taking into account the payment of any Group II Subordination Increase Amount on such Distribution Date.


         "Group II Subordination Increase Amount": With respect to Group II and any Distribution Date, the lesser of (i) the Group II Subordination Deficiency Amount (after taking into account the payment of the Group II Principal Distribution Amount on such Distribution Date (except for any Group II Subordination Increase Amount)) and (ii) the aggregate amount of Total Monthly Excess Cashflow to be allocated to Group II pursuant to Sections 3.02(c)(v) and
(d)(vi) on such Distribution Date.

           "Group II Subordination Reduction Amount": With respect to Group II and any Distribution Date, the lesser of (x) the Group II Excess Subordinated Amount for such Distribution Date and (y) the Group II Principal Distribution Amount for such Distribution Date.


         "Group II Total Available Funds": With respect to Group II and any Distribution Date, the sum of (i) Group II Available Funds and (ii) any of Group II Available Funds and (ii any amount of Group II Total Monthly Excess Cashflow to be applied to the Group II Certificates on such Distribution Date.


         "Group II Total Available Funds Shortfall": With respect to Group II and any Distribution Date, the excess of (i) the sum of (a) Group II Current Interest and (b) the Group II Subordination Deficit over (ii) Group II Total Available Funds.



         "Group II Total Monthly Excess Cashflow": With respect to Group II and any Distribution Date, the sum of (a) Group II Total Monthly Excess Spread and
(b) the Group II Subordination Deficit over (ii) Group II Total Available Funds.



         "Group II Total Monthly Excess Spread": With respect to Group II and any Distribution Date, the excess of (i) the Group II Interest Funds over (ii) the sum of (x) the Group II Current Interest and (y) the Group II Amount. Premium Amount.


        "Initial Capitalized Interest Amount": $542,914.34.

        "Initial Mortgage Loans": The mortgage loans listed on Schedule I to this Agreement.

        "Initial Optional Termination Date": The Distribution Date immediately following the Due Period on which the aggregate Scheduled Principal Balances of the Mortgage Loans has declined to 10% or less of the Maximum Collateral Amount.

        "Insurance Agreement": The Insurance Agreement dated as of November 1, 1996, among Saxon, Saxon Mortgage, Meritech, Dominion Mortgage Services, Inc., the Master Servicer, the Trustee and the Certificate Insurer, as it may be amended from time to time.

        "Insured Payment": A Group Insured Payment or a Group II Insured
Payment.

        "Interest Determination Date": With respect to any Accrual Period for the Group II Certificates, the second London Business Day preceding such Accrual Period.

        "Late Payment Rate": The meaning set forth in the Insurance Agreement.

        Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6

           "London Business Day": A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

           "Loss Factor": With respect to any Distribution Date, the Loss Factor shall be equal to one unless the aggregate amount of Realized Losses with respect to the Mortgage Loans since the Cut-Off Date as a percentage of the Maximum Collateral Amount exceeds, for the Remittance Date with respect to the applicable Distribution Date, as specified below, the percentages set out below, in which case the Loss Factor shall be equal to two:

                                                       Cumulative Loss
      Period                                              Percentage
      ------                                              ----------
December 25, 1996, to November  25, 1998                     0.75%
December 25, 1998, to November  25, 1999                     1.30%
December 25, 1999, to November 25, 2000                      1.85%
December 25, 2000, and thereafter                            2.40%

            "Master Servicer": Texas Commerce Bank National Association, a national banking association, and its successors, in its capacity as administrative agent of the Trust.

            "Master Servicer Remittance Date": The Business Day preceding each Distribution Date.

            "Master Servicer Reporting Date": The opening of business on the third Business Day preceding each Distribution Date.

            "Master Servicing Fee": As applicable, the Group I Master Servicing Fee or the Group II Master Servicing Fee.

            "Maximum Collateral Amount": The sum of the Group I Maximum Collateral Amount and the Group II Maximum Collateral Amount.

            "Meritech":  Meritech Mortgage Services, Inc., a Texas corporation.

            "Moody's": Moody's Investors Service, Inc., and its successors (99 Church Street, New York, New York 10007).

            "Mortgage Loan Group":  Either Group I or Group II.

            "Mortgage Loans": The Initial Mortgage Loans, the Subsequent Mortgage Loans and any Qualified Substitute Mortgage Loans.

            "Notice Address": For purposes of Section 11.05 of the Standard Terms, the addresses of Saxon, the Master Servicer and the Trustee are as follows:

            (i)     If to Saxon:

                    Saxon Mortgage, Inc.
                    4880 Cox Road
                    Glen Allen, Virginia  23060

            (ii)    If to the Master Servicer:

                    Texas Commerce Bank National Association
                    Corporate Trust Department
                    601 Travis Routing Code 8TCT39
                    Houston, Texas  77002

            (iii)   If to the Trustee:

                    Citibank, N.A.
                    120 Wall Street, 13th Floor
                    New York, New York  10043

            (iv)    If to the Certificate Insurer:

                    MBIA Insurance Corporation
                    113 King Street,
                    Armonk, New York 10504
                    Attention:  Insured Portfolio Management - SF (Saxon 19962)
                    Tel:  (914) 273-4545; Fax:  (914) 765-3810

            "One Month LIBOR": As of any Interest Determination Date, the rate for deposits in United States dollars for one-month U.S. dollar deposits which appears in the Telerate Page 3750, as of 11:00 a.m., (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Paying Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic-mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic-mean of the rates quoted by major banks in New York City, selected by the Paying Agent, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Paying Agent shall review Telerate Page 3750 at the required time, make the required requests to the principal offices of the Reference Banks and selections of major banks in New York City and shall determine the rate which constitutes One Month LIBOR for each Interest Determination Date. The Trustee shall be entitled for a determination of One Month LIBOR to rely on the Paying Agent.

            "Overfunded Interest Amount": With respect to each Subsequent Sales Date, the excess of (i) interest accruing from the related Subsequent Cut-Off Date to the Distribution Date immediately following the last date on which the Funding Period may then end on the aggregate Scheduled Principal Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Transfer Date, calculated at a rate equal to the Net Rate on such Subsequent Mortgage Loans over (ii) interest accruing from such Subsequent Cut-Off Date to such Distribution Date on the aggregate Scheduled Principal Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Sales Date, calculated at the rate at which moneys in the Pre-Funding Account are invested as of such Subsequent Sales Date.

            "Paying Agent": Texas Commerce Bank National Association, a national banking association, and its successors and assigns in such capacity.

            "Preference Amount": Either of the Group I Preference Amount or the Group II Preference Amount.

            "Pre-Funded Amount": As of any Distribution Date, the sum of the Group I Pre-Funded Amount and the Group II Pre-Funded Amount.

            "Pre-Funding Account": The account created and maintained with the Paying Agent by the Trust pursuant to Section 2.03.

            "Pre-Funding Account Earnings": With respect to each Distribution Date to and including the Distribution Date immediately following the end of the Funding Period, the actual investment earnings during the related Prepayment Period on the Pre-Funded Amount as calculated by the Master Servicer (based on information supplied by the Paying Agent) pursuant to Section 2.03(c) hereof.

            "Premium Amount": As to any Distribution Date, the Group I Premium Amount and the Group II Premium Amount.

            "Private Certificate":  The Class R Certificates.

            "Private Subordinated Certificate":  The Class R Certificates.

            "Rating Agency": Each of Moody's and S&P (or, if any such agency or a successor is no longer in existence, such other nationally recognized statistical rating agency, or other comparable Person, designated by Saxon, with the consent of the Certificate Insurer, notice of which designation shall be given to the Trustee and the Master Servicer).

            "Reference Banks" means leading banks selected by the Paying Agent and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

            "Regular Certificates": Any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates which represent the "Regular Interests" in the REMIC for purposes of the REMIC Provisions.

            "Reimbursement Amount": A Group I Reimbursement Amount or a Group II Reimbursement Amount.

            "Remittance Date": The 21st day of each month or the preceding day if such 21st day is not a Business Day.

            "Residual Certificates": The Class R Certificates, which represent the "residual Interest" in the REMIC for purposes of the REMIC Provisions.

            "S&P": Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., and its successors (26 Broadway, New York, New York 10004).

            "Sales Agreement": The Sales Agreement dated November 27, 1996, by and between Saxon and Saxon Mortgage regarding the sale of the Mortgage Loans.

            "Servicing  Agreement":  The  Servicing  Agreements  listed on
Schedule II hereto which shall be deemed to be a "Servicing Agreement" for purposes of the Standard Terms.

            "Securities Act":  The Securities Act of 1933, as amended.

            "Servicer": Meritech or Long Beach Mortgage Company and their permitted successors and assigns.

            "Servicer Termination Test": The Servicer Termination Test for a Servicer is satisfied for any date of determination thereof, if:

            (i) the 60+ Delinquency Percentage (Rolling Three Month) is less than 6%; the 60+ Delinquency Percentage (Rolling Three Month) is the average of three fractions, each expressed as a percentage, determined for each of the three immediately preceding Remittance Dates the numerators of which are the aggregate Scheduled Principal Balance of 60-Day Delinquent Mortgage Loans (including any Mortgage Loans which have gone into foreclosure or have been discharged by reason of bankruptcy) serviced by that Servicer as of the last day of the first, second and third preceding Prepayment Periods, respectively, and the denominators of which are the aggregate Scheduled Principal Balance of all such Mortgage Loans as of the last day of the third preceding Prepayment Period;

            (ii) the Annual Loss Percentage (Rolling Twelve Month Average) is not greater than 1%; the Annual Loss Percentage (Rolling Twelve Month) is a fraction, expressed as a percentage, the numerator of which is the aggregate of the Realized Losses that occurred with respect to the Mortgage Loans serviced by that Servicer during the twelve immediately preceding Prepayment Periods and the denominator of which is the Scheduled Principal Balances of the Mortgage Loans serviced by that Servicer on the last day of the twelfth preceding Prepayment Period; and

            (iii) the Cumulative Loss Percentage does not exceed the percentage set out below for the applicable period:

                                                      Cumulative Loss
                         Period                          Percentage
                         ------                       ---------------
            January 2, 1996 -December 1, 1997                 1.30%
            January 2, 1997 -December 1, 1998                 1.65%
            January 2, 1998 -December 1, 1999                 2.05%
            January 2, 1999 -December 1, 2000                 2.50%
            January 2, 2001 and thereafter                    3.00%

The "Cumulative Loss Percentage" is defined as the aggregate amount of Realized Losses since the Cut-Off Date as a percentage of the Maximum Collateral Amount.

            "State":  New York

            "Subsequent Cut-Off Date": The time and date specified in a Subsequent Sales Agreement with respect to those Subsequent Mortgage Loans which are transferred and assigned to the Trust pursuant to the related Subsequent Sales Agreement.

            "Subsequent Mortgage Loans": The Group I Subsequent Mortgage Loans and the Group II Subsequent Mortgage Loans.

            "Subsequent Sales Agreement": Each Subsequent Sales Agreement dated as of a Subsequent Sales Date executed by the Master Servicer, the Seller and Saxon Mortgage substantially in the form of Schedule IV hereto, by which Subsequent Mortgage Loans are sold and assigned to the Trust.

            "Subsequent Sales Date": The date specified in each Subsequent Sales Agreement which shall be a date no later than the end of the Prepayment Period proceeding the first Distribution Date after the end of the Funding Period.

            "Tax Matters Person": Texas Commerce Bank National Association, a national banking association, and its successors and assigns in such capacity.

            "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

            "Total Available Funds Shortfall": As applicable, the Group I Total Available Funds Shortfall and the Group II Total Available Funds Shortfall.

            "Total Monthly Excess Cash Flow": With respect to any Distribution Date, the sum of Group I Total Monthly Excess Cashflow and Group II Total Monthly Excess Cashflow.

            "Total Monthly Excess Spread": With respect to any Distribution Date, the sum of the Group I Total Monthly Excess Spread and the Group II Total Monthly Excess Spread.

            "Trust Estate":  As defined in Section 2.01.

            "Trustee": Citibank, N.A., a national banking association, its successor in interest or any successor trustee appointed in accordance with the Trust Agreement.

            "Trustee Fee": The fee payable monthly to the Trustee by the Master Servicer.

            "Underwriters": Prudential Securities Incorporated, Lehman Brothers Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated and PaineWebber Incorporated.

            "Underwriting Agreement": The Underwriting Agreement dated November 27, 1996, among the Underwriters, Saxon, Saxon Mortgage and Dominion Mortgage Services, Inc.


                                   ARTICLE II
   FORMATION OF TRUST; CONVEYANCE OF MORTGAGE LOANS; PRE-FUNDING ACCOUNT AND
                          CAPITALIZED INTEREST ACCOUNT


            Section 2.01.  Conveyance of Mortgage Loansrtgage Loans

            (a) To provide for the distribution of the principal of and interest on the Certificates in accordance with their terms, the distribution of all other sums distributable under the Trust Agreement with respect to the Certificates and the performance of the covenants contained in the Trust Agreement, Saxon hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Certificateholders and the Certificate Insurer as their interests may appear, all Saxon's right, title and interest in and to any and all benefits accruing to Saxon from: (i) the Initial Mortgage Loans, which Saxon is causing to be delivered to the Trustee (or the Custodian) herewith (and all Qualified Substitute Mortgage Loans substituted therefor as provided by Section 2.03 of the Standard Terms and pursuant to the terms of the Sales Agreement), together in each case with the related Trustee Mortgage Loan Files and Saxon's interest in any Collateral that secured an Initial Mortgage Loan but that is acquired by foreclosure or deed-in-lieu of foreclosure after the Closing Date, and all Monthly Payments due after the Cut-Off Date (except the interest portion of the payments due on December 1, 1996 on the ARM Loans) and all curtailments or other principal prepayments received with respect to the Initial Mortgage Loans paid by the Borrower after the Cut-Off Date (except for any prepayments received after the Cut-Off Date but reflected in the aggregate Scheduled Principal Balance of the Initial Mortgage Loans as of the Cut-Off Date) and proceeds of the conversion, voluntary or involuntary, of the foregoing; and the Subsequent

Mortgage Loans, which Saxon causes to be delivered to the Trustee (or the Custodian) pursuant to a Subsequent Sales Agreement (and Qualified Substitute Mortgage Loans substituted therefor as provided by Section 2.03 of the Standard Terms and pursuant to the terms of a Subsequent Sales Agreement), together with the related Trustee Mortgage Loan files and Saxon's interest in any Collateral that secured a Subsequent Mortgage Loan but that is acquired by foreclosure or deed-in-lieu of foreclosure after the applicable Subsequent Sales Date, and all Monthly Payments due after the Subsequent Cut-Off Date and all curtailments or other principal prepayments received with respect to the Subsequent Mortgage Loans paid by the Borrower after the applicable Subsequent Cut-Off Date (except for any prepayments received after the applicable Subsequent Cut-Off Date but reflected in the aggregate Scheduled Principal Balance of the Subsequent Mortgage Loans as of the applicable Subsequent Cut-Off Date) and proceeds of the conversion, voluntary or involuntary, of the foregoing; (ii) each Servicing Agreement; (iii) the Sales Agreement, except that Saxon does not assign to the Trustee any of its rights under Sections 9 and 12 of the Sales Agreement and any Subsequent Sales Agreement; (iv) the Asset Proceeds Account, the Capitalized Interest Account and the Pre-Funding Account, whether in the form of cash, instruments, securities or other properties; and (v) all proceeds of any of the foregoing (including, but not limited to, all proceeds of any mortgage insurance, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the Certificates and the Certificate Insurer as specified herein (items
(i) through (v) above, collectively, the "Trust Estate").

            Saxon hereby assigns to the Master Servicer all right, title and interest of Saxon in and to (i) the Interest Fund and all amounts as are deposited and maintained therein from time to time pursuant to the Trust Agreement and (ii) all proceeds of the foregoing of every kind and nature whatsoever, including, but not limited to, proceeds of proceeds and the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquidated property. The Master Servicer hereby pledges to the Trust and grants to the Trustee, on behalf of the Certificateholders and the Certificate Insurer, a first priority security interest in and to (i) the Interest Fund and all amounts as are deposited and maintained therein from time to time pursuant to the Trust Agreement, excluding, however, any earnings thereon, which are payable to Meritech, and (ii) all proceeds of the foregoing of every kind and nature whatsoever, including, but not limited to, proceeds of proceeds and the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquidated property in trust, subject to the limitation set forth above with respect to earnings, to have and to hold in trust to secure the Certificates. The Trustee acknowledges this grant and agrees to hold the pledged property in accordance with the terms hereof.

            The Trustee acknowledges the sales, assignments and pledges created by the foregoing paragraphs, accepts the trust hereunder in accordance with the provisions hereof and agrees to perform the duties set forth herein or required by the Standard Terms to the end that the interests of the Certificateholders and the Certificate Insurer may be adequately and effectively protected in accordance with the terms and conditions of this Agreement.

            (b) The Trustee acknowledges receipt of the Certificate Insurance Policies and agrees that it will hold the Certificate Insurance Policies in trust and that it will hold any proceeds of any claim made upon such Certificate Insurance Policies solely for the use and benefit of the Holders of the Class A Certificates in accordance with the terms of the Trust Agreement and of such Policies.

            Section 2.02.  Purchase of Subsequent Mortgage Loans.tgage Loans

            (a) Subject to the satisfaction of the conditions set forth in paragraph (b) below (based on the Master Servicer's review of such conditions) in consideration of the delivery on a Subsequent Sales Date to or upon the order of the Seller of all or a portion of Group I Pre-Funded Amount or the Group II Pre-Funded Amount, as the case may be, the Seller shall on such Subsequent Sales Date sell, transfer, assign, set over and otherwise convey without recourse, to the Trust, and the Trustee shall purchase on behalf of the Trust, all the

Seller's right, title and interest in and to the Subsequent Mortgage Loans, together with the related Trustee Mortgage Loan Files, covered by the Subsequent Sales Agreement delivered on such date.

            (b) The obligation of the Trust to acquire Subsequent Mortgage Loans is subject to the satisfaction of each of the following conditions on or prior to the related Subsequent Sales Date:

                        (i) the Seller shall have delivered to the Trustee with
            a copy to the Master Servicer a duly executed written Subsequent Sales Agreement in substantially the form of Schedule VI hereto, which shall include a Schedule of Subsequent Mortgage Loans, listing separately the Group I Subsequent Mortgage Loans and Group II Subsequent Loans and specifying the amount to be withdrawn from the Group I Pre-Funded Amount and the amount to be withdrawn from the Group II Pre-Funded Amount and shall have delivered notice of such proposed transfer to the Certificate Insurer at least five days prior to the Subsequent Sales Date;

                        (ii) the original term to maturity of each Subsequent Mortgage Loan may not exceed 30 years;

                        (iii) Subsequent  Mortgage Loans will be current on the
            applicable Subsequent Sales Date, will be secured by Mortgage Premises with an appraised value of less than $1,000,000 and:

                                  (A) in the case of Subsequent
                        Mortgage Loans in Group I (which shall all have fixed interest rates):

                                            (I) no Subsequent
                        Mortgage Loans will have a Net Rate of less than 7.685% per annum; provided that, after giving effect to the acquisition of such Subsequent Mortgage Loans, the weighted average Mortgage Interest Rate on the Mortgage Loans in Group I will not be less than 10% per annum;

                                            (II) in the case of
                        Subsequent  Mortgage  Loans that are not Junior
                        Mortgage Loans, such Subsequent Mortgage Loan will have a Loan to Value Ratio not greater than 95%; provided that, after giving effect to the acquisition of all such Subsequent Mortgage Loans, the aggregate Scheduled Principal Balance of the Mortgage Loans other than Junior Mortgage Loans with a Loan to Value Ratio greater than 80% will not exceed 24% of the aggregate Scheduled Principal Balances of the Mortgage Loans in Group I; and the weighted average Loan to Value Ratio of the Mortgage Loans other than Junior Mortgage Loans in Group I will not exceed 76.40%;

                                            (III) in the case of
                        Subsequent Mortgage Loans that are Junior Mortgage Loans, such Subsequent Mortgage Loan will have a combined loan to value ratio (calculated on the basis of all loans secured by the Mortgage Premises securing the Junior Mortgage Loan) not greater than 90%; provided that, after giving effect to the acquisition of such Subsequent Mortgage Loans, the weighted average combined loan to value ratio of Junior Mortgage Loans in Group I will not be greater than 77.50% and the weighted average Junior Mortgage to Value shall be no more than 25%;

                                            (IV) each Subsequent
                        Mortgage Loan either (x) shall be a fully amortizing loan with level payments over 15 to 30 years; or (y) or shall provide for a balloon payment not earlier than 15 years after origination and for level payments prior to the balloon payment based on an amortization term not in excess of 30 years;

                                            (V)  all Subsequent
                        Mortgage Loans, then being acquired, taken together with any Subsequent Mortgage Loans theretofore acquired, in the aggregate may not exceed any of the following restrictions:

                      Categories of                   Restriction (Based on
                     Mortgage Loans                Scheduled Principal Balances)
                     --------------                -----------------------------
   Mortgage Loans secured by Mortgage Premises
     located in a  Single Zip Code                               1.00%
   Mortgage Loans with Balloon payments                          6.00%
   Mortgage Loans secured by Junior Liens                        7.50%
   Mortgage Loans secured by investor-owned
      Mortgaged Premises                                         5.45%
   Mortgage Loans classified by Saxon Mortgage as
      "C" or below                                               1.75%

                                            (VI)  not less than
                        12%, 55.5% and 25% of all Subsequent Mortgage Loans then being acquired, taken together with any Subsequent Mortgage Loans therefore acquired, shall be classified by Saxon Mortgage as "A+", "A" or "A-", respectively;

                                            (VII) after giving
                        effect to the acquisition of any Subsequent Mortgage Loans, not less than 85% of the Mortgage Loans in Group I shall be secured by single family detached residences;

                                            (VIII) after giving
                        effect to the acquisition of any Subsequent Mortgage Loans, no more than 37% of the Mortgage Loans (by Scheduled Principal Balance) shall be comprised of Mortgage Loans in Group I;

                                  (B) in the case of a Mortgage Loan in
                        Group II (which shall all be ARM Loans):

                                            (I) each such
                        Subsequent Mortgage Loan will have a Loan to Value Ratio not greater than 95%; provided that, after giving effect to the acquisition of all such Subsequent Mortgage Loans, the Mortgage Loans with a Loan to Value Ratio greater than 80% shall not exceed 23.5% of the Mortgage Loans and the weighted average Loan to Value Ratio of the Mortgage Loans shall not be greater than 75%;

                                            (II) Subsequent
                        Mortgage Loans shall have a current Mortgage Interest Rate of not less than 6% per annum and after giving effect to the acquisition of such Subsequent Mortgage Loans, the Mortgage Loans will have a weighted average current Mortgage Interest Rate of not less than 8.45%;

                                            (III) all Subsequent
                        ARM Loans then being acquired taken together with any Subsequent Mortgage Loans therefore acquired, in the aggregate may not exceed any of the following restrictions:
                                                      Restriction(Based on
                           Categories of              Scheduled Principal
                           Mortgage Loans                   Balances)
                           --------------              --------------------
      Mortgage Loans secured by Mortgage Premises
         located in a Single Zip Code                             1.00%
      Mortgage Loans with Balloon payments                        0.00%
      Mortgage Loans secured by Junior Liens                      0.00%
      Mortgage Loans secured by investor-owned
         Mortgaged Premises                                       2.00%
      Mortgage Loans classified by Saxon Mortgage
         as  "C" or below                                         2.75%

                                            (IV)  after giving
                        effect to the acquisition of any Subsequent ARM Loans, not less than 89% of the ARM Loans shall be secured by single family detached residences;

                                            (V) not less than
                        29.75%, 29.50% and 30% of all Subsequent Mortgage Loans then being acquired, taken together with any Subsequent Mortgage Loans therefore acquired, shall be classified by Saxon Mortgage as "A+", "A" and "A-", respectively; and

                                            (VI) The Mortgage
                        Loans in Group II shall provided for periodic adjustments in their interest rates as follows (based on Scheduled Principal Balances): (A) 62% on the basis of Six Month LIBOR; (B) 24% on the basis of One Year CMT, (C) 6% on the basis of "3/27" and (D) 8% on the basis of "2/28". Six Month LIBOR, One Year CMT 3/27 and 2/28 are used with the meanings given in the Prospectus Supplement dated November 27, 1996, with respect to the Underwritten Certificates.

                                    For purposes of making all calculations
                        required by this clause (iii), the Scheduled Principal Balances of the Initial Mortgage Loans at the Cut-Off Date and of the Subsequent Mortgage Loans as of their respective Subsequent Cut-Off Dates shall be used.

                        (iv) the Seller shall have provided the Master Servicer,
            the Trustee and the Certificate Insurer any information reasonably requested by any of them with respect to the Subsequent Mortgage Loans then to be sold to the Trust;

                        (v) the Seller shall have delivered to the Master
            Servicer for deposit in the Master Servicer Custodial Account all principal and interest due in respect of such Subsequent Mortgage Loans after the related Subsequent Cut-Off Date;

                        (vi) as of each  Subsequent  Sales Date,  neither the
            Seller nor Saxon Mortgage shall be insolvent, nor will either of them be made insolvent by such transfer;

                        (vii) the Funding Period shall not have ended; and

                        (viii) the Seller and Saxon Mortgage each shall have
            delivered to the Master Servicer, the Trustee and the Certificate Insurer an Officer's certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and in the related Subsequent Sales Agreement and opinions of counsel with respect to corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date, and the Certificate Insurer shall have consented to such acquisition.

            (c) On each Subsequent Sales Date and on the Master Servicer Reporting Date immediately following the end of the Funding Period, the Master Servicer shall determine: (i) the amount and correct disposition of the Pre-Funded Amount (and the portion thereof to be allocated to Group I Available Funds and the portion thereof to be allocated to Group II Available Funds), and the amount remaining in the Capitalized Interest Account and (ii) any other necessary matters in connection with the administration of the Pre-Funded Account and the Capitalized Interest Account. With respect to each Subsequent Sales Date the Master Servicer shall determine the Overfunded Interest Amount. If any amounts are released as a result of an error in calculation to the Holders or the Seller from the Pre-Funding Account or from the Capitalized Interest Account, the Seller shall immediately repay such amounts to the Master Servicer or, in the case of the Holders, the Master Servicer shall have the right to cause the Paying Agent to withhold such amounts from future distributions on such Certificates for redeposit in the Pre-Funding Account or Capitalized Interest Account, as the case may be.

            Section 2.03.  Pre-Funding Account and Capitalized Interest
            Account.

            (a) The Trustee shall establish and maintain with the Paying Agent the Pre-Funding and the Capitalized Interest Account, each to be held in trust for the benefit of the Certificateholders and the Certificate Insurer. Each of the Pre-Funding Account and the Capitalized Interest Account shall be an Eligible Account. On the Closing Date, Saxon will cause to be deposited in the Pre-Funding Account the Group I Original Pre-Funded Amount and the Group II Original Pre-Funded Amount and in the Capitalized Interest Account the Initial Capitalized Interest Amount.

            (b) On any Subsequent Sales Date, the Seller shall instruct the Paying Agent, with a copy to the Master Servicer, (i) to withdraw from the Group I Pre-Funded Amount in the Pre-Funding Account an amount equal to 100% of the aggregate Scheduled Principal Balances of the Group I Subsequent Mortgage Loans as of the applicable Subsequent Cut-Off Date sold to the Trust on such Subsequent Sales Date; (ii) to withdraw from the Group II Pre-Funded Amount in the Pre-Funding Account an amount equal to 100% of the aggregate Scheduled Principal Balances of the Group II Subsequent Mortgage Loans as of the applicable Subsequent Cut-Off Date sold to the Trust on such Subsequent Sales Date; and (iii) to pay such amounts to or upon the order of the Seller upon satisfaction of the conditions set forth in Section 2.02(b) hereof with respect thereto. In no event shall the Paying Agent withdraw from the Pre-Funding Account an amount in excess of the Group I Original Pre-Funded Amount with respect to Group I Mortgage Loans or an amount in excess of the Group II Original Pre-Funded Amount with respect to Group II Mortgage Loans.

            (c) On each Master Servicer Remittance Date to and including the Distribution Date immediately following the end of the Funding Period, the Master Servicer shall instruct the Paying Agent to transfer: (i) to the Capitalized Interest Account from the Pre-Funding Account, the Pre-Funding Account Earnings; and (ii) to the Asset Proceeds Account from the Capitalized Interest Account, the Capitalized Interest Requirement.

            (d) On each Subsequent Sales Date the Master Servicer shall instruct the Paying Agent to distribute the Overfunded Interest Amount, if any, to the Seller. At the end of the Funding Period, all amounts, if any, remaining in the Capitalized Interest Account shall be transferred to the Seller and the Capitalized Interest Account shall be closed.

            (e) On the Master Servicer Remittance Date immediately following the end of the Funding Period, the Master Servicer shall instruct the Paying Agent to transfer the Pre-Funded Amount to the Asset Proceeds Account for distribution to the Holders of the Class A Certificates in accordance with Section 3.02 hereof.

            (f) The Pre-Funding Account and the Capitalized Interest Account shall not be assets of the REMIC.

            Section 2.04.  Acceptance by the Trustee.

            By its execution of this Agreement, the Trustee acknowledges and declares that it holds and will hold or has agreed to hold all documents delivered to it from time to time with respect to the Mortgage Loans and all assets included in the Trust Estate in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.


                                    ARTICLE III
                          REMITTING TO CERTIFICATEHOLDERS

            Section 3.01. The Certificate Insurance Policies. (a) Three Business Days prior to each Distribution Date the Master Servicer shall determine:

            (i) The Group I Available Funds, the Group I Total Available Funds and, if applicable, the Group I Total Available Funds Shortfall; and

            (ii) The Group II Available Funds, the Group II Total Available Funds and, if applicable, the Group II Total Available Funds Shortfall.

            (b) (i) If there will be a Deficiency Amount (as defined in the Group I Certificate Insurance Policy or the Group II Certificate Insurance Policy) for any Distribution Date, the Master Servicer shall before 9:00 a.m., New York City time, two Business Days prior to such Distribution Date, advise the Trustee.

                        (ii) If the Trustee receives notice from the Master
            Servicer that there will be a Deficiency Amount (as defined in the appropriate Certificate Insurance Policy) for such Distribution Date, the Trustee shall complete a notice in the form of Exhibit A to the appropriate Certificate Insurance Policy (a "Notice") and submit such Notice to the Certificate Insurer or its agent, as set forth in the appropriate Certificate Insurance Policy, not later than 12:00 noon, New York City time, on the second Business Day preceding such Distribution Date as a claim for an Insured Payment in an amount equal to such Deficiency Amount.

                        (iii) The Trustee (or the Paying Agent on behalf of the
            Trustee) shall (i) receive as attorney-in-fact of each Class A Certificateholder any Insured Payment from the Certificate Insurer or on behalf of the Certificate Insurer and (ii) disburse such Insured Payment as Group I Total Available Funds or Group II Total Available Funds, as appropriate, would be distributed with respect to amounts included in such Insured Payment as set forth in Section
            3.02 hereof for the benefit of the related Class A Certificateholders. Any Insured Payment received by the Trustee (or the Paying Agent on behalf of the Trustee) shall be held by the Trustee (or the Paying Agent on behalf of the Trustee) uninvested. Insured Payments disbursed by the Trustee (or the Paying Agent on behalf of the Trustee) from proceeds of a Certificate Insurance Policy shall not be considered payment by the Trust with respect to the Certificates, nor shall such payments discharge the obligation of the Trust with respect to such Class A Certificates, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust in respect of such Insured Payments as the deemed assignee and subrogee of such Class A Certificateholders and shall be entitled to receive the Reimbursement Amount in respect thereof. Each of the Trustee and the Paying Agent hereby agree on behalf of each Certificateholder for the benefit of the Certificate Insurer that, to the extent the Certificate Insurer makes Insured Payments for the benefit of the Class A Certificateholders, the Certificate Insurer will be entitled to receive the related Reimbursement Amount in accordance with the priority of distributions set forth in
            Section 3.02 hereof.

                        (iv) The Trustee (or the Paying Agent on behalf of the
            Trustee) shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificates from moneys received under a Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior written notice to the Trustee (or the Paying Agent on behalf of the Trustee). If the Certificate Insurer has paid the entire outstanding Certificate Principal Balance of a Class A Certificate, the Certificate Registrar shall re-register such Class A Certificate in the name of the Certificate Insurer.

                        (v) Each of the Trustee and the Paying Agent shall
            promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which an Officer of the Paying Agent or the Trustee, respectively, has actual knowledge, which has or is likely to give rise to a Preference Amount in respect of any distribution made on the Certificates. Each Class A Certificateholder that pays any Preference Amount on account of a Class A Certificate will be entitled to receive reimbursement for such Preference Amount from the Certificate Insurer in accordance with the terms of the related Certificate Insurance Policy. Each Class A Certificateholder, by its purchase of Class A Certificates, and each of the Trustee and the Paying Agent hereby agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Amount direct all matters relating to such Preference Amount, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Amount and
            (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Trustee and each Class A Certificateholder, including, without limitation, all rights of any party to any adversary proceeding action with respect to any court order issued in connection with any such Preference Amount.

                        (vi) Each Class A Certificateholder, by its purchase of
            any Class A Certificate, and each of the Trustee and the Paying Agent hereby agree that, unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to direct all matters relating to the Class A Certificates in any proceeding in a bankruptcy of the Trust, including without limitation any proceeding relating to a premium claim, any appeal of any order relating to a premium claim and the posting of any surety or bond pending any such appeal.

            Section 3.02. Distributions. On each Distribution Date, the Trustee (or the Paying Agent on behalf of Trustee) shall make the following allocations, disbursements and transfers with respect to amounts deposited in the Asset Proceeds Account for each Mortgage Loan Group in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

                        (a) On each Distribution Date, prior to any
            distributions provided for in this Section 3.02, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Group I Available Funds and Group II Available Funds, for distribution to the Certificate Insurer, the Group I Premium Amount and Group II Premium Amount, respectively.

                        (b) On each Distribution Date, the Trustee (or the
            Paying Agent on behalf of the Trustee) shall distribute:

                                    (i) to the Class A-1, Class A-2, Class A-3,
                        Class A-4 and Class A-5 Certificates, respectively, from the Group I Total Available Funds, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Current Interest; and

                                    (ii) to the Class A-6 Certificates, from the
                        Group II Total Available Funds, Class A-6 Current Interest (in each case after giving effect to the withdrawals described in clause (a) above).

                        Following such distribution, the Trustee (or the Paying
            Agent on behalf of the Trustee) shall distribute, in reduction of the related Certificate Principal Balances:

                                    (i) from remaining Group I Total Available
                        Funds, the Group I Principal Distribution Amount to the Group I Certificates until the Certificate Principal Balances of the Group I Certificates have been reduced to zero; provided however, that amounts in respect of the Group I Principal Distribution Amount shall be distributed sequentially to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates so that no such distribution shall be made to any such Class until the Certificate Principal Balances of all prior Classes shall have been reduced to zero; and

                                    (ii) from remaining Group II Total Available
                        Funds, to the Class A-6 Certificates, the Group II Principal Distribution Amount until the Class A-6 Certificate Principal Balance shall have been reduced to zero.

                        (c) On each Distribution Date, Group I Total Monthly
            Excess Cashflow (in the cases of clauses (i) and (ii) below, by allocation as part of Group I Total Available Funds in clause (b) above) shall be distributed in the following order of priority:

                                    (i) to the Group I Certificates, in respect
                        of any Group I Available Funds Shortfall on such Certificates;

                                    (ii) to the Group II Certificates, in
                        respect of any Group II Available Funds Shortfall on such Certificates;

                                    (iii) to the Certificate Insurer, in respect
                         of any Group I Reimbursement Amount on such Distribution Date;

                                    (iv) to the Certificate Insurer, in respect
                         of any Group II Reimbursement Amount on such Distribution Date;

                                    (v) to the Group I Certificates, applied as
                         a part of the Group I Principal Distribution Amount for such Distribution Date, any Group I Subordination Increase Amount for such Distribution Date;

                                    (vi) to the Group II Certificates, applied
                         as a part of the Group II Principal Distribution Amount for such Distribution Date, any Group II Subordination Increase Amount for such Distribution Date; and

                                    (vii) to the Class R Certificates, the
                         balance of Group I Total Monthly Excess Cashflow for such Distribution Date,

                        (d) On each Distribution Date, Group II Total Monthly
            Excess Cashflow (in the cases of clauses (i) and (ii) below, by allocation as part of Group II Total Available Funds in clause (b) above) shall be distributed in the following order of priority:

                                    (i) to the Group II Certificates, in respect
                        of any Group II Available Funds Shortfall on such Certificates;

                                    (ii) to the Group I Certificates, in respect
                        of any Group I Available Funds Shortfall on such Certificates;

                                    (iii) to the Certificate Insurer, in respect
                        of any Group II Reimbursement Amount on such Distribution Date;

                                    (iv) to the Certificate Insurer, in respect
                        of any Group I Reimbursement Amount on such Distribution Date;

                                    (v) to the Group II Certificates, applied as
                        a part of the Group II Principal Distribution Amount for such Distribution Date, any Group II Subordination Increase Amount for such Distribution Date;

                                    (vi) to the Group I Certificates, applied as
                        a part of the Group I Principal Distribution Amount for such Distribution Date, any Group II Subordination Increase Amount for such Distribution Date;

                                    (vii) to the Group II Certificates, in
                        respect of any Class A-6 Certificates Carryover; and

                                    (viii) to the Class R Certificates, the
                        balance of Group II Total Monthly Excess Cashflow for such Distribution Date.

                 Section 3.03. Reports to Saxon. On or before the Business Day preceding each Distribution Date, the Master Servicer shall notify Saxon and the Certificate Insurer and the Trustee of the following information with respect to the next Distribution Date (which notification may be given by facsimile, or by telephone promptly confirmed in writing):

                        (a) the aggregate amount then on deposit in the Asset
            Proceeds Account;

                        (b) the Class A Distribution Amount (broken down into
            principal and interest), with respect to each Class individually, and all Classes in the aggregate, on the next Distribution Date;

                        (c) the amount of any Group I Subordination Increase
            Amount or Group II Subordination Increase Amount;


                        (d) the amount of any Insured Payment to be made by the
            Certificate Insurer on such Distribution Date;

                        (e) the application of the amounts described in clauses
            (a), (b) and (d) preceding to the allocation and distribution of the related Class A Distribution Amounts on such Distribution Date in accordance with Section 3.02 hereof;

                        (f) the Certificate Principal Balance of each Class of
            Class A Certificates, the aggregate amount of the principal of each Class of the Class A Certificates to be paid on such Distribution Date and the remaining Certificate Principal Balance of each Class of Class A Certificates following any such payment;

                        (g) the Group I Available Funds, the Group I Total Available Funds and, if applicable, the Group I Total Available Funds Shortfall;

                        (h) the Group I Reimbursement Amount;

                        (i) the Group II Available Funds, the Group II Total
            Available Funds and, if applicable, the Group II Total Available Funds Shortfall.

                        (j) the Group II Reimbursement Amount;

                        (k) the amount, if any, of any Realized Losses for the
            related Prepayment Period;

                        (l) the amount of any Group I Subordination Reduction
            Amount or Group II Subordination Reduction Amount;

                        (m) whether the Servicer Termination Test has been
            satisfied stating separately each component thereof and a computation of the Group I Specified Subordination Amount and Group II Specified Subordination Amount and stating the provision of the definition thereof relied upon in such computation and the reason therefor; and

                        (n) for each Distribution Date during the Funding
            Period, (i) the Group I Pre-Funded Amount and the Group II Pre-Funded Amount previously used to acquire Subsequent Mortgage Loans, (ii) the Group I Pre-Funded Account Earnings and the Group II Pre-Funded Account Earnings transferred to the Asset Proceeds Account, (iii) the Group I Capitalized Interest Requirement and the Group II Capitalized Interest Requirement transferred to the Asset Proceeds Account; and (iv) the Group I Pre-Funded Amount and the Group II Pre-Funded Amount; and for the Distribution Date following the end of the Funding Period, the Group I Pre-Funded Amount distributed as a part of a Group I Principal Distribution and the Group II Pre-Funded Amount distributed as a part of a Group II Principal Distribution Amount.

            Section 3.04.  Reports by Master Servicer.er Servicer

            (a) On each Distribution Date the Master Servicer shall report in writing to Saxon (in hard copy), each Holder of a Class A Certificate, the Certificate Insurer, the Underwriters and the Trustee and their designees (designated in writing to the Master Servicer) and the Rating Agencies:

                                    (i) the amount of the distribution with
                        respect to each Class of Class A Certificates (based on a Class A Certificate in the original principal amount of $1,000);

                                    (ii) the amount of such distributions
                        allocable to principal, separately identifying the aggregate amount of any prepayments or other recoveries of principal included therein, and any Subordination Increase Amount with respect to the related Mortgage Loan Group (based on a Class A Certificate in the original principal amount of $1,000);

                                    (iii) the amount of such distributions
                        allocable to interest (based on a Class A Certificate in the original principal amount of $1,000);

                                    (iv) if the distribution with respect to any
                        Class of the Class A Certificates on such Distribution Date was less than the related Class A Distribution Amount on such Distribution Date, the allocation thereof to the related Classes of the Class A Certificates resulting therefrom;

                                    (v) the amount of any Insured
                                    Payment included in the amounts distributed to the Class A Certificates on such Distribution Date;

                                    (vi) the Certificate Principal Balance of
                        each Class of Class A Certificates and the aggregate Scheduled Principal Balance of each Group, in each case after giving effect to any Class A Principal Distribution on such Distribution Date;

                                    (vii) the Subordinated Amount or
                        Subordination Deficit, if any, for each Group remaining after giving effect to all distributions and transfers on such Distribution Date;

                                    (viii) the total of any Substitution
                        Shortfalls and any repurchase amounts included in such distribution with respect to each Group;

                                    (ix) the weighted average Net Rate of the
                        Mortgage Loans with respect to each Group;

                                    (x) such other information as the
                        Certificate Insurer may reasonably request with respect to Delinquent Mortgage Loans;

                                    (xi) the largest Mortgage Loan balance
                        outstanding in each Group;

                                    (xii) the Servicing Fees, Master Servicing
                        Fees and Premium Amount allocable to each Group;

                                    (xiii) One-Month LIBOR on the most recent
                        Interest Determination Date;

                                    (xiv) the Pass-through Rates for the Class
                        A-6 Certificates for the Current Accrual Period; and

                                    (xv) for each Distribution Date during the
                        Funding Period, the Pre-Funded Amount allocable to each Group.

            (b) In addition, on each Distribution Date the Master Servicer will distribute to Saxon, each Holder, the Certificate Insurer, the Underwriters and the Rating Agencies and the Trustee, together with the information described in subsection (a) preceding, the following information with respect to each Mortgage Loan Group in hard copy:

                        (i) the number and aggregate  principal balances of
            Mortgage Loans in each Group (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent, as of the close of business as of the end of the related Prepayment Period.

                        (ii) the percentage that each of the Scheduled Principal
            Balances set forth pursuant to clauses (a), (b) and (c) of paragraph
            (i) above represent with respect to all Mortgage Loans in each Group;

                        (iii) the number and Scheduled Principal Balance of all
            Mortgage Loans in each Group in foreclosure proceedings as of the close of business as of the end of the related Prepayment Period and in the immediately preceding Prepayment Period;

                        (iv) the number of Mortgagors and the Scheduled
            Principal Balances of Mortgage Loans in each Group involved in bankruptcy proceedings as of the close of business as of the end of the related Prepayment Period;

                        (v) the aggregate number and aggregate book value of any REO Property in each Group as of the close of business as of the end of the related Prepayment Period;

                        (vi) the Cumulative Loss Percentage (as defined in the
            Servicer Termination Test) for each Group, the amount of cumulative realized losses for each Group, the current period Realized Losses and the Annual Loss Percentage (as defined in the Servicer Termination Test) for such Group, in each case by Servicer and as of the end of the related Prepayment Period; and

                        (vii) the 60+ Delinquency Percentage and the number and
            amount by principal balance of 60 Day Delinquent Loans in each Group (as defined in the Servicer Termination Test), in each case by Servicer and as of the end of the related Prepayment Period.

            (c) On each Distribution Date, the Master Servicer shall deliver to the Certificate Insurer a list of all Mortgage Loans Delinquent 90 or more days (including the Borrower's name, principal balance and the Loan to Value Ratio of each such Mortgage Loan).

            (d) Section 3.04(b) supersedes in its entirety Section 4.01 of the Standard Terms and the reference in Section 4.04 of the Standard Terms to clauses (a) and (b) of the statement to be provided to Certificateholders pursuant to Section 4.01 of the Standard Terms shall be deemed to refer to clauses (i) and (ii) of Section 3.04(b) hereof.


                                   ARTICLE IV
                                THE CERTIFICATES


            Section 4.01.  The Certificates.

            The Certificates shall be designated generally as the Mortgage Loan Asset Backed Certificates, Series 19962. The aggregate principal amount of Certificates that may be executed and delivered under this Agreement is limited to $450,000,000, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.04 or 5.06 of the Standard Terms. The following table sets forth the Classes of Certificates and the Pass-Through Rate, the initial Certificate Principal Balance, and the Final Scheduled Distribution Date for each such Class:




                                                                                     Initial Certificate     Final Scheduled
     Class                         Pass-Through Rate                                 Principal Balance       Distribution Date
     -----                         -----------------                                 -------------------     -----------------
      A-1        6.375% per annum plus, in the case of any Distribution                  $56,694,000          July 25, 2012
                 Date after the Initial Optional Termination Date, 0.50%.
      A-2        6.475% per annum plus, in the case of any Distribution                   49,168,000          November 25, 2020
                 Date after the Initial Optional Termination Date, 0.50%.
      A-3        6.750% per annum plus, in the case of any Distribution                   17,252,000          September 25, 2022
                 Date after the Initial Optional Termination Date, 0.50%.
      A-4        7.025% per annum plus, in the case of any Distribution                   21,302,000          July 25, 2024
                 Date after the Initial Optional Termination Date, 0.50%
      A-5        7.185% per annum plus, in the case of any Distribution                   19,819,000          July 25, 2026
                 Date after the Initial Optional Termination Date, 0.50%
      A-6        (1)                                                                     285,765,000          November 25, 2026
       R         (2)                                                                         (2)


---------------------------------

(1) As calculated for each Distribution Date based on the definition of Class A-6 Interest Rate.

(2) The Class R Certificates have no stated principal balance or Pass-Through Rate and are not entitled to any scheduled distributions of principal or interest.

            Section 4.02.  Denominations.

            The Book-Entry Certificates shall be registered as one or more certificates in the name of the Clearing Agency or its nominee. Beneficial interests in the Book-Entry Certificates shall be held by the Beneficial Owners thereof through the book-entry facilities of the Clearing Agency as described herein, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Class R Certificates shall be issued in certificated, fully-registered form in minimum Percentage Interests of 25% and integral multiples of 1% in excess thereof, except that two Class R Certificates may be issued in different denominations.

            Section 4.03.  Interest Fund.

            An Interest Fund shall be established by the Trustee (or the Paying Agent on behalf of the Trustee). The Interest Fund shall initially consist of cash in the amount of $1,028,299.44 (of which $56,103.10 is allocated to Group I and $972,196.34 is allocated to Group II). The Interest Fund shall be an Eligible Account and, as soon as practicable after the Closing Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall invest any monies on deposit in the Interest Fund in Permitted Investments at the direction of the Master Servicer. On the Business Day preceding the December 26, 1996, Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw the entire amount from the Interest Fund (excluding any earnings thereon) and deposit such amount into the Asset Proceeds Account. Such entire amount shall be used to make distributions of interest on such Distribution Date and to cover applicable administrative costs (which do not include the Servicing
Fees) relating to the Mortgage Loans with no payments due to Saxon on December 1, 1996. The Interest Fund shall not be an asset of the REMIC. Any earnings on the Interest Fund shall be payable on such date to Meritech.

                       ARTICLE V TERMINATION OF THE TRUST
                            TERMINATION OF THE TRUST

            Section 5.01.  Termination of Trust.

            The Trust created hereunder and all obligations created by this Agreement will terminate upon the payment to the Holders of all Certificates (including the Certificate Insurer, pursuant to its subrogation and reimbursement rights), from amounts other than those available under the Certificate Insurance Policies, of all amounts held by the Trustee and required to be paid to such Holders pursuant to this Agreement upon the later to occur of
(a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of both Mortgage Loan Groups included within the REMIC is effected as described below. To effect a termination of this Agreement pursuant to clause (c) above, the Holders of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the REMIC to adopt a plan of complete liquidation for each of the Mortgage Loan Groups, as contemplated by Section 860F(a)(4) of the Code and as prepared by the Master Servicer and (ii) provide to the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee either shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, or shall distribute equitably in kind all the assets of the Trust Estate to the remaining Holders of the Certificates each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. The Holders of the Certificates agree, by acceptance of the Certificates, that there may be no claim under the Certificate Insurance Policies following termination of the Trust pursuant to clause (c) of the first sentence of this Section 5.01. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one (21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of Saint James's, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Holder and the Certificate Insurer in the manner set forth in
Section 11.05 of the Standard Terms.

             Section 5.02. Termination Upon Option of Holders of Class R Certificates.

            (a) On any Master Servicer Remittance Date on or after the Initial Optional Termination Date, the Holders of a majority of the Percentage Interests of the Class R Certificates then outstanding may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans and all property theretofore acquired in respect of any Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to 100% of the aggregate Scheduled Principal Balances of the Mortgage Loans (including any REO Property) as of the day of purchase minus amounts remitted from the Master Servicer Custodial Account to the Asset Proceeds Account representing collections of principal on the Mortgage Loans during the current Remittance Period, plus one month's interest on such amount computed at the Adjusted Pass-Through Rate, plus in all cases all accrued and unpaid Servicing Fees and Master Servicing Fees plus any unpaid Reimbursement Amounts plus the aggregate amount of any unreimbursed Advances and any Advances which a Servicer or the Master Servicer has theretofore failed to remit; but in any event such purchase amount shall be sufficient to retire the Class A Certificates in full. In connection with such purchase, the Master Servicer shall remit to the Trustee (or the Paying Agent on behalf of the Trustee) all amounts then on deposit in the Master Servicer Custodial Account for deposit to the Asset Proceeds Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

            (b) In connection with any such purchase, such Holders of the Class R Certificates shall unanimously direct the Trustee to adopt and the Trustee shall adopt, as to the REMIC, a plan of complete liquidation for the Mortgage Loan Groups acceptable to the Certificate Insurer, as contemplated by Section

860F(a)(4) of the Code and as prepared by the Master Servicer, and shall provide to the Trustee and the Certificate Insurer an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such purchase and liquidation constitutes, as to the REMIC, a Qualified Liquidation. In addition, such Holders of the Class R Certificates shall provide to the Trustee and the Certificate Insurer an Opinion of Counsel acceptable to the Trustee and the Certificate Insurer to the effect that such purchase and liquidation does not constitute a preference payment pursuant to the United States Bankruptcy Code.

            (c) Promptly following any purchase described in this Section 5.02, the Trustee will release the Trustee Mortgage Loan File to the Holders of the Class R Certificates or otherwise upon their order.

             Section 5.03.  Termination Upon Loss of REMIC Status.

            (a) Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal may be taken, to the effect that the REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Certificate Insurer or the Holders of a majority in Percentage Interests of the Class A Certificates then outstanding with the consent of the Certificate Insurer may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as prepared by the Master Servicer and
(ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a price equal to the sum of (x) the greater of (i) 100% of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the day of purchase minus amounts remitted from the Master Servicer Custodial Account representing collections of principal on the Mortgage Loans during the current Remittance Period and (ii) the fair market value of such Mortgage Loans (disregarding accrued interest), (y) one month's interest on such amount computed at the Adjusted Pass-Through Rate and (z) the aggregate amount of any unreimbursed Advances and any Advances which a Servicer or Master Servicer has theretofore failed to remit.

             Upon receipt of such direction from the Certificate Insurer, the Trustee shall notify the Servicers and the Holders of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the aggregate Scheduled Principal Balances of all Mortgage Loans as of the date of such purchase, plus (a) one month's interest on such amount at the Adjusted Pass-Through Rate, (b) the aggregate amount of any unreimbursed Advances and unpaid Servicing Fees and Master Servicing Fees, (c) any Advances which a Servicer or Master Servicer has theretofore failed to remit and (d) any outstanding Reimbursement Amount.

            If, during the Purchase Option Period, the Holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) if the Certificate Insurer or the Holders of the Class A Certificates with the consent of the Certificate Insurer have given the Trustee the direction described in clause (a)(i) above, the Trustee shall sell the Mortgage Loans and reimburse the Servicers or Master Servicer for unreimbursed Advances and Servicing Fees and distribute the remaining proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 60th day, or such later day as the Certificate

Insurer or the Holders of the Class A Certificates with the consent of the Certificate Insurer shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) if the Certificate Insurer has given the Trustee notice of the Certificate Insurer's determination to purchase the Trust Estate described in clause (a)(ii) above, the Certificate Insurer shall, within 60 days, purchase all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate. In connection with such purchase, the Master Servicer shall remit to the Trustee (or the Paying Agent on behalf of the Trustee) all amounts then on deposit in the Master Servicer Custodial Account for deposit to the Asset Proceeds Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

            (b) Following a Final Determination, the Holders of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, at their option and upon delivery to the Certificate Insurer of an Opinion of Counsel experienced in federal income tax matters acceptable to the Certificate Insurer selected by the Holders of the Class R Certificates which opinion shall be reasonably satisfactory in form and substance to the Certificate Insurer to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the aggregate Scheduled Principal Balances of all Mortgage Loans as of the date of such purchase, plus
(a) one month's interest on such amount computed at the Adjusted Pass-Through Rate, (b) the aggregate amount of unreimbursed Advances, Servicing Fees and Master Servicing Fees, (c) the interest portion of any Advances which a Servicer or Master Servicer has theretofore failed to remit and (d) any outstanding Reimbursement Amount. In connection with such purchase, the Master Servicer shall remit to the Trustee (or the Paying Agent on behalf of the Trustee) all amounts then on deposit in the Master Servicer Custodial Account for deposit to the Asset Proceeds Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Certificate Insurer gives the Holders of a majority of the Percentage Interest of the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion. In connection with any such purchase, such Holders shall direct the Trustee to adopt a plan of complete liquidation acceptable to the Certificate Insurer, as prepared by the Master Servicer, and shall provide to the Trustee and the Certificate Insurer an Opinion of Counsel experienced in federal income tax matters to the effect that such purchase constitutes a Qualified Liquidation.

            Section 5.04.  Disposition of Proceeds.

            The Trustee (or the Paying Agent on behalf of the Trustee) shall deposit the proceeds of any liquidation of the Trust Estate pursuant to this
Article V to the Asset Proceeds Account for application as provided in Section
3.02 hereof; provided, however, that any amounts representing unrecovered Advances which the Master Servicer determined to be non-recoverable and unreimbursed Advances and Servicing Fees theretofore funded by a Servicer from such Servicer's own funds shall be paid by the Trustee (or the Paying Agent on behalf of the Trustee) to such Servicer from the proceeds of the Trust Estate.

            Section 5.05.  Article V Controls.

            This Article supersedes, in its entirety, Article IX of the Standard Terms.

                       ARTICLE V MISCELLANEOUS PROVISIONS

            Section 6.01.  Request for Opinions.

            (a) Saxon hereby requests and authorizes Arter & Hadden, as its counsel in this transaction, to issue on behalf of Saxon such legal opinions to the Trustee, the Master Servicer, the Certificate Insurer and each Rating Agency as may be (i) required by any and all documents, certificates or agreements executed in connection with the Trust or (ii) requested by the Trustee, the Master Servicer, the Certificate Insurer, any Rating Agency or their respective counsels.

            (b) The Trustee and the Master Servicer hereby request and authorize their respective counsel to issue on behalf of the Trustee and the Master Servicer such legal opinions to Saxon, the Master Servicer, the Trustee, the Certificate Insurer and each Rating Agency as may be required by any and all documents, certificates or agreements executed in connection with the establishment of the Trust and the issuance of the Certificates.

            Section 6.02.  Form of Certificates.

            The Class A-1 Certificates shall be substantially in the form of Exhibit A-1 hereto. The Class A-2 Certificates shall be substantially in the form of Exhibit A-2 hereto. The Class A-3 Certificates shall be in substantially the form of Exhibit A-3 hereto. The Class A-4 Certificates shall be in substantially the form of Exhibit A-4 hereto. The Class A-5 Certificates shall be in substantially the form of Exhibit A-5 hereto. The Class A-6 Certificates shall be in substantially the form of Exhibit A-6 hereto. The Class R Certificates shall be substantially in the form of Exhibit R hereto. All Certificates shall be dated the date of their execution.

            Section 6.03.  Schedules and Exhibits.

            Each of the Schedules and Exhibits attached hereto or referenced herein is incorporated herein by reference as contemplated by the Standard Terms.

            Section 6.04.  Governing Law.

            In accordance with Section 11.04 of the Standard Terms, this Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to any conflicts of laws principles thereof.

            Section 6.05.  REMIC Administration.

            For purposes of the REMIC Provisions, the Regular Certificates shall be designated as the "regular interests" in the REMIC and the Residual Certificates shall be designated as the "residual interest" in the REMIC.

            Section 6.06. Master Servicer; Month-End Interest. Texas Commerce Bank National Association is hereby appointed (a) as administrative agent of the Trust to perform the duties and responsibilities of the Master Servicer hereunder, (b) Custodian, (c) Certificate Registrar and (d) Paying Agent. Notwithstanding anything in the Trust Agreement to the contrary, neither the Master Servicer nor the Trustee shall be obligated to pay Month-End Interest under any circumstance, including without limitation, the failure of a Servicer to do so.

            Section 6.07. Trustee; Advances. Sections 3.04(c) and (d) of the Standard Terms (relating to the Trustee's obligation to make Advances) are deleted in their entirety and references to "or the Trustee" in Section 3.04(e) of the Standard Terms and to "and Trustee" in the heading of Section 3.04 of the Standard Terms are deleted. The Trustee shall not be obligated to make Advances.

            IN WITNESS WHEREOF, Saxon, the Master Servicer, the Certificate Registrar, the Paying Agent, the Custodian and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of November 1, 1996.

                       SAXON ASSET SECURITIES COMPANY





                       By:   ____________________________________
                             Bradley D. Adams, Vice President


                       TEXAS COMMERCE BANK NATIONAL ASSOCIATION




                       By:   ____________________________________
                             Rafael Herrera, Vice President

                       TEXAS COMMERCE BANK NATIONAL ASSOCIATION as Master Servicer, Custodian, Certificate Registrar and Paying Agent





                       By:   ____________________________________
                             Rafael Herrera, Vice President



                       CITIBANK, N.A.
                       not in its individual capacity but solely as trustee under the Trust Agreement



                       By:   _________________________________
                             Denise Banaszek, Vice President

COMMONWEALTH OF VIRGINIA     )
                             ) ss.:
CITY OF RICHMOND             )


           The foregoing instrument was acknowledged before me December 5, 1996, by Bradley D. Adams, a Vice President of Saxon Asset Securities Company, a Virginia corporation, on behalf of the corporation.



                                     -------------------------------------------
                                     Notary Public


My Commission expires:

STATE OF     )
             ) ss.:
COUNTY OF    )

                 The foregoing instrument was acknowledged before me on December 5, 1996, by Rafael Herrera, a Vice President of Texas Commerce Bank National Association, a national banking association, on behalf of the bank.


                                     -----------------------------------
                                     Notary Public


My Commission expires:

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )


                 The foregoing instrument was acknowledged before me this ____day of December, 1996, by Denise Banaszek, a Vice President of Citibank, N.A., a national banking association, on behalf of the bank.


                                     ------------------------------------
                                     Notary Public


My Commission expires:

                                   Schedule I
                                 Mortgage Loans


             A.          Group I Mortgage Loans.

             B.          Group II Mortgage Loans.

                                  Schedule II
                                Sales Agreement

                            See Papers__,__, and __

                                  Schedule III
            Mortgage Loans for which first payment to the Trust will
                           be after December 1, 1996

                                  Schedule IV

                       Form of Subsequent Sales Agreement

             Subsequent Sales Agreement made on 199 , by Saxon Mortgage, Inc., a Virginia corporation (the "Saxon Mortgage"), Saxon Asset Securities Company, a Virginia corporation ("Saxon"), and Texas Commerce Bank National Association as Master Servicer, the Certificate Registrar, the Paying Agent and the Custodian under the Trust Agreement referred to below (the "Master Servicer") on behalf of the Trust referred to below.

             WHEREAS, Saxon Mortgage and Saxon are parties to a Sales Agreement dated November 27, 1996 (the "Sales Agreement"), with respect to the sale by Saxon Mortgage and purchase by Saxon of certain mortgage loans;

             WHEREAS, Saxon has transferred the mortgage loans covered by the Sales Agreement and certain other assets to Saxon Securities Asset Trust 19962 (the "Trust") established pursuant to the Trust Agreement dated as of November 1, 1996 (the "Trust Agreement"), among Saxon, Citibank, N.A. (the "Trustee") and the Master Servicer;

             WHEREAS, the Trust Agreement contemplates that Saxon Mortgage will transfer additional mortgage loans to Saxon and that Saxon will transfer such mortgage loans to the Trust;

             NOW THEREFORE, Saxon Mortgage, for and in consideration of an amount equal to the aggregate Scheduled Principal Balance of the Mortgage Loans identified on Schedules IA and IB hereto (the "Subsequent Mortgage Loans") hereto paid to it by the Trust upon the order of Saxon, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, does hereby bargain, sell, convey, assign and transfer to Saxon, without recourse, free and clear of any liens, claims or other encumbrances, all its right, title and interest in and to each of the Subsequent Mortgage Loans, together with the Mortgage Loan Documents and other documents maintained as part of the related Trustee Mortgage Loan Files and $ constituting all payments thereon and proceeds of the conversion, voluntary or involuntary of the foregoing on and after , 199 _ (the "Subsequent Cut-Off Date").

             Saxon Mortgage hereby acknowledges receipt of the amount set forth above, which constitutes the Purchase Price for the Subsequent Mortgage Loans.

             Saxon Mortgage makes, with respect to the Subsequent Mortgage Loans, the representations and warranties set forth in Exhibit B to the Sales Agreement and represents and warrants that that all conditions set forth in
Section 2.02 of the Trust Agreement have been met.

             Since the date of the Sales Agreement, no event has occurred which, with notice or the passage of time, would constitute a default under the Sales Agreement, and there has been no material adverse change or development involving a prospective material adverse change in the business operations, financial condition, properties or assets of the Seller.

             Unless otherwise defined herein, capitalized terms used in this Subsequent Sales Agreement shall have the meanings assigned to them in the Sales Agreement, or if not assigned in the Sales Agreement, the Trust Agreement.

             Saxon hereby acknowledges receipt from Saxon Mortgage of the Subsequent Mortgage Loans, subject to its right of inspection set forth in
Section 3 of the Sales Agreement, pursuant to the Trust Agreement confirms the assignment of the Subsequent Mortgage Loans to the Trust, and acknowledges that the Trust has paid the Purchase Price for the Subsequent Mortgage Loans upon the order of Saxon.

             The Custodian, on behalf of the Trust, acknowledges receipt from Saxon of the Subsequent Mortgage Loans together with the Mortgage Loan Documents and other documents maintained as part of the related Trustee Mortgage Loan Files and has directed the Paying Agent to withdraw $_______ from the Group I Pre-Funded Amount and $________ from the Group II Pre-Funded Amount.

             IN WITNESS WHEREOF, Saxon, Saxon Mortgage and Texas Commerce Bank National Association, as the Master Servicer, the Certificate Registrar, the Paying Agent and the Custodian, have caused this Subsequent Sales Agreement to be executed and delivered by its respective officer thereunto duly authorized as of the date above written.

              SAXON ASSET SECURITIES COMPANY



              By:   ____________________________________
                    Bradley D. Adams, Vice President



              SAXON MORTGAGE, INC.


              By:   ____________________________________
                    [Saxon Mortgage Office Name, Saxon Mortgage Officer Title]


              TEXAS COMMERCE BANK NATIONAL ASSOCIATION





              By: ___________________________________
                  Rafael Herrera, Vice President


              SAXON MORTGAGE, INC.




              By:   __________________________


              TEXAS COMMERCE BANK NATIONAL ASSOCIATION as Master Servicer, Custodian, Certificate Registrar and Paying Agent



              By:   ______________________________
                    Rafael Herrera, Vice President

                                                                   Exhibit A-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                       SAXON ASSET SECURITIES TRUST 19962
             MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 19962
                             CLASS A-1 CERTIFICATE

THE PRINCIPAL OF THIS CLASS A-1 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

THIS CLASS A-1 CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

DENOMINATION: $56,694,000               INITIAL PRINCIPAL BALANCE: $56,694,000

PASS-THROUGH RATE:
6.375% per annum plus, in the case of any Distribution Date after the Initial Optional Termination Date, 0.50%


                         REGISTERED HOLDER: CEDE & CO.


Certificate No. A-1-1                                     CUSIP No: 805559 AD 3


            This Certificate evidences a beneficial ownership interest in a Trust consisting primarily of a pool of Mortgage Loans (collectively, the "Mortgage Loans") formed and sold by

                         SAXON ASSET SECURITIES COMPANY

            THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SAXON ASSET SECURITIES COMPANY, THE MASTER SERVICER, ANY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

                                     A-1-1

            The Registered Holder named above is the owner of the Percentage Interest calculated as set forth below in the above mentioned Class of Certificates issued by the Trust (the "Trust") created pursuant to a trust agreement dated November 1, 1996 (the "Trust Agreement"), among Saxon Asset Securities Company (herein called "Saxon," which term includes any successor entity under the "Trust Agreement"), Texas Commerce Bank National Association, as Master Servicer, Paying Agent, Custodian and Certificate Registrar, and Citibank, N.A., as Trustee, a summary of certain of the pertinent provisions of which is set forth herein. To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement to which Trust Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

            This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates, Series 19962 (herein called the "Certificates") and represents a Percentage Interest in the above mentioned Class of Certificates equal to the quotient, expressed as a percentage, obtained by dividing the Denomination of this Certificate specified above by the Initial Principal Balance specified above of the above mentioned Class of Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

            To the extent and subject to the limitations set forth in the Trust Agreement, the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date") is entitled to receive the Distribution Amount with respect to the above mentioned Class of Certificates on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (each a "Distribution Date"), commencing on December 26, 1996. All amounts distributable with respect to this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Asset Proceeds Account and related accounts shall be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

            So long as this Certificate is registered in the name of a Clearing Agency or its nominee, the Paying Agent will make distributions on this Certificate by wire transfer of immediately available funds to the Clearing Agency or its nominee. Otherwise, all distributions under the Trust Agreement will be made by the Paying Agent either (i) by check mailed to the address of the Holder as it appears on the Certificate Register on the related Record Date or (ii) upon request to the Paying Agent in writing by the Record Date immediately prior to the Distribution Date of any Holder of Certificates of this Class having an aggregate initial principal amount equal to or in excess of $1,000,000, by wire transfer of immediately available funds to the account of such Holder. A fee may be charged by the Paying Agent to a Certificateholder for any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of a pendency of such distribution and only upon presentation and surrender of this Certificate at its principal Corporate Trust Office or such other offices or agencies appointed by the Paying Agent for that purpose and such other locations provided in the Trust Agreement.

            The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy, to make Insured Payments available to the Trustee (directly or through a Paying Agent) on or prior to the related Distribution Date for distribution to the Holders.

            Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Holders of the above mentioned Class of Certificates, the Trustee shall distribute in accordance with the Trust Agreement such amounts (directly or through a Paying Agent) to the Holders of the above mentioned Class of Certificates.

                                     A-1-2

            The Trustee will duly and punctually make distributions with respect to this Certificate in accordance with the terms hereof and the Trust Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Holder shall be considered as having been distributed to such Holder for all purposes of the Trust Agreement.

            The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of Saxon and the Trustee and the rights of the Holders of the Certificates under the Trust Agreement at any time by Saxon, the Master Servicer and the Trustee with consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. Unless there is a Certificate Insurer Default, the Certificate Insurer is entitled to exercise all Voting Rights of the Class A Certificateholders.

            As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Clearing Agency or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Certificate Registrar or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar and duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate principal balance will be issued to the designated transferee or transferees.

            Subject to the terms of the Trust Agreement, the Certificates of this Class will be registered as one or more certificates held by a Clearing Agency or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of such Clearing Agency or its nominee in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

            As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Saxon, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of Saxon, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Saxon, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Holders of all Certificates from amounts other than those available under the related Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Holders pursuant to the Trust Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a qualified liquidation of the Trust Estate is effected as described in the Agreement.

            The Trust Agreement also provides that (i) the Holders of a majority of the Class R Certificates may, at their option, purchase from the Trust all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date after the Initial Optional Redemption Date and (ii) under certain

                                     A-1-3
circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

            THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

            The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

            Capitalized terms used and not defined herein have the meaning given them in the Trust Agreement.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: December 5, 1996
                                       CITIBANK, N.A.
                                       NOT IN ITS INDIVIDUAL CAPACITY
                                       BUT SOLELY AS TRUSTEE

                                       BY:  ___________________________
                                            Authorized Officer

[SEAL]

ATTEST:                                     ___________________________
                                            Authorized Officer

                                       CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.

                                       TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                       AS CERTIFICATE REGISTRAR


                                       BY:  __________________________
                                            Authorized Signatory


                                     A-1-4

                                FORM OF TRANSFER


            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
___________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE___________________________________________________________________
___________________________________________________________________________

            (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint _________________________ (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_______________
                                _______________________________________________
                                NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


____________________________________________
SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                 ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM   as tenants in common        UNIT GIFT MIN ACT           Custodian................
                                                                              (Cus)(Minors)
TEN ENT.  as tenants by the entireties                    Under Uniform Gifts to Minors Act
JT TEN.   as joint tenants with rights of                 .................................
          survivorship and not as                                                   [State]
          Tenants in Common


    Additional abbreviations may also be used though not in the above list.

                           DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to _________________, for the account of ____________, account number _______________, or, if mailed by check, to _____________. Applicable reports and statements should be mailed to ___________. This information is provided by _____________________, the assignee named above, or _____________________, as its agent.


                                     A-1-5

                             STATEMENT OF INSURANCE


            MBIA Insurance Corporation (the "Insurer") has issued a certificate guaranty insurance policy containing the following provisions, such Policy being on file at Citibank, N.A., New York, New York, as trustee (the "Trustee").

            The Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Guaranty Insurance Policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners on behalf of the Owners from the Insurer, for distribution by the Trustee (directly or through the Paying Agent) to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer. "Obligations" shall mean:

                                  $450,000,000
                       Saxon Securities Asset Trust 19962
             Mortgage Loan Asset Backed Certificates, Series 19962
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates

            Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

            The Insurer will pay any Insured Payment that is a Preference Amount on the second Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment, (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer and (v) a Notice (as described below), provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

            The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time on the later of the Distribution Date on which the related Class A Distribution Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A. as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

            Insured Payments due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Trustee (or, upon written request of the Trustee, to the Paying Agent) on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

            The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

            Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive distributions on the Obligations to the extent of any payment by the Insurer under the Policy and shall be entitled to direct reimbursement of payments made under the policy according to the terms and in the priority set forth in the Agreement.

            As used in the Policy, the following terms shall have the following meanings:

                                     A-1-6

                        "Agreement" means the Trust Agreement dated as of November 1, 1996, among Saxon Asset Securities Company, as Seller, Texas Commerce Bank National Association, as Master Servicer, and the Trustee as Trustee, without regard to any amendment or supplement thereto, unless the Insurer shall have consented in writing thereto.

                        "Business Day" means any day other than a Saturday, a Sunday or a day on which the Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Trustee or the Paying Agent under the Agreement is located are authorized or obligated by law or executive order to close.

                        "Deficiency Amount" means, with respect to the related Mortgage Loan Group and any Distribution Date (i) the excess, if any, of (a) the sum of the related Class A Current Interest and the related Subordination Deficit, if any, over (b) the related Total Available Funds (after applying the cross collateralization provisions of the Agreement, after deducting the Certificate Insurer premium and without regard to any Insured Payment to be made with respect to such Distribution Date which would otherwise be included in the related Total Available Funds).

                        "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount (ii) any Preference Amount and (iii) an amount sufficient to reduce the Certificate Principal Balance of the Class A-6 Certificates to zero on the Class A-6 Termination Date.

                        "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

                        "Owner" means each Owner (as defined in the Agreement) of a Class A Certificate who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificate to payment thereunder.

                        "Paying Agent" means Texas Commerce Bank National Association, and its successors and assigns.

                        "Preference Amount" means any amount previously distributed to a Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                        Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

                        Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

                        The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Trustee in writing.

                        The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                        The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                        The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason, including payment, or provision being made for payment, prior to the maturity of the Obligations.

                        MBIA INSURANCE CORPORATION


                                     A-1-7

                                                                    Exhibit A-2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (DTC), TO SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REGISTERED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                       SAXON ASSET SECURITIES TRUST 1996-2
             MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996-2
                             CLASS A-2 CERTIFICATE

THE PRINCIPAL OF THIS CLASS A-2 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

THIS CLASS A-2 CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

DENOMINATION: $49,168,000                INITIAL PRINCIPAL BALANCE: $49,168,000

PASS-THROUGH RATE: 6.475% per annum plus, in the case of any Distribution Date after the Initial Optional Termination Date, 0.50%


                         REGISTERED HOLDER: CEDE & CO.


Certificate No. A-2-1                                     CUSIP No: 805559 AE 1

This Certificate evidences a beneficial ownership interest in a Trust consisting primarily of a pool of Mortgage Loans (collectively, the "Mortgage Loans") formed and sold by

                         SAXON ASSET SECURITIES COMPANY

        THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SAXON ASSET SECURITIES COMPANY, THE MASTER SERVICER, ANY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

        This Registered Holder named above is the owner of the Percentage Interest calculated as set forth below in the above mentioned Class of Certificates issued by the Trust (the "Trust") created pursuant to a trust agreement dated November 1, 1996 (the "Trust Agreement"), among Saxon Asset Securities Company (herein called "Saxon," which term includes any successor entity under the "Trust Agreement"), Texas Commerce Bank National

                                     A-2-1

Association, as Master Servicer, Paying Agent, Custodian and Certificate Registrar, and Citibank, N.A., as Trustee, a summary of certain of the pertinent provisions of which is set forth herein. To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement to which Trust Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

        This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates, Series 1996-2 (herein called the "Certificates") and represents a Percentage Interest in the above mentioned Class of Certificates equal to the quotient, expressed as a percentage, obtained by dividing the Denomination of this Certificate specified above by the Initial Principal Balance specified above of the above mentioned Class of Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

        To the extent and subject to the limitations set forth in the Trust Agreement, the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date") is entitled to receive the Distribution Amount with respect to the above mentioned Class of Certificates on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (each a "Distribution Date"), commencing on December 26, 1996. All amounts distributable with respect to this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Asset Proceeds Account and related accounts shall be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

        So long as this Certificate is registered in the name of a Clearing Agency or its nominee, the Paying Agent will make distributions on this Certificate by wire transfer of immediately available funds to the Clearing Agency or its nominee. Otherwise, all distributions under the Trust Agreement will be made by the Paying Agent either (i) be check mailed to the address of the Holder as it appears on the Certificate Register on the related Record Date or (ii) upon request to the Paying Agent in writing by the Record Date immediately prior to the Distribution Date of any Holder of Certificates of this Class having an aggregate initial principal amount equal to or in excess of $1,000,000, by wire transfer of immediately available funds to the account of such Holder. A fee may be charged by the Paying Agent to a Certificateholder for any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of a pendency of such distribution and only upon presentation and surrender of this Certificate at its principal Corporate Trust Office or such other offices or agencies appointed by the Paying Agent for that purpose and such other locations provided in the Trust Agreement.

        The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy, to make Insured Payments available to the Trustee (directly or through a Paying Agent) on or prior to the related Distribution Date for distribution to the Holders.

        Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Holders of the above mentioned Class of Certificates, the Trustee shall distribute in accordance with the Trust Agreement such amounts (directly or through a Paying Agent) to the Holders of the above mentioned Class of Certificates.


                                A-2-2



        The Trustee will duly and punctually make distributions with respect to this Certificate in accordance with the terms hereof and the Trust Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Holder shall be considered as having been distributed to such Holder for all purposes of the Trust Agreement.


        The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of Saxon and the Trustee and the rights of the Holders of the Certificates under the Trust Agreement at any time by Saxon, the Master Servicer and the Trustee with consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. Unless there is a Certificate Insurer Default, the Certificate Insurer is entitled to exercise all Voting Rights of the Class A Certificateholders.

        As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Clearing Agency or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Certificate Registrar or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar and duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate principal balance will be issued to the designated transferee or transferees.

        Subject to the terms of the Trust Agreement, the Certificates of this Class will be registered as one or more certificates held by a Clearing Agency or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of such Clearing Agency or its nominee in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        Saxon, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of Saxon, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Saxon, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

        The Trust Agreement provides that the obligations created thereby will terminate upon the earlier of (it the payment to the Holders of all Certificates from amounts other than those available under the related Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Holders pursuant to the Trust Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made wi~ respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a qualified liquidation of the Trust Estate is effected as described in the Agreement.






                              A-2-3

       The Trust Agreement also provides that (i) the Holders of a majority of the Class R Certificates may, at their option, purchase from the Trust all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date after the Initial Optional Redemption Date and (ii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

       Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

       THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

       The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

       Capitalized terms used and not defined herein have the meaning given them in the Trust Agreement.

       IN WllNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: December 5, 1996
                           CITIBANK, N.A.
                           NOT IN ITS INDIVIDUAL CAPACITY
                           BUT SOLELY AS TRUSTEE

                           BY:_________________________________
                              Authorized Officer

[SEAL]

ATTEST:                    _____________________________________
                             Authorized Officer

                           CERTIFICATE OF AUTHENTICATION


THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WlTHIN-MENTIONED TRUST AGREEMENT.


                           TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                            AS CERTIFICATE REGISTRAR


                           BY:______________________________________
                              Authorized Signatory




                              A-2-4

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
_____________________________________________________________________________
PLEASE INSERT SOCIAL SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE_____________________________________________________________________

_____________________________________________________________________________
            (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint _______________________(Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:__________________

_____________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

______________________________________________
SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                                 ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   as tenants in common         UNIT GIFT MIN ACT  Custodian .........
                                                                (Cus)(Minors)
TEN ENT.  as tenants by the entireties    Under Uniform Gifts to Minors Act
JT TEN.   as joint tenants with rights of        .........................
          survivorship and not as                                 [State]
          Tenants in Common

     Addition abbreviations may also be used though not in the above list.

                           DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to ______________, for the account of ____________________, account number ______________, or, if mailed by check, to _______________. Applicable reports and statements should be mailed to ______________. This information is provided by ____________________, the assignee named above, or ____________________, as its agent.



                                     A-2-5

                             STATEMENT OF INSURANCE

        MBIA Insurance Corporation (the "Insurer") has issued a certificate guaranty insurance policy containing the following provisions, such Policy being on file at Citibank, N.A., New York, New York, as trustee (the "Trustee").

        The Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Guaranty Insurance Policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners on behalf of the Owners from the Insurer, for distribution by the Trustee (directly or through the Paying Agent) to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer. "Obligations" shall mean:

                                  $450,000,000
                      Saxon Securities Asset Trust 1996-2
             Mortgage Loan Asset Backed Certificates, Series 1996-2
Class A-1, Class A-2, Class A-3, Class A-4, Class A-S and Class A-6 Certificates

        Notwithstanding the foregoing paragraph the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

        The Insurer will pay any Insured Payment that is a Preference Amount on the second Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment, (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer and (v) a Notice (as described below), provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

        The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time on the later of the Distribution Date on which the related Class A Distribution Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A. as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

        Insured Payments due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Trustee (or, upon written request of the Trustee, to the Paying Agent) on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

        The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

        Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive distributions on the Obligations to the extent of any payment by the Insurer under the Policy and shall be entitled to direct reimbursement of payments made under the policy according to the terms and in the priority set forth in the Agreement.

        As used in The Policy, the following terms shall have the following meanings:




                                     A-2-6

                "Agreement" means the Trust Agreement dated as of November 1, 1996, among Saxon Asset Securities Company, as Seller, Texas Commerce Bank National Association, as Master Servicer, and the Trustee as Trustee, without regard to any amendment or supplement thereto, unless the Insurer shall have consented in writing thereto.

                "Business Day" means any day other than a Saturday, a Sunday or a day on which the Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Trustee or the Paying Agent under the Agreement is located are authorized or obligated by law or executive order to close.

                "Deficiency Amount" means, with respect to the related Mortgage Loan Group and any Distribution Date (i) the excess, if any, of (a) the sum of the related Class A Current Interest and the related Subordination Deficit, if any, over (b) the related Total Available Funds (after applying the cross collateralization provisions of the Agreement, after deducting the Certificate Insurer premium and without regard to any Insured Payment to be made with respect to such Distribution Date which would otherwise be included in the related Total Available Funds).

                "Insured Payment" means (i) as of any Distribution Date any Deficiency Amount (ii) any Preference Amount and (iii) an amount sufficient to reduce the Certificate Principal Balance of the Class A-6 Certificates to zero on the Class A-6 Termination Date.

                "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

                "Owner" means each Owner (as defined in the Agreement) of a Class A Certificate who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificate to payment thereunder.

                "Paying Agent" means Texas Commerce Bank National Association, and its successors and assigns.

                "Preference Amount" means any amount previously distributed to a Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

                Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

                The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Trustee in writing.

                The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason, including payment, or provision being made for payment, prior to the maturity of the Obligations.

                MBIA INSURANCE CORPORATION


                               A-2-7

                                                                Exhibit A-3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED
BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                      SAXON ASSET SECURITIES TRUST 1996-2
             MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996-2
                             CLASS A-3 CERTIFICATE

THE PRINCIPAL OF THIS CLASS A-3 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

THIS CLASS A-3 CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

DENOMINATION: $17,252,000               INITIAL PRINCIPAL BALANCE: $17,252,000

 PASS-THROUGH RATE: 6.750% per annum plus, in the case of any Distribution Date after the Initial Optional Termination Date, 0.50%


                      REGISTERED HOLDER: CEDE & CO.


Certificate No. A-3-1                                    CUSIP No: 805559 AF 8



         This Certificate evidences a beneficial ownership interest in a Trust consisting primarily of a pool of Mortgage Loans (collectively, the "Mortgage Loans") formed and sold by

                         SAXON ASSET SECURITIES COMPANY

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SAXON
ASSET SECURITIES COMPANY, THE MASTER SERVICER, ANY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

        The Registered Holder named above is the owner of the Percentage Interest calculated as set forth below in the above mentioned Class of Certificates issued by the Trust (the "Trust") created pursuant to a trust agreement dated November l, 1996 (the "Trust Agreement"), among Saxon Asset Securities Company (herein called "Saxon," which term includes any successor entity under the "Trust Agreement"), Texas Commerce Bank National Association, as Master Servicer, Paying Agent, Custodian and Certificate Registrar, and Citibank, N.A., as Trustee, a summary of certain of the pertinent provisions of which is set forth herein. To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement to which Trust

                                A-3-1

Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates, Series 1996-2 (herein called the "Certificates") and represents a Percentage Interest in the above mentioned Class of Certificates equal to the quotient, expressed as a percentage, obtained by dividing the Denomination of this Certificate specified above by the Initial Principal Balance specified above of the above mentioned Class of Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

        To the extent and subject to the limitations set forth in the Trust Agreement, the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date") is entitled to receive the Distribution Amount with respect to the above mentioned Class of Certificates on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (each a "Distribution Date"), commencing on December 26, 1996. All amounts distributable with respect to this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Asset Proceeds Account and related accounts shall be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

        So long as this Certificate is registered in the name of a Clearing Agency or its nominee, the Paying Agent will make distributions on this Certificate by wire transfer of immediately available funds to the Clearing Agency or its nominee. Otherwise, all distributions under the Trust Agreement will be made by the Paying Agent either (i) by check mailed to the address of the Holder as it appears on the Certificate Register on the related Record Date or (ii) upon request to the Paying Agent in writing by the Record Date immediately prior to the Distribution Date of any Holder of Certificates of this Class having an aggregate initial principal amount equal to or in excess of $1,000,000, by wire transfer of immediately available funds to the account of such Holder. A fee may be charged by the Paying Agent to a Certificateholder for any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of a pendency of such distribution and only upon presentation and surrender of this Certificate at its principal Corporate Trust Office or such other offices or agencies appointed by the Paying Agent for that purpose and such other locations provided in the Trust Agreement.

        The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy, to make Insured Payments available to the Trustee (directly or through a Paying Agent) on or prior to the related Distribution Date for distribution to the Holders.

        Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Holders of the above mentioned Class of Certificates, the Trustee shall distribute in accordance with the Trust Agreement such amounts (directly or through a Paying Agent) to the Holders of the above mentioned Class of Certificates.

        The Trustee will duly and punctually make distributions with respect to this Certificate in accordance with the terms hereof and the Trust Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Holder shall be considered as having been distributed to such Holder for all purposes of the Trust Agreement.

        The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of Saxon and the Trustee and the rights of the Holders of the Certificates under the Trust Agreement at any time by Saxon, the Master Servicer and the Trustee with consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such


                               A-3-2
consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. Unless there is a Certificate Insurer Default, the Certificate Insurer is entitled to exercise all Voting Rights of the Class A Certificateholders.

     As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Clearing Agency or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Certificate Registrar or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar and duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate principal balance will be issued to the designated transferee or transferees.

     Subject to the terms of the Trust Agreement, the Certificates of this Class will be registered as one or more certificates held by a Clearing Agency or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of such Clearing Agency or its nominee in minimum denominations of $1,000 and integral multiples of $ 1,000 in excess thereof.

        As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        Saxon, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of Saxon, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Saxon, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

        The Trust Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Holders of all Certificates from amounts other than those available under the related Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Holders pursuant to the Trust Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a qualified liquidation of the Trust Estate is effected as described in the Agreement.

        The Trust Agreement also provides that (i) the Holders of a majority of the Class R Certificates may, at their option, purchase from the Trust all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date after the Initial Optional Redemption Date and (ii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

        THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

        The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

        Capitalized terms used and not defined herein have the meaning given them in the Trust Agreement.

                               A-3-3

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: December 5, 1996
                            CITIBANK, N.A.
                            NOT IN ITS INDIVIDUAL CAPACITY
                            BUT SOLELY AS TRUSTEE

                            BY_____________________________
                               Authorized Officer

[SEAL]

ATTEST:                       _____________________________
                              Authorized Officer



                             CERTIFICATE OF AUTHENTICATION


THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.


                             TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                             AS CERTIFICATE REGISTRAR



                             BY:____________________________________
                               Authorized Signatory



                                A-3-4

                                FORM OF TRANSFER

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint_______

_______________________ (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:________________

____________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

____________________________________________
SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


ABBREVIATIONS

        The following abbreviations, when
used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   as tenants in common
UNIT GIFT MIN ACT
Custodian................
                                                             (Cus)(Minors)
TEN ENT.   as tenants by the entireties       Under Uniform Gifts to Minors Act
JT TEN.    as joint tenants with rights          ............................
           of survivorship and not as                                  [State]
           Tenants in Common

    Additional abbreviations may also be used though not in the above list.

                           DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to _______________, for the account of __________, account number ______________________, or, if mailed by check, to ___________.
Applicable reports and statements should be mailed to _____________. This information is provided by ________________, the assignee named above, or __________________________, as its agent.


                                     A-3-5

                             STATEMENT OF INSURANCE

         MBIA Insurance Corporation (the "Insurer") has issued a certificate guaranty insurance policy containing the following provisions, such Policy being on file at Citibank, N.A., New York, New York, as trustee (the "Trustee").

         The Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Guaranty Insurance Policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners on behalf of the Owners from the Insurer, for distribution by the Trustee (directly or through the Paying Agent) to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer. "Obligations" shall mean:

                                  $450,000,000
                      Saxon Securities Asset Trust 1996-2
             Mortgage Loan Asset Backed Certificates, Series 1996-2
Class A-1, Class A-2, Class A-3, Class A-4, Class A-S and Class A-6 Certificates

          Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Insurer will pay any Insured Payment that is a Preference Amount on the second Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment, (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer and (v) a Notice (as described below), provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time on the later of the Distribution Date on which the related Class A Distribution Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A. as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Insured Payments due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Trustee (or, upon written request of the Trustee, to the Paying Agent) on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive distributions on the Obligations to the extent of any payment by the Insurer under the Policy and shall be entitled to direct reimbursement of payments made under the policy according to the terms and in the priority set forth in the Agreement.

                                A-3-6

            As used in the Policy, the following terms shall have the following meanings:

     "Agreement" means the Trust Agreement dated as of November 1, 1996, among Saxon Asset Securities Company, as Seller, Texas Commerce Bank National Association, as Master Servicer, and the Trustee as Trustee, without regard to any amendment or supplement thereto, unless the Insurer shall have consented in writing thereto.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which the Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Trustee or the Paying Agent under the Agreement is located are authorized or obligated by law or executive order to close.

        "Deficiency Amount" means, with respect to the related Mortgage Loan Group and any Distribution Date (i) the excess, if any, of (a) the sum of the related Class A Current Interest and the related Subordination Deficit, if any, over (b) the related Total Available Funds (after applying the cross collateralization provisions of the Agreement, after deducting the Certificate Insurer premium and without regard to any Insured Payment to be made with respect to such Distribution Date which would otherwise be included in the related Total Available Funds).

        "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount (ii) any Preference Amount and (iii) an amount sufficient to reduce the Certificate Principal Balance of the Class A-6 Certificates to zero on the Class A-6 Termination Date.

        "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

        "Owner" means each Owner (as defined in the Agreement) of a Class A Certificate who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificate to payment thereunder.

        "Paying Agent" means Texas Commerce Bank National Association, and its successors and assigns.

        "Preference Amount" means any amount previously distributed to a Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

        Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

        Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

        The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Trustee in writing.

        The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

        The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason, including payment, or provision being made for payment, prior to the maturity of the Obligations.

                              A-3-7

                MBIA INSURANCE CORPORATION

                                     A-3-8

                                                          Exhibit A-4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                      SAXON ASSET SECURITIES TRUST 1996-2
             MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996 2
                             CLASS A-4 CERTIFICATE

THE PRINCIPAL OF THIS CLASS A-4 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

THIS CLASS A-4 CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

 DENOMINATION: $21,302,000              INITIAL PRINCIPAL BALANCE: $21,302,000

 PASS-THROUGH RATE: 7.025% per annum plus, in the case of any Distribution Date after the Initial Optional Termination Date, 0.50%


                         REGISTERED HOLDER: CEDE & CO.


 Certificate No. A-4-1                                    CUSIP No: 805559 AG6


        This Certificate evidences a beneficial ownership interest in a Trust consisting primarily of a pool of Mortgage Loans (collectively, the "Mortgage Loans") formed and sold by

                         SAXON ASSET SECURITIES COMPANY

        THIS CERTIFICATE DOES NOT REPRESENT OBLIGATION OF OR INTEREST IN SAXON ASSET SECURITIES COMPANY, THE MASTER SERVICER, ANY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

        The Registered Holder named above is the owner of the Percentage Interest calculated as set forth below in the above mentioned Class of Certificates issued by the Trust (the "Trust") created pursuant to a trust agreement dated November 1, 1996 (the "Trust Agreement"), among Saxon Asset Securities Company (herein called "Saxon," which term includes any successor entity under the "Trust Agreement"), Texas Commerce Bank National Association, as Master Servicer, Paying Agent, Custodian and Certificate Registrar, and Citibank, N.A., as Trustee, a summary of certain of the pertinent provisions of which is set forth herein. To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Trust Agreement. This Certificate is

                                     A-4-1
issued under and is subject to the terms, provisions and conditions of the Trust Agreement to which Trust Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates, Series 1996-2 (herein called the "Certificates") and represents a Percentage Interest in the above mentioned Class of Certificates equal to the quotient, expressed as a percentage, obtained by dividing the Denomination of this Certificate specified above by the Initial Principal Balance specified above of the above mentioned Class of Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

        To the extent and subject to the limitations set forth in the Trust Agreement, the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date") is entitled to receive the Distribution Amount with respect to the above mentioned Class of Certificates on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (each a "Distribution Date"), commencing on December 26, 1996. All amounts distributable with respect to this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Asset Proceeds Account and related accounts shall be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

        So long as this Certificate is registered in the name of a Clearing Agency or its nominee, the Paying Agent will make distributions on this Certificate by wire transfer of immediately available funds to the Clearing Agency or its nominee. Otherwise, all distributions under the Trust Agreement will be made by the Paying Agent either (i) by check mailed to the address of the Holder as it appears on the Certificate Register on the related Record Date or (ii) upon request to the Paying Agent in writing by the Record Date immediately prior to the Distribution Date of any Holder of Certificates of this Class having an aggregate initial principal amount equal to or in excess of $1,000,000, by wire transfer of immediately available funds to the account of such Holder. A fee may be charged by the Paying Agent to a Certificateholder for any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of a pendency of such distribution and only upon presentation and surrender of this Certificate at its principal Corporate Trust Office or such other offices or agencies appointed by the Paying Agent for that purpose and such other locations provided in the Trust Agreement.

        The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy, to make Insured Payments available to the Trustee (directly or through a Paying Agent) on or prior to the related Distribution Date for distribution to the Holders.

        Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Holders of the above mentioned Class of Certificates, the Trustee shall distribute in accordance with the Trust Agreement such amounts (directly or through a Paying Agent) to the Holders of the above mentioned Class of Certificates.

        The Trustee will duly and punctually make distributions with respect to this Certificate in accordance with the terms hereof and the Trust Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Holder shall be considered as having been distributed to such Holder for all purposes of the Trust Agreement.

        The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of Saxon and the Trustee and the rights of the Holders of the Certificates under the Trust Agreement at any time by Saxon, the Master Servicer and the Trustee with consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate


                                     A-4-2
shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. Unless there is a Certificate Insurer Default, the Certificate Insurer is entitled to exercise all Voting Rights of the Class A Certificateholders.

        As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Clearing Agency or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Certificate Registrar or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar and duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate principal balance will be issued to the designated transferee or transferees.

        Subject to the terms of the Trust Agreement, the Certificates of this Class will be registered as one or more certificates held by a Clearing Agency or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of such Clearing Agency or its nominee in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        Saxon, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of Saxon, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Saxon, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

        The Trust Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Holders of all Certificates from amounts other than those available under the related Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Holders pursuant to the Trust Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a qualified liquidation of the Trust Estate is effected as described in the Agreement.

        The Trust Agreement also provides that (i) the Holders of a majority of the Class R Certificates may, at their option, purchase from the Trust all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date after the Initial Optional Redemption Date and (ii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

        THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.




                                     A-4-3

          The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

          Capitalized terms used and not defined herein have the meaning given them in the Trust Agreement.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: December 5, 1996
                              CITIBANK, N.A.
                              NOT IN ITS INDIVIDUAL CAPACITY
                              BUT SOLELY AS TRUSTEE

                              BY_________________________________
                                 Authorized Officer

   [SEAL]

   ATTEST:                      _________________________________
                                Authorized Officer



                               CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-4 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.


                               TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                               AS CERTIFICATE REGISTRAR



                               BY:_________________________________
                                 Authorized Signatory



                                     A-4-4

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________________________________

_______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint _________________________(Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:___________________

__________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

__________________________________
SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                 ABBREVIATIONS

       The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM   as tenants in common            UNIT GIFT MIN ACT  Custodian.........
                                                               (Cus)(Minors)
TEN ENT.  as tenants by the entireties        Under Uniform Gifts to Minors Act
JT TEN.   as joint tenants with rights of       ................................
          survivorship and not as                                       [State]
          Tenants in Common

    Additional abbreviations may also be used though not in the above list.

                           DISTRIBUTION INSTRUCTIONS

 The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to ________________
                                          for the account of  _________________,
                                          account number ____________________or,
                                          if mailed by check, to _____________.
                                          Applicable reports and statements
                                          should be mailed to ________________.
                                          This information is provided by ____
                                          __________________, the assignee named
                                          above, or ____________, as its agent.



                                     A-4-5

                             STATEMENT OF INSURANCE

      MBIA Insurance Corporation (the Insurer) has issued a certificate guaranty insurance policy containing the following provisions, such Policy being on file at Citibank, N.A., New York, New York, as trustee (the Trustee).

      The Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Guaranty Insurance Policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners on behalf of the Owners from the Insurer, for distribution by the Trustee (directly or through the Paying Agent) to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer. "Obligations" shall mean:

                                  $450,000,000
                      Saxon Securities Asset Trust 1996-2
             Mortgage Loan Asset Backed Certificates, Series 1996-2
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates

      Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

      The Insurer will pay any Insured Payment that is a Preference Amount on the second Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment, (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer and (v) a Notice (as described below), provided that is such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

      The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time on the later of the Distribution Date on which the related Class A Distribution Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A. as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

      Insured Payments due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Trustee (or, upon written request of the Trustee, to the Paying Agent) on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive distributions on the Obligations to the extent of any payment by the Insurer under the Policy and shall be entitled to direct reimbursement of payments made under the policy according to the terms and in the priority set forth in the Agreement.

                                     A-4-6

      As used in the Policy, the following terms shall have the following meanings:

      "Agreement" means the Trust Agreement dated as of November 1, 1996, among Saxon Asset Securities Company, as Seller, Texas Commerce Bank National Association, as Master Servicer, and the Trustee as Trustee, without regard to any amendment or supplement thereto, unless the Insurer shall have consented in writing thereto.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which the Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Trustee or the Paying Agent under the Agreement is located are authorized or obligated by law or executive order to close.

      "Deficiency Amount" means, with respect to the related Mortgage Loan Group and any Distribution Date (i) the excess, if any, of (a) the sum of the related Class A Current Interest and the related Subordination Deficit, if any, over (b) the related Available Funds (after applying the cross collateralization provisions of the Agreement, after deducting the Certificate Insurer premium and without regard to any Insured Payment to be made with respect to such Distribution Date which would otherwise be included in the related Total Available Funds).

      "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount (ii) any Preference Amount and (iii) an amount sufficient to reduce the Certificate Principal Balance of the Class A-6 Certificates to zero on the Class A-6 Termination Date.

      "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

      "Owner" means each Owner (as defined in the Agreement) of a Class A Certificate who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificate to payment thereunder.

      "Paying Agent" means Texas Commerce Bank National Association, and its successors and assigns.

      "Preference Amount" means any amount previously distributed to a Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

      Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

      Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

      The notice address of the Fiscal Agent is 61 Broadway, l5th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Trustee in writing.

      The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason, including payment, or provision being made for payment, prior to the maturity of the Obligations.

      MBIA INSURANCE CORPORATION



                                    A-4-7

                                                        EXHIBIT A-5

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.




                         SAXON ASSET SECURITIES COMPANY
             MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996-2
                             CLASS A-5 CERTIFICATE

THE PRINCIPAL OF THIS CLASS A-5 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

THIS CLASS A-5 CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

 DENOMINATION: $19,819,000               INITIAL PRINCIPAL BALANCE: $19,819,000

 PASS-THROUGH RATE: 7.185% per annum plus, in the case of any Distribution Date after the Initial Optional Termination Date, 0.50%


                    REGISTERED HOLDER: CEDE & CO.


 Certificate No. A-5-1                                  CUSIP No: 805559 AH 4

        This Certificate evidences a beneficial ownership interest in a Trust consisting primarily of a pool of Mortgage Loans (collectively, the "Mortgage Loans") formed and sold by

                         SAXON ASSET SECURITIES COMPANY

        THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OR INTEREST IN SAXON ASSET SECURITIES COMPANY, THE MASTER SERVICER, ANY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

        The Registered Holder named above is the owner of the Percentage Interest calculated as set forth below in the above mentioned Class of Certificates issued by the Trust (the "Trust") created pursuant to a trust agreement dated November 1, 1996 (the "Trust Agreement"), among Saxon Asset Securities Company (herein called "Saxon," which term includes any successor entity under the "Trust Agreement"), Texas Commerce Bank National Association, as Master Servicer, Paying Agent, Custodian and Certificate Registrar, and Citibank, N.A., as Trustee, a summary of certain of the pertinent provisions of which is set forth herein. To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement to which Trust Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

        This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates, Series 1996-2 (herein called the "Certificates") and represents a Percentage Interest in the above mentioned Class of Certificates equal to the quotient, expressed as a percentage, obtained by dividing the Denomination of this Certificate specified above by the Initial Principal Balance specified above of the above mentioned Class of Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

        To the extent and subject to the limitations set forth in the Trust Agreement, the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date") is entitled to receive the Distribution Amount with respect to the above mentioned Class of Certificates on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (each a "Distribution Date"), commencing on December 26, 1996. All amounts distributable with respect to this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Asset Proceeds Account and related accounts shall be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

        So long as this Certificate is registered in the name of a Clearing Agency or its nominee, the Paying Agent will make distributions on this Certificate by wire transfer of immediately available funds to the Clearing Agency or its nominee. Otherwise, all distributions under the Trust Agreement will be made by the Paying Agent either (i) by check mailed to the address of the Holder as it appears on the Certificate Register on the related Record Date or (ii) upon request to the Paying Agent in writing by the Record Date immediately prior to the Distribution Date of any Holder of Certificates of this Class having an aggregate initial principal amount equal to or in excess of $1,000,000, by wire transfer of immediately available funds to the account of such Holder. A fee may be charged by the Paying Agent to a Certificateholder for any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of a pendency of such distribution and only upon presentation and surrender of this Certificate at its principal Corporate Trust Office or such other offices or agencies appointed by the Paying Agent for that purpose and such other locations provided in the Trust Agreement.

        The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy, to make Insured Payments available to the Trustee (directly or through a Paying Agent) on or prior to the related Distribution Date for distribution to the Holders.

        Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Holders of the above mentioned Class of Certificates, the Trustee shall distribute in accordance with the Trust Agreement such amounts (directly or through a Paying Agent) to the Holders of the above mentioned Class of Certificates.

        The Trustee will duly and punctually make distributions with respect to this Certificate in accordance with the terms hereof and the Trust Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Holder shall be considered as having been distributed to such Holder for all purposes of the Trust Agreement.

        The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of Saxon and the Trustee and the rights of the Holders of the Certificates under the Trust Agreement at any time by Saxon, the Master Servicer and the Trustee with consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. Unless there is a Certificate Insurer Default, the Certificate Insurer is entitled to exercise all Voting Rights of the Class A Certificateholders.

        As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Clearing Agency or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Certificate Registrar or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar and duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate principal balance will be issued to the designated transferee or transferees.

        Subject to the terms of the Trust Agreement, the Certificates of this Class will be registered as one or more certificates held by a Clearing Agency or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of such Clearing Agency or its nominee in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        Saxon, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of Saxon, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Saxon, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

        The Trust Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Holders of all Certificates from amounts other than those available under the related Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Holders pursuant to the Trust Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a qualified liquidation of the Trust Estate is effected as described in the Agreement.

        The Trust Agreement also provides that (i) the Holders of a majority of the Class R Certificates may, at their option, purchase from the Trust all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date after the Initial Optional Redemption Date and (ii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

        THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

       The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

     Capitalized terms used and not defined herein have the meaning given them in the Trust Agreement.

       IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: December 5, 1996
                           CITIBANK, N.A.
                           NOT IN ITS INDIVIDUAL CAPACITY
                           BUT SOLELY AS TRUSTEE

                           BY:____________________________
                              Authorized Officer

[SEAL]

ATTEST:                      ______________________________
                             Authorized Officer


                           CERTIFICATE OF AUTHENTICATION


THIS IS ONE OF THE CLASS A-5 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.


                           TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                            AS CERTIFICATE REGISTRAR



                           BY:_________________________________
                              Authorized Signatory

                       FORM OF TRANSFER

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________________________________

_______________________________________________________________________________
            (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:_________________

__________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

__________________________________________
SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                 ABBREVIATIONS

       The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM   as tenants in common             UNIT GIFT MIN ACT Custodian..........
                                                               (Cus)(Minors)
TEN ENT.  as tenants by the entireties         Under Uniform Gifts to Minors Act
JT TEN.   as joint tenants with rights of       ..............................
          survivorship and not as                                       [State]
          Tenants in Common

    Additional abbreviations may also be used though not in the above list.

                           DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to __________________
                                        for the account of ___________________,
                                        account number _______________, or, if
                                        mailed by check, to __________________.
                                        Applicable reports and statements should be mailed to ________. This information is provided by _________________, the assignee named above, or __________, as
                                        its agent.

                             STATEMENT OF INSURANCE

         MBIA Insurance Corporation (the "Insurer") has issued a certificate guaranty insurance policy containing the following provisions, such Policy being on file at Citibank, N.A., New York, New York, as trustee (the "Trustee").

         The Insurer' in consideration of the payment of the premium and subject to the terms of the Certificate Guaranty Insurance Policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners on behalf of the Owners from the Insurer, for distribution by the Trustee (directly or through the Paying Agent) to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer. "Obligations" shall mean:

                                  $450,000,000
                      Saxon Securities Asset Trust 1996-2
             Mortgage Loan Asset Backed Certificates, Series 1996-2
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates

          Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Insurer will pay any Insured Payment that is a Preference Amount on the second Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment, (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer and (v) a Notice (as described below), provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business
Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time on the later of the Distribution Date on which the related Class A Distribution Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A. as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Insured Payments due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Trustee (or, upon written request of the Trustee, to the Paying Agent) on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

        Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive distributions on the Obligations to the extent of any payment by the Insurer under the Policy and shall be entitled to direct reimbursement of payments made under the policy according to the terms and in the priority set forth in the Agreement.

        As used in the Policy, the following terms shall have the following meanings:

                "Agreement" means the Trust Agreement dated as of November 1, 1996, among Saxon Asset Securities Company, as Seller, Texas Commerce Bank National Association, as Master Servicer, and the Trustee as Trustee, without regard to any amendment or supplement thereto, unless the Insurer shall have consented in writing thereto.

                "Business Day" means any day other than a Saturday, a Sunday or a day on which the Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Trustee or the Paying Agent under the Agreement is located are authorized or obligated by law or executive order to close.

                "Deficiency Amount" means, with respect to the related Mortgage Loan Group and any Distribution Date (i) the excess, if any, of (a) the sum of the related Class A Current Interest and the related Subordination Deficit, if any, over (b) the related Total Available Funds (after applying the cross collateralization provisions of the Agreement, after deducting the Certificate Insurer premium and without regard to any Insured Payment to be made with respect to such Distribution Date which would otherwise be included in the related Total Available Funds).

                "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount (ii) any Preference Amount and (iii) an amount sufficient to reduce the Certificate Principal Balance of the Class A-6 Certificates to zero on the Class A-6 Termination Date.

                "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

                "Owner" means each Owner (as defined in the Agreement) of a Class A Certificate who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificate to payment thereunder.

                "Paying Agent" means Texas Commerce Bank National Association, and its successors and assigns.

                "Preference Amount" means any amount previously distributed to a Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

                Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

                The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Trustee in writing.

                The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason, including payment, or provision being made for payment, prior to the maturity of the Obligations.

                MBIA INSURANCE CORPORATION

                                                           Exhibit A-6

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                         SAXON ASSET SECURITIES COMPANY
             MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996-2
                             CLASS A-6 CERTIFICATE
                          (Variable Pass-Through Rate)

THE PRINCIPAL OF THIS CLASS A-6 CERTIFICATE IS SUBJECT TO PREPAYMENT FROM TIME TO TIME WITHOUT SURRENDER OF OR NOTATION ON THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

THIS CLASS A-6 CERTIFICATE REPRESENTS A REMIC REGULAR INTEREST FOR FEDERAL INCOME TAX PURPOSES.

 DENOMINATION: $285,765,000              INITIAL PRINCIPAL BALANCE: $285,765,000

 PASS-THROUGH RATE: Variable


                         REGISTERED HOLDER: CEDE & CO.


  Certificate No. A-6-1                            CUSIP No:805559 AJ 0


        This Certificate evidences a beneficial ownership interest in a Trust consisting primarily of a pool of Mortgage Loans (collectively, the "Mortgage Loans") formed and sold by

                         SAXON ASSET SECURITIES COMPANY

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SAXON ASSET SECURITIES COMPANY, THE MASTER SERVICER, ANY SERVICER, TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         The Registered Holder named above is the owner of the Percentage Interest calculated as set forth below in the above mentioned Class of Certificates issued by the Trust (the "Trust") created pursuant to a trust agreement dated November 1, 1996 (the "Trust Agreement"), among Saxon Asset Securities Company (herein called "Saxon," which term includes any successor entity under the "Trust Agreement") Texas Commerce Bank National Association, as Master Servicer, Paying Agent, Custodian and Certificate Registrar, and Citibank, N.A., as

                                     A-6-1

Trustee, a summary of certain of the pertinent provisions of which is set forth herein. To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement to which Trust Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

        This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates, Series 1996-2 (herein called the "Certificates") and represents a Percentage Interest in the above mentioned Class of Certificates equal to the quotient, expressed as a percentage, obtained by dividing the Denomination of this Certificate specified above by the Initial Principal Balance specified above of the above mentioned Class of Certificates. The Certificates are issued in multiple Classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

        To the extent and subject to the limitations set forth in the Trust Agreement, the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date") is entitled to receive the Distribution Amount with respect to the above mentioned Class of Certificates on the 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day (each a "Distribution Date"), commencing on December 26, 1996. All amounts distributable with respect to this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Asset Proceeds Account and related accounts shall be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

        So long as this Certificate is registered in the name of a Clearing Agency or its nominee, the Paying Agent will make distributions on this Certificate by wire transfer of immediately available funds to the Clearing Agency or its nominee. Otherwise, all distributions under the Trust Agreement will be made by the Paying Agent either (i) by check mailed to the address of the Holder as it appears on the Certificate Register on the related Record Date or (ii) upon request to the Paying Agent in writing by the Record Date immediately prior to the Distribution Date of any Holder of Certificates of this Class having an aggregate initial principal amount equal to or in excess of $1,000,000, by wire transfer of immediately available funds to the account of such Holder. A fee may be charged by the Paying Agent to a Certificateholder for any payment made by wire transfer. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of a pendency of such distribution and only upon presentation and surrender of this Certificate at its principal Corporate Trust Office or such other offices or agencies appointed by the Paying Agent for that purpose and such other locations provided in the Trust Agreement.

        The Certificate Insurer is required, subject to the terms of the Certificate Insurance Policy, to make Insured Payments available to the Trustee (directly or through a Paying Agent) on or prior to the related Distribution Date for distribution to the Holders.

        Upon receipt of amounts under the Certificate Insurance Policy on behalf of the Holders of the above mentioned Class of Certificates, the Trustee shall distribute in accordance with the Trust Agreement such amounts (directly or through a Paying Agent) to the Holders of the above mentioned Class of Certificates.

        The Trustee will duly and punctually make distributions with respect to this Certificate in accordance with the terms hereof and the Trust Agreement. Amounts properly with,held under the Code by any Person from a distribution to any Holder shall be considered as having been distributed to such Holder for all purposes of the Trust Agreement.


                                     A-6-2

        The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of Saxon and the Trustee and the rights of the Holders of the Certificates under the Trust Agreement at any time by Saxon, the Master Servicer and the Trustee with consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. Unless there is a Certificate Insurer Default, the Certificate Insurer is entitled to exercise all Voting Rights of the Class A Certificateholders.

        As provided in the Trust Agreement and subject to any limitations on transfer of this Certificate by a Clearing Agency or its nominee and certain limitations set forth in the Trust Agreement, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Certificate Registrar or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Trust Agreement, duly endorsed by or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar and duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in the same aggregate principal balance will be issued to the designated transferee or transferees.

        Subject to the terms of the Trust Agreement, the Certificates of this Class will be registered as one or more certificates held by a Clearing Agency or its nominee and beneficial interests will be held by Beneficial Owners through the book-entry facilities of such Clearing Agency or its nominee in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        As provided in the Trust Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of the same Class in the same denomination. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        Saxon, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of Saxon, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Saxon, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

        The Trust Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Holders of all Certificates from amounts other than those available under the related Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Holders pursuant to the Trust Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) at any time when a qualified liquidation of the Trust Estate is effected as described in the Agreement.

        The Trust Agreement also provides that (i) the Holders of a majority of the Class R Certificates may, at their option, purchase from the Trust all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, on any Distribution Date after the Initial Optional Redemption Date and (ii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

        Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

                                     A-6-3

        THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

        The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

        Capitalized terms used and not defined herein have the meaning given them in the Trust Agreement.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: December 5, 1996
                               CITIBANK, N.A.
                               NOT IN ITS INDIVIDUAL CAPACITY
                               BUT SOLELY AS TRUSTEE

                               BY:_____________________________
                                  Authorized Officer

[SEAL]

ATTEST:                          _______________________________
                                 Authorized Officer



                         CERTIFICATE OF AUTHENTICATION


THIS IS ONE OF THE CLASS A-6 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.


                               TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                                AS CERTIFICATE REGISTRAR



                               BY:_____________________________________
                                  Authorized Signatory


                                     A-6-4

                                FORM OF TRANSFER

    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________
     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________
            (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint (Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:__________________

_______________________________________________________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

__________________________________
SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                 ABBREVIATIONS

       The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM    as tenants in common            UNIT GIFT MIN ACT Custodian..........
                                                               (Cus)(Minors)
TEN ENT.  as tenants by the entireties        Under Uniform Gifts to Minors Act
JT TEN.   as joint tenants with rights of          ......................
          survivorship and not as                                     [State]
          Tenants in Common

    Additional abbreviations may also be used though not in the above list.

                           DISTRIBUTION INSTRUCTIONS

 The assignee should include the following for purposes of distribution:

   Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to _____________
                                              for the account of _____________,
                                              account number _____________, or,
                                              if mailed by check, to __________.
                                              Applicable reports and statements
                                              should be mailed to _____________.
                                              This information is provided by
                                              ________________, the assignee
                                              named above, or _______________,
                                              as its agent.

                                     A-6-5

                             STATEMENT OF INSURANCE

        MBIA Insurance Corporation (the "Insurer") has issued a certificate guaranty insurance policy containing the following provisions, such Policy being on file at Citibank, N.A., New York, New York, as trustee (the "Trustee").

        The Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Guaranty Insurance Policy (the "Policy"), thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Owners on behalf of the Owners from the Insurer, for distribution by the Trustee (directly or through The Paying Agent) to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer. "Obligations" shall mean:

                                  $450,000,000
                      Saxon Securities Asset Trust 1996-2
             Mortgage Loan Asset Backed Certificates, Series 1996-2
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates

        Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

        The Insurer will pay any Insured Payment that is a Preference Amount on the second Business Day following receipt on a Business Day by the Fiscal
Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment, (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer and (v) a Notice (as described below), provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

        The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time on the later of the Distribution Date on which the related Class A Distribution Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A. as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

        Insured Payments due under the Policy, unless otherwise stated in the Policy, will be disbursed by the Fiscal Agent to the Trustee (or, upon written request of the Trustee, to the Paying Agent) on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

        The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.



                                     A-6-6

        Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive distributions on the Obligations to the extent of any payment by the Insurer under the Policy and shall be entitled to direct reimbursement of payments made under the policy according to the terms and in the priority set forth in the Agreement.

        As used in the Policy, the following terms shall have the following meanings:

                "Agreement" means the Trust Agreement dated as of November 1, 1996, among Saxon Asset Securities Company, as Seller, Texas Commerce Bank National Association, as Master Servicer, and the Trustee as Trustee, without regard to any amendment or supplement thereto, unless the Insurer shall have consented in writing thereto.

                "Business Day" means any day other than a Saturday, a Sunday or a day on which the Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Trustee or the Paying Agent under the Agreement is located are authorized or obligated by law or executive order to close.

                "Deficiency Amount" means, with respect to the related Mortgage Loan Group and any Distribution Date (i) the excess, if any, of (a) the sum of the related Class A Current Interest and the related Subordination Deficit, if any, over (b) the related Total Available Funds (after applying the cross collateralization provisions of the Agreement, after deducting the Certificate Insurer premium and without regard to any Insured Payment to be made with respect to such Distribution Date which would otherwise be included in the related Total Available Funds).

                "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount (ii) any Preference Amount and (iii) an amount sufficient to reduce the Certificate Principal Balance of the Class A-6 Certificates to zero on the Class A-6 Termination Date.

                "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered . or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

                "Owner" means each Owner (as defined in the Agreement) of a Class A Certificate who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificate to payment thereunder.

                "Paying Agent" means Texas Commerce Bank National Association, and its successors and assigns.

                "Preference Amount" means any amount previously distributed to a Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

                Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

                Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

                The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Trustee in writing.

                The Policy is being issued under and pursuant to, and shall be construed under, the laws of the. State of New York, without giving effect to the conflict of laws principles thereof.

                The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason, including payment, or provision being made for payment, prior to the maturity of the Obligations.

                MBIA INSURANCE CORPORATION


                               A-6-7

                                                          Exhibit R-l

                         SAXON ASSET SECURITIES COMPANY
             MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996-2
                          CLASS R RESIDUAL CERTIFICATE

THIS CLASS R CERTIFICATE MAY NOT BE TRANSFERRED TO A DISQUALIFIED ORGANIZATION, WHICH GENERALLY INCLUDES ANY ENTITY THAT WOULD BE EXEMPT FROM FEDERAL INCOME TAXATION (INCLUDING THE TAX ON UNRELATED BUSINESS TAXABLE INCOME) ON INCOME DERIVED FROM THIS CLASS R CERTIFICATE. IN ADDITION, NO TRANSFER OF LESS THAN THE ENTIRE INTEREST IN THIS CLASS R CERTIFICATE MAY BE MADE UNLESS (1) THE INTEREST TRANSFERRED IS AN UNDIVIDED INTEREST OR (2) THE TRANSFEROR OR THE TRANSFEREE HAS PROVIDED THE MASTER SERVICER AND THE CERTIFICATE REGISTRAR WITH AN OPINION OF COUNSEL THAT SUCH TRANSFER WILL NOT JEOPARDIZE THE REMIC STATUS OF THE RELATED REMIC. ANY TRANSFEREE OF THIS CLASS R CERTIFICATE MUST DELIVER TO THE CERTIFICATE REGISTRAR AND THE MASTER SERVICER (I) A RESIDUAL TRANSFEREE AGREEMENT RELATING TO VARIOUS TAX MATTERS, (II) A BENEFIT PLAN AFFIDAVIT RELATING TO VARIOUS ERISA MATTERS, AND (III) A DISQUALIFIED ORGANIZATION AFFIDAVIT RELATING TO VARIOUS TAX MATTERS.

THIS CLASS R CERTIFICATE REPRESENTS A RESIDUAL INTEREST IN A REMIC FOR FEDERAL INCOME TAX PURPOSES.

                                            PERCENTAGE INTEREST: %

                  REGISTERED HOLDER:


 Certificate No. A-R-l

This Certificate evidences a beneficial ownership interest in a Trust consisting primarily of a pool of Mortgage Loans (collectively, the "Mortgage Loans") formed and sold by

                         SAXON ASSET SECURITIES COMPANY

        THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SAXON ASSET SECURITIES COMPANY, THE MASTER SERVICER, ANY SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

        The Registered Holder named above is the owner of the Percentage Interest set forth above in the above mentioned Class of Certificates issued by the Trust (the "Trust") created pursuant to a trust agreement dated November 1, 1996 (the "Trust Agreement"), among Saxon Asset Securities Company (herein called "Saxon," which term includes any successor entity under the "Trust Agreement"), Texas Commerce Bank National Association, as Master Servicer, Paying Agent and Certificated Registrar, and Citibank, N.A., as Trustee, a summary of certain of the pertinent provisions of which is set forth herein. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement to which Trust Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

        The Holder of this Class R Certificate is not entitled to any scheduled distributions of principal or interest.

        This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Loan Asset Backed Certificates, Series 1996-2 (herein called the "Certificates"), and representing the Percentage Interest in the Class R Certificates specified above. The Certificates are issued in multiple classes designated as specifically set forth in the Trust Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

        The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Trust Agreement. As provided in the Trust Agreement, withdrawals from the Asset Proceeds Account and related accounts shall be made from time to time for purposes other than distributions to Holders, such purposes including reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and administration of the Trust.

        Distributions on this Certificate, if any, will be made by or on behalf of the Trustee either (i) by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or
(ii) by wire transfer of immediately available funds, upon request to the Paying Agent in writing by the Record Date immediately prior to the related Distribution Date by the Holder of this Certificate. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Paying Agent's principal Corporate Trust Office or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Trust Agreement.

        An election will be made to treat certain assets of the Trust as a real estate mortgage investment conduit (the "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"). Assuming that such election is made properly and that certain qualification requirements concerning the assets of the Trust and the Certificates are met, the Holder of this Class R Certificate will be treated for federal income tax purposes as the beneficial owner of a "residual interest" in the REMIC. Accordingly, the Holder of this Class R Certificate will be taxed on its pro rata share of the REMIC's taxable income or net loss. The requirement that the Holder of this Class R Certificate report its pro rata share of such income or loss will continue until there are no Certificates of any Class outstanding.

        Pursuant to the Trust Agreement, the Master Servicer or one of its affiliates, as agent of the REMIC, will provide each Holder of a Class R Certificate with information sufficient to enable such Holder to prepare (i) its federal income tax and information returns and (ii) any reports required by the Code regarding the Certificates, except where such information is otherwise provided to each such Holder pursuant to the Trust Agreement. As the Holder of a residual interest in the REMIC, the Holder of this Class R Certificate will have continuing administrative rights and obligations generally similar to those of a partner with respect to its partnership. Such rights and obligations principally concern the REMIC's federal income taxes and information returns and the representation of the REMIC in administrative or judicial proceedings involving the Internal Revenue Service. The Master Servicer or one of its affiliates, however, will purchase a Class R Certificate and will act on behalf of the Holders of the Class R Certificates as the representative of the REMIC for such proceedings. The federal tax and information returns of the REMIC will be prepared by the Master Servicer or its affiliate, and signed and filed by the Trustee.

        By accepting this Certificate, the Holder of this Certificate agrees to be bound by all the provisions of the Trust Agreement and, in particular, agrees that it shall (i) take any action required by the Code or Treasury regulations thereunder in order to create or maintain the REMIC status of the REMIC and (ii) refrain from taking any action that could endanger such status.

        The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of Saxon and the Trustee and the rights of the Holders under the Trust Agreement at any time by Saxon, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereafter or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. Unless there is a Certificate Insurer Default, the Certificate Insurer is entitled to exercise all Voting Rights of the Class A Certificateholders.

        As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the principal Corporate Trust Office of the Certificate Registrar or such other office or agency appointed by the Trustee for that purpose and such other locations provided in the Trust Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.




                               R-1-9

        The Securities of this Class are issuable in fully-registered, certificated form without coupons in minimum Percentage Interests of 25% and increments of 1% in excess thereof. Two Certificates of this Class may be issued in a different Percentage Interest than specified above.

        As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in the same aggregate Percentage Interest as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        This Class R Certificate (including any beneficial interest therein) may not be transferred to a Disqualified Organization (i.e., the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any organization (other than a farmers" cooperative described in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code), any rural electrical or telephone cooperative described in Section 1381(a)(2)(C) of the Code or any other entity designated as a disqualified organization by legislation enacted after the date hereof (a corporation will not be treated as an instrumentality of the United States or of any political subdivision thereof if all its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit)). In addition, this Class R Certificate (including any beneficial interest therein) may not be transferred unless (i) the proposed transferee provides the Certificate Registrar and the Master Servicer with (A) a Residual Transferee Agreement, (B) a Benefit Plan Affidavit,
(C) a Disqualified Organization Affidavit and (D) if the proposed transferee is a Non-U.S. Person, a TAPRI Certificate, and (ii) the interest transferred involves the entire interest in this Class R Certificate or an undivided interest therein (unless the transferor or the transferee provides the Master Servicer and the Certificate Registrar with an Opinion of Counsel (which shall not be an expense of the Master Servicer or the Certificate Registrar) that the transfer will not jeopardize the REMIC status of the related REMIC). Furthermore, (i) the Certificate Registrar shall require that the transferor and the transferee certify as to the factual basis for the registration exemption(s) relied upon and (ii) if the transfer is made within three years from the acquisition of this Class R Certificate by a non-Affiliate of Saxon from Saxon or an Affiliate of Saxon, the Certificate Registrar also may require an Opinion of Counsel that such transfer may be made without registration or qualification under the Securities Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Certificate Registrar or the Master Servicer. In any event, the Certificate Registrar shall not effect any transfer of this Class R Certificate except upon notification of such transfer to the Master Servicer. Any attempted transfer of this Class R Certificate in violation of the foregoing restrictions will be null and void and will not be recognized by the Certificate Registrar.

        If a tax or a reporting cost is borne by the REMIC as a result of the transfer of this Class R Certificate, or any beneficial interest therein, in violation of the restrictions set forth herein or in the Trust Agreement, the Trustee upon notification from the Master Servicer, may pay such tax or reporting cost with amounts that otherwise would have been paid to the transferee of this Class R Certificate (or beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from the Trustee, the Certificate Registrar, the Paying Agent, Saxon, the Trust, the Servicer, the Master Servicer, or the other Holders. The Master Servicer shall make, or cause to be made, available the information necessary for the application of Section 860E(e) of the Code.

        Saxon, the Master Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of Saxon, the Master Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Saxon, the Master Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

        Pursuant to the terms of the Trust Agreement, either Saxon or the Holders of the majority of the Percentage Interest in the Class R Certificates, at their respective options, subject to the limitations imposed by the Trust Agreement, may redeem the Certificates, in whole but not in part, on any Distribution Date on or after (i) Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans in the Trust has declined to 10% or less of the Scheduled Principal Balance of the Mortgage Loans in the Trust as of the Cut-Off Date, at a redemption price equal to 100% of the then Certificate Principal Balance of the Class A Certificates, plus accrued interest thereon. If the Certificates are redeemed, the purchase price distributable with respect to each Class of such Certificates will be 100% of the then Certificate Principal Balance of such Class, plus interest thereon. Upon redemption and at the option of the redeeming party, (i) the REMIC may be terminated, thereby causing the sale of the Mortgage Loans and other related assets of the Trust and the retirement of the Certificates

                              R-1-10
or (ii) the Certificates may be held or resold by the redeeming party. Notice of optional redemption of the Certificates will be mailed to the Holders according to the procedures set out in the Trust Agreement. The REMIC also may be terminated and the Certificates retired on any Distribution Date upon the Master Servicer's determination, based upon an Opinion of Counsel, that the REMIC status of the REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. Upon the termination of the REMIC, payment of all amounts due on the Certificates and payment of all administrative expenses associated with the REMIC, any remaining assets of the REMIC shall be sold and the proceeds therefrom shall be distributed pro rata to the Holders of the Class R Certificates, as set forth in the Trust Agreement.

       Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

       THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

       The Trustee has executed this Certificate on behalf of the Trust not in its individual capacity but solely as Trustee under the Trust Agreement, and the Trustee shall be liable hereunder only in respect of the assets of the Trust.

       IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

Dated: December 5, 1996

                              CITIBANK, N.A.,
                              NOT IN ITS INDIVIDUAL CAPACITY,
                              BUT SOLELY AS TRUSTEE



                              BY:______________________________
                                AUTHORIZED OFFICER



[SEAL]                            ATTEST:



                              __________________________________
                              AUTHORIZED OFFICER



                                          CERTIFICATE OF AUTHENTICATION

        THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED TRUST AGREEMENT.


                              TEXAS COMMERCE BANK NATIONAL
                              ASSOCIATION, AS CERTIFICATE REGISTRAR



                              BY:
                                   AUTHORIZED SIGNATORY



                              R-1-11

                       FORM OF TRANSFER
       FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

___________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE___________________________________________________________________
___________________________________________________________________________
            (Please print or typewrite name and address of assignee)

the within Certificate and does hereby irrevocably constitute and appoint _______________________________(Attorney) to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:___________________

___________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

__________________________________________
     SIGNATURE GUARANTEED: The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                 ABBREVIATIONS

       The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM   as tenants in common             UNIT GIFT MIN ACT Custodian
                                                               (Cus)(Minors)
TEN ENT.  as tenants by the entireties     Under Uniform Gifts to Minors Act
JT TEN.   as joint tenants with rights of  ..............................
        survivorship and not as                                 [State]
        Tenants in Common

    Additional abbreviations may also be used though not in the above list.

                           DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds, to

                                   _______________for the account of
                                   _______________, account number___________
                                   or, if mailed by check, to _______________
                                   Applicable reports and statements should be mailed to ___________. This information is provided by _____________, the assignee named above, or _______________, as its agent.

                              R-1-12

                         SAXON ASSET SECURITIES COMPANY
                     MORTGAGE LOAN ASSET BACKED CERTIFICATES



                        STANDARD TERMS TO TRUST AGREEMENT

                             (November 1996 Edition)

                                TABLE OF CONTENTS

ARTICLE I.........................................................................................................1
        Section 1.01. Defined Terms...............................................................................1
        Section 1.02. Section References; Calculations; Ratings..................................................22


ARTICLE II.......................................................................................................23
        Section 2.01. Mortgage Loan Files........................................................................23
        Section 2.02. Acceptance by the Trustee..................................................................24
        Section 2.03. Purchase or Substitution of Mortgage Loans by the Seller, a Servicer or....................27
        Section 2.04. Representations and Warranties of Saxon....................................................31
        Section 2.05. Representations and Warranties of the Master Servicer......................................33


ARTICLE III......................................................................................................34
        Section 3.01. Master Servicer Custodial Account..........................................................34
        Section 3.02. Asset Proceeds Account.....................................................................36
        Section 3.03. Issuing REMIC Accounts.....................................................................37
        Section 3.04. Advances by Master Servicer and Trustee....................................................37
        Section 3.05. Month End Interest.........................................................................39
        Section 3.06. Trustee to Cooperate; Release of Mortgage Files............................................39
        Section 3.07 Reports to the Trustee; Annual Compliance Statements........................................41
        Section 3.08. Title, Management and Disposition of REO Properties........................................42
        Section 3.09. Amendments to Servicing Agreements; Modification of the Guide..............................45
        Section 3.10. Oversight of Servicing.....................................................................46
        Section 3.11.  Credit Enhancement........................................................................47


ARTICLE IV.......................................................................................................47
        Section 4.01. Statements to Certificateholders...........................................................47
        Section 4.02. Remittance Reports.........................................................................49
        Section 4.03. Compliance with Withholding Requirements...................................................50
        Section 4.04. Reports of Certificate Principal Balances to the Clearing Agency...........................50
        Section 4.05. Preparation of Regulatory Reports..........................................................50


ARTICLE V........................................................................................................51
        Section 5.01. Pooling REMIC Interests....................................................................51
        Section 5.02. The Certificates...........................................................................52
        Section 5.03. Book-Entry Certificates....................................................................52
        Section 5.04. Registration of Transfer and Exchange of Certificates......................................53
        Section 5.05. Restrictions on Transfers..................................................................55
        Section 5.06. Mutilated, Destroyed, Lost or Stolen Certificates..........................................57
        Section 5.07. Persons Deemed Owners......................................................................57
        Section 5.08. Paying Agent...............................................................................58


ARTICLE VI.......................................................................................................58
        Section 6.01 Liability of, and Indemnification by, Saxon and the Master Servicer.........................58
        Section 6.02. Merger or Consolidation of Saxon or the Master Servicer....................................59


        Section 6.03. Limitation on Liability of Saxon, the Master Servicer and Others...........................59
        Section 6.04. Resignation of the Master Servicer.........................................................60
        Section 6.05. Compensation to the Master Servicer........................................................60
        Section 6.06. Assignment or Delegation of Duties by Master Servicer......................................60


ARTICLE VII......................................................................................................61
        Section 7.01. Termination and Substitution of Servicing Agreements.......................................61
        Section 7.02. Termination of Master Servicer; Trustee to Act.............................................61
        Section 7.03. Notification to Certificateholders.........................................................64


ARTICLE VIII.....................................................................................................64
        Section 8.01. Duties of Trustee..........................................................................64
        Section 8.02. Certain Matters Affecting the Trustee......................................................65
        Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans......................................67
        Section 8.04. Trustee May Own Certificates...............................................................67
        Section 8.05. Trustee's Fees.............................................................................68
        Section 8.06. Eligibility Requirements for Trustee.......................................................68
        Section 8.07. Resignation and Removal of the Trustee.....................................................69
        Section 8.08. Successor Trustee..........................................................................69
        Section 8.09. Merger or Consolidation of Trustee.........................................................70
        Section 8.10. Appointment of Trustee or Separate Trustee.................................................70
        Section 8.11. Appointment of Custodians..................................................................71
        Section 8.12. Trustee May Enforce Claims Without Possession of Certificates..............................71


ARTICLE IX.......................................................................................................72
        Section 9.01. Redemption.................................................................................72
        Section 9.02. Termination................................................................................72
        Section 9.03. Procedure for Redemption or Termination....................................................73
        Section 9.04. Additional Termination Requirements........................................................74


ARTICLE X........................................................................................................75
        Section 10.01. REMIC Administration......................................................................75
        Section 10.02. Prohibited Activities.....................................................................76


ARTICLE XI.......................................................................................................78
        Section 11.01. Amendment of Trust Agreement..............................................................78
        Section 11.02. Recordation of Agreement; Counterparts....................................................79
        Section 11.03. Limitation of Rights of Certificateholders................................................79
        Section 11.04. Governing Law.............................................................................80
        Section 11.05. Notices...................................................................................80
        Section 11.06. Severability of Provisions................................................................80
        Section 11.07. Sale of Mortgage Loans....................................................................81
        Section 11.08. Notice to Rating Agency...................................................................81


        Exhibit A-1    Form of Initial Certification
        Exhibit A-2    Form of Final Certification
        Exhibit B      Form of Recordation Report
        Exhibit C      Form of Remittance Report

                                       ii


        Exhibit D      Form of Rule 144A Agreement-QIB Certification
        Exhibit E      Form of Transferee Agreement
        Exhibit F      Form of Benefit Plan Affidavit
        Exhibit G      Form of Residual Transferee Agreement
        Exhibit H-1    Form of Disqualified Organization Affidavit
        Exhibit H-2    Form of Disqualified Organization Affidavit

                                      iii


                              PRELIMINARY STATEMENT

        Saxon Asset Securities Company ("Saxon"), Texas Commerce Bank National
Association, as administrative agent (in such capacity, the "Master Servicer"), and a bank or trust company, as trustee (the "Trustee"), have entered into a Trust Agreement (the "Trust Agreement") that provides for the issuance of a series of asset backed certificates (the "Certificates") that in the aggregate evidence the entire interest in certain mortgage-related assets and certain other property owned by the trust created by the Trust Agreement (the "Trust").
These Standard Terms are a part of, and are incorporated by reference into, the Trust Agreement.

        NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made in the Trust Agreement and as hereinafter set forth, Saxon, the Master Servicer and the Trustee agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

Section 1.01. Defined Termsed Terms

        Except as otherwise specified or as the context may otherwise require, the following capitalized terms shall, whenever used in the Trust Agreement, have the respective meanings assigned to them in this Section 1.01. Capitalized terms used but not defined in the Trust Agreement shall have the respective meanings assigned to them in the Guide.

        "Accounting Date": Unless otherwise provided in the Trust Agreement, with respect to each Distribution Date, the last day of the month preceding the month in which such Distribution Date occurs.

        "Additional Collateral": Any real property (other than the related
Mortgaged Premises), personal property, securities, cash, instruments, contracts, or other documents constituting or evidencing collateral pledged as additional security for a Mortgage Loan.

        "Administrative Fee": With respect to each Distribution Date and each Mortgage Loan, the sum of the Servicing Fee, the Master Servicing Fee, the
Trustee Fee and the Credit Enhancement Fee relating thereto.

        "Administrative Fee Rate": With respect to each Distribution Date and each Mortgage Loan, the sum of the Servicing Fee Rate, the Master Servicing Fee
Rate, the Trustee Fee Rate and the Credit Enhancement Fee Rate relating thereto.

        "Advance": With respect to any Mortgage Loan, any advance of principal and interest, taxes, insurance or expenses made by a Servicer, the Master
Servicer, the Trustee or an Insurer.

        "Affiliate": Any person or entity controlling, controlled by or under common control with Saxon or the Master Servicer ("control" meaning the power to direct the management and policies of a person or entity, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and "controlling" and "controlled" having meanings correlative to the foregoing).

        "Annual Compliance Statement": The Officer's certificate required to be delivered annually by the Master Servicer pursuant to Section 3.07 hereof.

        "ARM Loan": An "adjustable rate" Mortgage Loan, the Mortgage Interest
Rate of which is subject to periodic adjustment in accordance with the terms of the related Mortgage Note.

        "Asset Proceeds Account": The account or accounts created and maintained for the Trust pursuant to Section 3.02 hereof.

        "Asset Value": Unless otherwise provided in the Trust Agreement, with respect to each Mortgage Loan, the lesser of (i) the Scheduled Principal Balance and of such Mortgage Loan; and (ii) the present value of remaining Monthly
Payments discounted monthly to the date computed at an interest rate specified in the Trust Agreement.

        "Available Distribution": Unless otherwise provided in the Trust
Agreement, with respect to each Distribution Date, an amount equal to the sum of the following:

               (a) all Monthly Payments with respect to the Mortgage Loans received by the Trust and due during the preceding Due Period, to the extent paid by a Borrower, advanced by a Servicer, the Master Servicer, the Trustee or an Insurer, or deposited in the Asset Proceeds Account from the Interest Fund (if any);

               (b) all amounts deposited in the Asset Proceeds Account on account of Mortgage Loans sold by the Trust to a Purchaser during the preceding Prepayment Period; and

               (c) all other payments (other than late charges, conversion fees and similar charges and fees retained by a Servicer pursuant to the Guide) received by the Trust in connection with any unscheduled principal payments or recoveries on the Mortgage Loans during the preceding Prepayment Period, including Liquidation Proceeds and
        Insurance Proceeds, together with interest received by the Trust on the principal portion thereof through the Accounting Date preceding such Distribution Date, less the sum of (i) expenses associated with such recovery and (ii) any Advances on such Mortgage Loans;

minus (i) the Administrative Fee allocable to each Mortgage Loan from payments or Advances on, or proceeds of, such Mortgage Loan, (ii) any Non-Recoverable
Advances to the extent required to be reimbursed, and (iii) any reimbursement of Saxon or the Master Servicer pursuant to Section 6.03, (iv) an overpayment of the Purchase Price of a Mortgage Loan and (v) the Credit Enhancement Fee or Fees payable to the providers of any related Credit Enhancement with respect to such Distribution Date.

        "Basis Limit Amount": With respect to a Mortgage Loan purchased from a REMIC, an amount equal to the REMIC's adjusted federal income tax basis in such Mortgage Loan as of the date on which the purchase occurs as set forth in a certificate of an Officer of the Master Servicer, which certificate shall be delivered to the Trustee in connection with any purchase of a Mortgage Loan.

                                       2


        "Beneficial Owner": With respect to a Book-Entry Certificate, the Person who is registered as owner of such Certificate in the books of the Clearing
Agency for such Certificate or in the books of a Person maintaining an account with such Clearing Agency.

        "Benefit Plan Affidavit": An affidavit substantially in the form of Exhibit F attached hereto.

        "Benefit Plan Opinion": An Opinion of Counsel satisfactory to the Master
Servicer and the Trustee (and upon which Saxon, the Master Servicer, the Tax
Matters Person and the Trustee are authorized to rely) to the effect that the proposed transfer will not (i) cause the assets of the Trust to be regarded as plan assets for purposes of the Plan Asset Regulations, (ii) give rise to any fiduciary duty under ERISA on the part of Saxon, a Servicer, the Master Servicer or the Trustee or (iii) result in, or be treated as, a prohibited transaction under Section 406 or 407 of ERISA or section 4975 of the Code (which opinion shall not be a cost or expense of Saxon, the Master Servicer, the Tax Matters
Person or the Trustee).

        "Book-Entry Certificates": Each Class of Certificates, if any, specified as such in the Trust Agreement.

        "Borrower": With respect to each Mortgage Loan, the individual or individuals or any Servicer obligated to repay the related Mortgage Note.

        "Business Day": Unless otherwise provided in the Trust Agreement, any day that is not a Saturday, Sunday, holiday or other day on which commercial banking institutions in the city and state in which the Corporate Trust Office or the Insurer is located or the city and state in which the principal office of the Paying Agent or the Custodian, if any, is located are authorized or obligated by law or executive order to be closed.

        "Certificate":  Any asset backed certificate designated in the Trust
Agreement.

        "Certificate Guaranty Insurance Policy" means any certificate guaranty insurance policy issued in connection with certificates.

        "Certificate Insurer" means any issuer of a Certificate Guaranty
Insurance Policy.

        "Certificate of Title Insurance": A certificate of title insurance issued pursuant to a master title insurance policy.

        "Certificate Principal Balance": Unless otherwise provided in the Trust
Agreement, with respect to each Class of Certificates, on any Distribution Date, the aggregate principal amount, if any, of such Class of Certificates immediately prior to such Distribution Date (or, in the case of the first
Distribution Date, an amount equal to the aggregate initial principal amount of such Class of Certificates as of the Closing Date) net of the sum of (i) the amounts to be applied on such Distribution Date to reduce the aggregate principal amount of such Class of Certificates in accordance with the Trust
Agreement and (ii) the aggregate amount of all Realized Losses, if any, to be allocated to such Class of Certificates on such Distribution Date pursuant to the Trust Agreement.

                                       3


        "Certificate Register":  The register designated in the related Trust
Agreement.

        "Certificate  Registrar":  The registrar  designated in the related
Trust Agreement,  or appointed pursuant to Section 5.02 hereof.

        "Certificateholders": The holders of the Certificates as recorded on the Certificate Register.

        "Class":  The Certificates of a Series bearing the same designation.

        "Class Percentage": With respect to each Class of Certificates as of each Distribution Date, the percentage obtained by dividing the Certificate
Principal Balance of such Class immediately prior to such Distribution Date by the aggregate Scheduled Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date.

        "Clearing Agency": The Depository Trust Company or any successor organization or any other organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the SEC thereunder.

        "Clearing Agency Participant": A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with such Clearing
Agency.

        "Closing Date": The date on which Certificates are issued by a Trust as set forth in the Trust Agreement.

        "Code":  The Internal Revenue Code of 1986, as amended.

        "Collateral": With respect to any Mortgage Loan, the Mortgaged Premises and the Additional Collateral, if any, securing the indebtedness of the Borrower under such Mortgage Loan.

        "Conventional Home Improvement Loan": A mortgage loan that is made to finance actions or items that substantially protect or improve the basic livability or utility of a residential property and that is secured by a first, second, or more junior lien on such residential property.

        "Converted Mortgage Loan": An ARM Loan with respect to which the
Borrower has complied with the applicable requirements of the related Mortgage
Note to convert the Mortgage Interest Rate relating thereto to a fixed rate of interest (and with respect to which the related Servicer has processed such conversion).

        "Cooperative Loan": A Mortgage Loan that is secured by a first lien against (i) shares issued by a cooperative housing corporation and (ii) the related Borrower's leasehold interest in a cooperative dwelling unit owned by such cooperative housing corporation.

                                       4


        "Corporate Trust Office": The principal corporate trust office of the Trustee and any Certificate Registrar at which at any particular time its corporate trust business shall be administered.

        "Credit Enhancement": Any certificate guaranty insurance policy, mortgage pool insurance policy, special hazard insurance policy, special hazard fund, mortgagor bankruptcy fund, reserve fund, letter of credit, financial guaranty insurance policy, third party guaranty or other form of insurance specified in the Trust Agreement that is obtained by or on behalf of Saxon with respect to the Certificates.

        "Credit Enhancement Fee": With respect to each form of Credit
Enhancement, the monthly premium or fee that is payable to the provider of such Credit Enhancement as specified in the Trust Agreement.

        "Credit Enhancement Fee Rate": With respect to each form of Credit
Enhancement, each Mortgage Loan and each Distribution Date, an amount equal to the Credit Enhancement Fee with respect to the related Certificates, divided by the aggregate Scheduled Principal Balance of the related Mortgage Loans.

        "Custodian": The Custodian identified in the Trust Agreement that shall hold all or a portion of the Trustee Mortgage Loan Files with respect to the Certificates.

        "Cut-Off Date":  The date specified as such in the Trust Agreement.

        "Defect Discovery Date": With respect to a Mortgage Loan, the date on which either the Trustee or the Master Servicer first discovers a Qualification
Defect affecting such Mortgage Loan.

        "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

        "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, or any use of such REO Property in a trade or business conducted by the Trust, in each case other than through an Independent
Contractor; provided, however, that the Trustee or the Master Servicer on behalf of the Trust shall not be considered to Directly Operate an REO Property solely because the Trustee or the Master Servicer on behalf of the Trust establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or maintenance with respect to such REO Property.

        "Disqualified Organization": Either (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in section 521 of the Code) that is exempt from federal income tax unless such organization is subject to tax under the unrelated business taxable income provisions of the Code, (vii) any organization described in section
1381(a)(2)(C) of the Code, or (vii) any other entity identified as a disqualified organization by the REMIC Provisions. A corporation will not be treated as an instrumentality of the United States or any state or political subdivision thereof if all its activities are subject to tax and, with the

                                       5


exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

        "Disqualified Organization Affidavit": If provided by a Non-U.S. Person, an affidavit substantially in the form of Exhibit H-I attached hereto, and, if provided by a U.S. Person, an affidavit substantially in the form of Exhibit H-2 attached hereto.

        "Distribution Account": With respect to any Double REMIC Series, an
Eligible Account established and maintained with the Paying Agent by the Trustee for the Issuing REMIC. Unless otherwise provided in the Trust Agreement, the Distribution Account shall be considered an asset of the Issuing REMIC.

        "Distribution Date": Unless otherwise provided in the Trust Agreement, the 25th day of each month, or the next Business Day if such 25th day is not a Business Day, commencing in the month following the Closing Date.

        "Double REMIC Series": A Series with respect to which two REMIC elections are made to form an Issuing REMIC and a Pooling REMIC.

        "Due Date":  The first day of the month of the related Distribution
Date.

        "Due Period": Unless otherwise provided in the Trust Agreement, (i) the period from but excluding the Cut-Off Date to and including the first day of the month in which the first Distribution Date occurs and (ii) each period thereafter from and including the second day of a month to and including the first day of the following month.

        "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the long-term or short-term unsecured debt obligations of which (or a federal or state chartered depository institution or trust company that is the principal subsidiary of a holding company the long-term or short-term unsecured debt obligations of which), respectively, are rated by each Rating Agency in one of its two highest long-term rating categories and its highest short-term rating category at the time any amounts are held on deposit therein or (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company, acting in the capacity of a trustee, paying agent or master servicer, in a manner acceptable to each Rating Agency in respect of mortgage pass-through certificates rated in one of its two highest rating categories. Eligible Accounts may be interest-bearing accounts or the funds therein may be invested in Permitted Investments. If qualified under this definition, accounts maintained with the Trustee may constitute Eligible
Accounts.

        "ERISA": The Employee Retirement Income Securities Act of 1974, as amended.

        "Event of Default": An event with respect to the Master Servicer described in Section 7.02 hereof.

        "Exchange Act":  The Securities Exchange Act of 1934, as amended.

        "Final Certification": A certification as to the completeness of each Trustee Mortgage Loan File substantially in the form of Exhibit A-2 attached

                                       6

hereto provided by the Trustee (or the Custodian) on or before the first anniversary of the Closing Date pursuant to Section 2.02(c) hereof.

        "Final Distribution Date": The meaning set forth in Section 9.03 hereof.

        "Fiscal Year": Unless otherwise provided in the Trust Agreement, the fiscal year of the Trust shall run from January 1 (or from the Closing Date, in the case of the first fiscal year) through the last day of December.

        "FNMA Guidelines": The provisions contained in the guide for selling and servicing first lien residential mortgage loans issued from time to time by the Federal National Mortgage Association.

        "Fraud Losses": Losses on Mortgage Loans resulting from fraud, dishonesty or misrepresentation in the origination of such Mortgage Loans.

        "Gross Margin": With respect to each ARM Loan, the fixed percentage specified in the related Mortgage Note that is added to or subtracted from the Index on each Interest Adjustment Date to determine the new Mortgage Interest
Rate for such ARM Loan.

        "Guide": Unless otherwise provided in the Trust Agreement, the August
1996 Edition of the Saxon Mortgage Seller/Servicer Guide, as supplemented and amended from time to time through the Closing Date.

        "Holders": The holders of the Certificates as recorded on the Certificate Register.

        "Independent Contractor": Either (i) any Person (other than the Trustee or the Master Servicer) that would be an "independent contractor" with respect to the Trust within the meaning of section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that, in applying such section, more than 35% of the outstanding principal balance of any Class shall be deemed to be more than 35% of the certificates of beneficial interest of the Trust), so long as the Trust does not receive or derive any income from such Person, the relationship between such Person and the Trust is at arm's length and such Person is not an employee of the Trust, the Trustee or the Master Servicer, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Trustee or the Master Servicer) upon receipt by the Trustee of an Opinion of Counsel, the expense of which shall constitute an Advance if borne by a Servicer or a subservicer, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents From Real Property.

        "Index": With respect to each ARM Loan, the index rate specified in the related Mortgage Note to which or from which the Gross Margin is added or subtracted, in accordance with the terms of such Mortgage Note, on each Interest
Adjustment Date to determine the new Mortgage Interest Rate for such ARM Loan.

                                       7


        "Initial Certification": A certification as to the completeness of each Trustee Mortgage Loan File substantially in the form of Exhibit A-1 attached hereto provided by the Trustee (or the Custodian) on the Closing Date pursuant to Section 2.02(b) hereof.

        "Initial  Mortgage Loans":  Any of the Mortgage Loans listed on the
Mortgage Loan Schedule  attached to the Trust Agreement.

        "Insurance Proceeds": The proceeds paid by any Insurer pursuant to an insurance policy covering any Mortgage Loan, less the expenses of recovering such proceeds and any Non-Recoverable Advances made with respect to such Mortgage Loan.

        "Insurer": Any issuer of an insurance policy relating to the Mortgage Loans or the asset backed certificates of a Series.

        "Interest Adjustment Date": With respect to each ARM Loan, the date on which the related Mortgage Interest Rate adjusts in accordance with the related
Mortgage Note.

        "Interest Fund": An Eligible Account that may be established for the purpose of making interest payments on Mortgage Loans for which the Trust is not due any payments until after the first Distribution Date. The amount of the Interest Fund, if any, shall be set forth in the Trust Agreement. The Interest
Fund shall not be an asset of the Trust or any REMIC, but shall be for the benefit of the Certificateholders.

        "Interest Shortfall":  Month End Interest Shortfall and Soldiers' and
Sailors' Shortfall.

        "Issuing REMIC": With respect to any Double REMIC Series, unless otherwise provided in the Trust Agreement, the REMIC consisting primarily of the Distribution Account and the Subaccounts of such Distribution Account.

        "Junior Mortgage Loan": Any Mortgage Loan with respect to which the related Security Instrument constitutes a lien of other than first priority on the related Collateral.

        "Letter of Credit": A letter of credit issued to the Trustee and its successors or assigns by any Person whose long-term unsecured debt obligations are rated by each Rating Agency in one of its two highest rating categories.

        "Liquidation Proceeds": The proceeds received in connection with the liquidation of any Mortgage Loan as a result of defaults by the related Borrower
(including any insurance or guarantee proceeds with respect to such Mortgage
Loan), less the expenses of such liquidation and any Advances made with respect to such Mortgage Loan.

        "Loan to Value Ratio": With respect to any Mortgage Loan, the ratio that results when the Unpaid Principal Balance of such Mortgage Loan is divided by the fair market value of the related Mortgaged Premises. For purposes of determining that ratio, the fair market value of the Mortgage Premises must be reduced by (i) the full amount of any lien on such Mortgaged Premises that is senior to the Mortgage Loan and (ii) a pro rata portion of any lien on such Mortgaged Premises that is in parity with the Mortgage Loan.

                                       8


        "Master Servicer": The bank or mortgage banking company identified as such in the Trust Agreement.

        "Master Servicer Advance Amount": The amount, if any, specified as such in the Trust Agreement.

        "Master Servicer Compensation": The Master Servicing Fee and any additional compensation payable to the Master Servicer as specified in Section
6.05 hereof.

        "Master Servicer Custodial Account":  The account described in Section
3.01 hereof.

        "Master Servicer Errors and Omissions Insurance Policy": If the Master
Servicer is not a national banking association, an insurance policy in an amount and otherwise in form and substance acceptable under FNMA Guidelines insuring the Master Servicer as the named insured against liability for damages arising out of errors, omissions or mistakes committed in the performance of the services and other obligations required of the Master Servicer under the Trust
Agreement and, if permitted by the issuer of such policy, naming the Trustee as an additional insured, and containing a severability of interests provision but no other exclusion or other provision that would limit the liability of any insured to any other insured.

        "Master Servicer Fidelity Bond": If the Master Servicer is not a national banking association, a fidelity bond issued by an insurer and in form and substance acceptable under FNMA Guidelines (i) under which such insurer agrees to indemnify the Master Servicer for all losses sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of the Master
Servicer's directors, officers or employees and (ii) which provides for limits of liability for each such director, officer or employee of not less than an amount required by such guidelines.

        "Master Servicer Remittance Date": Unless otherwise provided in the
Trust Agreement, (i) each Distribution Date, if the Asset Proceeds Account and the Master Servicer Custodial Account are maintained at the same bank, or (ii) the Business Day preceding each Distribution Date, if such accounts are not maintained at the same bank.

        "Master Servicer Reporting Date": Unless otherwise provided in the Trust
Agreement, the close of business on the third Business Day preceding each Distribution Date.

        "Master Servicing Fee": Unless otherwise provided in the Trust
Agreement, with respect to each Distribution Date and each Mortgage Loan, an amount equal to one-twelfth of the Master Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the first day of the preceding Due Period.

        "Master Servicing Fee Rate":  The rate specified as such in the Trust
Agreement.

        "Maximum Lifetime Mortgage Interest Rate": With respect to each ARM
Loan, the interest rate, if any, set forth in the related Mortgage Note as the maximum Mortgage Interest Rate thereunder.

                                       9


        "Minimum Lifetime Mortgage Interest Rate": With respect to each ARM
Loan, the interest rate, if any, set forth in the related Mortgage Note as the minimum Mortgage Interest Rate thereunder.

        "Month End Interest": With respect to any Mortgage Loan liquidated or prepaid during a Prepayment Period, the difference between the interest that would have been paid on such Mortgage Loan through the last day of the month in which such liquidation or prepayment occurred and the interest actually received by the Servicer with respect to such Mortgage Loan, in each case net of the Servicing Fee applicable thereto. No Month End Interest shall accrue with respect to a prepayment of a Mortgage Loan or to Liquidation Proceeds received on account of any Mortgage Loan during the period from the first day of a month through the last day of the Prepayment Period ending during such month.

        "Month End Interest Shortfall": The amount of Month End Interest not paid by a Servicer or the Master Servicer.

        "Monthly Payment": With respect to any Mortgage Loan and any month, the scheduled payment of principal and interest due in such month under the terms of the related Mortgage Note.

        "Monthly Statement": The statement required to be prepared and delivered to the Trustee by the Master Servicer on or before each Master Servicer
Reporting Date as described in Section 4.01 hereof.

        "Mortgage Interest Rate": With respect to any Mortgage Loan, the annual interest rate required to be paid by the related Borrower under the terms of the related Mortgage Note.

        "Mortgage Loan": Any of the Single Family Loans, Multi-Family Loans,
Conventional Home Improvement Loans, Title I Loans, or Cooperative Loans sold by
Saxon to the Trust and listed on the Mortgage Loan Schedule to the Trust
Agreement or any Subsequent Sales Agreement and any loans substituted therefor pursuant to the terms of the Trust Agreement.

        "Mortgage Loan Schedule": The schedule(s) of the Mortgage Loans which are attached to the Trust Agreement, in the case of the Initial Mortgage Loans, and to the Subsequent Sales Agreement(s) in the case of Subsequent Mortgage
Loans, and set forth for each Mortgage Loan (i) the Servicer (Saxon) Loan
Number, (ii) the Borrower's Name, (iii) the original principal balance, (iv) the Scheduled Principal Balance as of the Cut-Off Date and (v) such additional information as may be reasonably requested by the Trustee or any Certificate
Insurer.

        "Mortgage Note": The note or other evidence of indebtedness of a Borrower with respect to a Mortgage Loan.

        "Mortgaged Premises": With respect to any Mortgage Loan other than a Cooperative Loan, the real property or the leasehold interest, together with any improvements thereon, securing the indebtedness of the Borrower under such Mortgage Loan. With respect to any Cooperative Loan, the shares issued by a cooperative housing corporation that secure the indebtedness of the Borrower under such Cooperative Loan.

                                       10


        "Mortgagor Bankruptcy Fund": A fund consisting of: (i) a surety bond, insurance policy, Letter of Credit, guarantee or other credit instrument, in form and substance satisfactory to each Rating Agency, issued by an insurance company, surety company, bank, trust company, savings and loan association, financial institution or other Person acceptable to each Rating Agency or (ii) cash, Permitted Investments or a Class of Certificates or portion thereof held by or on behalf of the Trust. The Mortgagor Bankruptcy Fund will not be considered an asset of the Trust or any REMIC, but shall be for the benefit of the Certificateholders. The owner of the Mortgagor Bankruptcy Fund will be identified in the Trust Agreement and, to the extent provided in the REMIC
Provisions, any amounts transferred by a REMIC to such fund shall be treated as amounts distributed by such REMIC to the owner of such fund.

        "Mortgagor Bankruptcy Losses": Losses resulting from any court ordered reduction in the valuation of the Collateral securing a Mortgage Loan or changes in the repayment terms of a Mortgage Loan in conjunction with a bankruptcy proceeding of a Borrower or otherwise.

        "Multi-Family Loan": A mortgage loan that is secured by a first, second, or more junior lien on a rental apartment building, a mixed commercial and residential use property, or a project containing five or more residential units.

        "Negative Amortization Amount": With respect to each Mortgage Loan, the excess, if any, of interest accrued at the related Mortgage Interest Rate for any month over the greater of (i) the amount of the Monthly Payment for such month and (ii) the interest received in respect of such month.

        "Net Rate": Unless otherwise provided in the Trust Agreement, with respect to each Mortgage Loan, the related Mortgage Interest Rate less the related Administrative Fee Rate.

        "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust
(if the Trustee, the Master Servicer, a Servicer or an agent of the foregoing has the right to renegotiate the terms of such lease).

        "Non-Recoverability Certificate": The meaning set forth in Section 3.04 hereof.

        "Non-Recoverable Advance": Any Advance or proposed Advance that the
Master Servicer or the Trustee, as the case may be, has determined to be non-recoverable in accordance with Section 3.04 hereof.

        "Non-U.S. Person": A foreign person within the meaning of Treasury regulation Section 1.860G-3(a)(1) (i.e., a person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership that is organized under the laws of the United States or any jurisdiction thereof or therein, or (iii) an estate or trust that is subject to United States federal income taxation regardless of the source of its income) who would be subject to United States income tax withholding pursuant to section 1441 or 1442 of the Code and the Treasury regulations thereunder on income derived from a Residual
Interest.

                                       11


        "Officer": With respect to the Trustee, Custodian, Paying Agent,
Certificate Registrar or Master Servicer, any senior vice president, any vice president, any assistant vice president, any assistant treasurer, any trust officer, any assistant secretary, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, and also to whom, with respect to a particular corporate trust matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. With respect to any other Person, the chairman of the board, the president, a vice president
(however designated), the treasurer or the controller of such Person.

        "Opinion of Counsel": A written opinion of counsel, who may be counsel for Saxon or the Master Servicer, acceptable to the Trustee and the Master
Servicer. Except with the consent of each Rating Agency, no Opinion of Counsel may be delivered by in-house counsel of the entity required to deliver such opinion.

        "Pass-Through Rate": With respect to each Class of Certificates, as to each Distribution Date, the rate specified as such in the Trust Agreement.

        "Paying Agent": The paying agent designated in the related Trust
Agreement or appointed pursuant to Section 5.08 hereof.

        "Payment Adjustment Date": With respect to each ARM Loan, the date on which the related payments of principal and interest adjust in accordance with the related Mortgage Note.

        "Percentage Interest": With respect to any Certificate to which a principal balance is assigned as of the Closing Date, the portion of the Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance of such Certificate and the denominator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class as of the Closing Date. With respect to any Certificate to which a principal balance is not assigned as of the Closing Date, the portion of the Class evidenced by such Certificate, expressed as a percentage, as stated on the face of such Certificate.

        "Permitted Investments":  The following investments:

               (a) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

               (b) senior debt obligations and mortgage participation certificates of the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation;

               (c) repurchase obligations of a depository institution or trust company (acting as principal) (the collateral for which is held by a third party or the Trustee) with respect to any security described in clauses (a) or (b) above, provided that the long-term or short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories and its highest short-term unsecured debt rating category;

                                       12


               (d) certificates of deposit, time deposits and bankers' acceptances of any bank or trust company (including the Trustee) incorporated under the laws of the United States or any state thereof, provided that the long-term unsecured debt obligations of such bank or trust company at the date of acquisition thereof have been rated by each Rating Agency in one of its two highest long-term unsecured debt rating categories and the short term unsecured debt rating of such bank or trust company at the date of acquisition thereof by each Rating Agency is the highest short term unsecured debt rating by each Rating Agency;

               (e) any other demand, money market or time deposit or obligation, interest-bearing or other security or investment earning a return in the nature of interest that would not adversely affect the then current rating of the Certificates by any Rating Agency (without regard to the existence of any Credit Enhancement);

provided, however, that no investment described above shall constitute a Permitted Investment if such investment evidences either the right to receive
(i) only interest with respect to the obligations underlying such instrument or
(ii) both principal and interest payments derived from obligations underlying such instrument if the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and, provided further, that no investment described above shall constitute a Permitted Investment unless such investment matures on or before the Business Day preceding the Distribution Date on which the funds invested therein are required to be distributed (or, in the case of an investment that is an obligation of the institution in which the account is maintained, on or before such Distribution Date).

        "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, government or agency or political subdivision thereof or any other entity.

        "Plan": Any "employee benefit plan" within the meaning of Section 3(3) of ERISA, any retirement arrangement (including individual retirement accounts, individual retirement annuities and Keogh plans), and any collective investment funds, separate accounts, insurance company general accounts and similar pooled investment funds in which such plans or arrangements are invested, that are described in or subject to the Plan Asset Regulations, ERISA or corresponding provisions of the Code.

        "Plan Asset Regulations": The United States Department of Labor regulations set forth in 29 C.F.R. ss. 2510.3-101, as amended from time to time.

        "Plan Investor": Any Plan, any Person acting on behalf of a Plan or any Person using the assets of a Plan, as determined under the Plan Asset
Regulations.

        "Pooling REMIC": With respect to any Double REMIC Series, unless otherwise provided in the Trust Agreement, the REMIC consisting primarily of the Mortgage Loans and the Asset Proceeds Account.

                                       13


        "Pre-Funding Account": An Eligible Account that may be established with the Paying Agent for the purpose of providing for the purchase by the Trust of Subsequent Mortgage Loans.

        "Prepayment Period": Unless otherwise provided in the Trust Agreement:
(i) the period from but excluding the Cut-Off Date to and including the 17th day of the month in which the first Distribution Date occurs and (ii) each period thereafter from and including the 18th day of a month to and including the 17th day of the following month.

        "Private Certificate":  Any Certificate designated as such in the Trust
Agreement.

        "Private Subordinated Certificate": Any Certificate designated as such in the Trust Agreement.

        "Public Subordinated Certificate": Any Certificate designated as such in the Trust Agreement.

        "Purchase Price": With respect to each Mortgage Loan purchased from the Trust, an amount equal to the Unpaid Principal Balance of such Mortgage Loan, plus accrued and unpaid interest thereon at the related Mortgage Interest Rate to the last day of the month in which such purchase occurs, and, if a Servicer is the Purchaser, minus any unreimbursed Advances of principal and interest made by such Servicer on such Mortgage Loan and any outstanding Servicing Fee owed with respect to such Mortgage Loan.

        "Purchaser": The Person that purchases a Mortgage Loan from the Trust pursuant to Section 2.03 hereof.

        "Qualification Defect": With respect to a Mortgage Loan, (i) a defective document in the Trustee Mortgage Loan File, (ii) the absence of a document in the Trustee Mortgage Loan File, or (iii) the breach of any representation, warranty or covenant with respect to such Mortgage Loan made by a Seller, a Servicer or Saxon, but only if the affected Mortgage Loan would cease to qualify as a "qualified mortgage" for purposes of the REMIC Provisions. With respect to a Regular Interest or a mortgage certificate described in section 860G(a)(3) of the Code, the failure to qualify as a "qualified mortgage" for purposes of the REMIC Provisions.

        "Qualified Institutional Buyer": Any "qualified institutional buyer" as defined in clause (a)(1) of Rule 144A.

        "Qualified Substitute Mortgage Loan": A mortgage loan substituted by
Saxon or a Seller for a Deleted Mortgage Loan that must, on the date of such substitution: (i) have an Unpaid Principal Balance not greater than (and not more than $10,000 less than) the Unpaid Principal Balance of the Deleted
Mortgage Loan, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a Net Rate equal to the Net Rate of the
Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) the remaining term to maturity of the Deleted Mortgage Loan, (v) have a Loan-to-Value Ratio as of the first day of the month in which the substitution occurs equal to or less than the Loan-to-Value

                                       14

Ratio of the Deleted Mortgage Loan as of such date (in each case, using the fair market value at origination and after taking into account the Monthly Payment due on such date), and (vi) comply with each applicable representation, warranty, and covenant pertaining to the Mortgage Loans set forth in the Trust
Agreement and, if a Seller is effecting the substitution, comply with each applicable representation, warranty, or covenant pertaining to the Mortgage
Loans set forth in the related Sales Agreement; provided, however, that no ARM
Loan may substituted for a Deleted Mortgage Loan unless such Deleted Mortgage
Loan is also an ARM Loan and, in addition to meeting the conditions set forth above, the ARM Loan to be substituted, on the date of the substitution, (vii) has a Minimum Lifetime Mortgage Interest Rate that is not less than the Minimum
Lifetime Mortgage Interest Rate on the Deleted Mortgage Loan, (viii) has a
Maximum Lifetime Mortgage Interest Rate that is not less than the Maximum
Lifetime Mortgage Interest Rate on the Deleted Mortgage Loan, (ix) provides for a lowest possible Net Rate that is not lower than the lowest possible Net Rate for the Deleted Mortgage Loan and a highest possible Net Rate that is not lower than the highest possible Net Rate for the Deleted Mortgage Loan, (x) has a Gross Margin that is not less than the Gross Margin of the Deleted Mortgage
Loan, (xi) has a Periodic Rate Cap equal to the Periodic Rate Cap on the Deleted
Mortgage Loan, (xii) has a next Interest Adjustment Date that is the same as the next Interest Adjustment Date for the Deleted Mortgage Loan or occurs not more than two months prior to the next Interest Adjustment Date for the Deleted
Mortgage Loan, (xiii) does not have a permitted increase or decrease in the Monthly Payment on each Payment Adjustment Date less than the permitted increase or decrease applicable to the Deleted Mortgage Loan, (xiv) was underwritten on the basis of credit underwriting standards at least as strict as the credit underwriting standards used with respect to the Deleted Mortgage Loan; and (xv) is not convertible to a fixed Mortgage Interest Rate unless the Deleted Mortgage
Loan is so convertible. If more than one mortgage loan is substituted for a Deleted Mortgage Loan, the amount described in clause (i) hereof shall be determined on the basis of aggregate Unpaid Principal Balances, the rates described in clauses (iii), (vii), (viii), and (ix) hereof shall be determined on the basis of weighted average Mortgage Interest Rates and Net Rates, as the case may be, the term described in clause (iv) hereof shall be determined on the basis of weighted average remaining terms to maturity, provided that no Qualified Substitute Mortgage Loan may have an original term to maturity beyond the latest original term to maturity of any Mortgage Loan transferred and assigned to the Trust on the Closing Date, the Gross Margins described in clause
(x) hereof shall be determined on the basis of weighted average Gross Margins, and the Interest Adjustment Dates described in clause (xii) hereof shall be determined on the basis of weighted average Interest Adjustment Dates. In the case of a Trust for which a REMIC election has been or will be made, a Qualified
Substitute Mortgage Loan also shall satisfy the following criteria as of the date of its substitution for a Deleted Mortgage Loan: (A) the Borrower shall not be 60 or more days delinquent in payment on the Qualified Substitute Mortgage
Loan, (B) the Trustee Mortgage Loan File for such Mortgage Loan shall not contain any material deficiencies in documentation, and shall include an executed Mortgage Note and a recorded Security Instrument; (C) the Loan-to-Value
Ratio of such Mortgage Loan must be 125% or less on the date of origination of such Mortgage Loan or, if any of the terms of such Mortgage Loan were modified other than in connection with a default or imminent default on such Mortgage
Loan, on the date of such modification; (D) no property securing such Mortgage
Loan may be subject to foreclosure, bankruptcy, or insolvency proceedings; and
(E) such Mortgage Loan must be secured by a valid lien on the related Mortgaged
Premises.

                                       15

        "Rating Agency": Each nationally recognized statistical rating agency specified in the Trust Agreement that, on the Closing Date, rated one or more
Classes of Certificates at the request of Saxon.

        "Realized Interest Shortfall": With respect to any Mortgage Loan, the amount by which the interest payable thereon exceeds the net amount recovered
(including Insurance Proceeds) in liquidation thereof, after payment of expenses of liquidation and reimbursement of Advances made with respect to such Mortgage
Loan.

        "Realized Loss": With respect to any Mortgage Loan, an amount equal to the sum of (i) the amount by which the Unpaid Principal Balance thereof exceeds the net amount recovered in liquidation thereof (after payment of expenses of liquidation and reimbursement of Advances), after payment of accrued interest on such Mortgage Loan and after application of any Insurance Proceeds with respect thereto, and (ii) any other types of principal loss with respect to such Mortgage Loan, including, but not limited to, Mortgagor Bankruptcy Losses, Special Hazard Losses and Fraud Losses.

        "Record Date": Unless otherwise provided in the Trust Agreement, (i) with respect to the first Distribution Date, the Closing Date, and (ii) with respect to each Distribution Date thereafter, the last Business Day of the month preceding the month in which such Distribution Date occurs.

        "Recordation Report": A report substantially in the form of Exhibit B attached hereto provided by the Trustee (or the Custodian) pursuant to Section
2.02 identifying those Mortgage Loans for which a Security Instrument or an Assignment remains unrecorded.

        "Redeeming Purchase": The purchase of all the Regular Certificates issued by the Trust pursuant to Section 9.01 hereof.

        "Redemption Account": An escrow account maintained by the Trustee into which any Trust funds not distributed on a Distribution Date on which a Redeeming Purchase is made are deposited. The Redemption Account shall be an Eligible Account.

        "Redemption Date":  The date, if any, specified as such in the Trust
Agreement.

        "Redemption Price": An amount equal to (i) the aggregate Certificate
Principal Balance of the Regular Certificates (and any Residual Certificates with a Certificate Principal Balance) plus accrued and unpaid interest thereon through the Accounting Date preceding the Distribution Date fixed for redemption and (ii) any unreimbursed Advances and Non-Recoverable Advances.

        "Regular  Certificate":  A  Certificate  that  represents a Regular
Interest or a  combination  of Regular Interests.

        "Regular Interest": An interest in a REMIC that is designated as a "regular interest" in such REMIC for purposes of the REMIC Provisions.

        "REMIC": With respect to a Trust, each "real estate mortgage investment conduit," within the meaning of the REMIC Provisions, relating to such Trust.

                                       16

        "REMIC Provisions": The provisions of the Code relating to "real estate mortgage investment conduits," which provisions appear at sections 860A through 860G of the Code, related Code provisions, and regulations, announcements and rulings thereunder, as the foregoing may be in effect from time to time.

        "Remittance Date": Unless otherwise provided in the Trust Agreement, the 15th day of each month, or the preceding Business Day if such 15th day is not a Business Day.

        "Remittance Report": A report (either a data file or hard copy) that is prepared by the Master Servicer in accordance with Section 4.02 hereof and contains the information specified in Exhibit C attached hereto.

        "Rents From Real Property": With respect to any REO Property, gross income of the character described in section 856(d) of the Code and the Treasury regulations thereunder.

        "REO Disposition": The receipt by a Servicer of Insurance Proceeds and other payments and recoveries (including Liquidation Proceeds) which a Servicer recovers from the sale or other disposition of an REO Property.

        "REO Property": A Mortgaged Premises acquired by a Servicer on behalf of the Certificateholders through foreclosure or deed in lieu of foreclosure, as further described in Section 3.08 hereof.

        "Request for Release": A release signed by an Officer of a Servicer in the form attached to the Servicing Agreement as Form 340 of the Guide (or a similar certificate of the Master Servicer containing the same information).

        "Reserve Fund": Unless otherwise provided in the Trust Agreement, any fund in the Trust Estate other than (i) the Asset Proceeds Account or (ii) any other fund that is expressly excluded from a REMIC.

        "Residual Certificate":  A Certificate that represents a Residual
Interest.

        "Residual Interest": An interest in a REMIC that is designated as a "residual interest" in such REMIC for purposes of the REMIC Provisions.

        "Residual Transferee Agreement": An agreement substantially in the form of Exhibit G attached hereto.

        "Rule 144A": Rule 144A promulgated by the SEC, as the same may be amended from time to time.

        "Rule 144A Agreement": An agreement substantially in the form of Exhibit D attached hereto.

        "Rule 144A Certificate":  Unless otherwise provided in the Trust
Agreement, a Private Certificate.

        "Sales Agreement":  The Sales Agreement identified in the Trust
Agreement.

                                       17

        "Saxon":  Saxon Asset Securities Company, a Virginia corporation.

        "Saxon Mortgage":  Saxon Mortgage, Inc., a Virginia corporation.

        "Scheduled Principal Balance": Unless otherwise provided in the Trust
Agreement, with respect to any Mortgage Loan as of any date of determination, the scheduled principal balance thereof as of the Cut-Off Date, increased by the Negative Amortization Amount, if any, with respect thereto, and reduced by (i) the principal portion of all Monthly Payments due on or before such determination date, whether or not paid by the Borrower or advanced by a Servicer, the Master Servicer, the Trustee or an Insurer, (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding such date of determination, and (iii) without duplication, the amount of any Realized Loss that has occurred with respect to such Mortgage Loan.

        "SEC":  The Securities and Exchange Commission and its successors.

        "Securities Act":  The Securities Act of 1933, as amended.

        "Security Instrument": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt, security deed, or other instrument creating a first, second, or more junior lien on the Collateral that secures the indebtedness of the Borrower under such Mortgage Loan.

        "Seller": With respect to each Mortgage Loan, Saxon Mortgage or any other party other than Saxon that executes a Sales Agreement applicable to such Mortgage Loan.

        "Senior Mortgage Loan": Any Mortgage Loan with respect to which the related Security Instrument constitutes a lien of first priority on the related
Collateral.

        "Senior Percentage": The percentage, if any, specified as such (and calculated as set forth) in the Trust Agreement.

        "Senior Prepayment Percentage": The percentage, if any, specified as such (and calculated as set forth) in the Trust Agreement.

        "Series": A group of Certificates issued by a trust originated by Saxon.

        "Servicer": With respect to each Mortgage Loan, the Person responsible for the servicing thereof in accordance with the Guide.

        "Servicer Compensation": The Servicing Fee and any additional compensation payable to the Servicer.

        "Servicing Agreement": Any agreement between a Servicer and Saxon
Mortgage or Saxon relating to the servicing of Mortgage Loans which is in form and substance satisfactory to the Master Servicer.

        "Servicing Fee": Unless otherwise provided in the Trust Agreement, with respect to each Distribution Date and each Mortgage Loan, an amount equal to

                                       18


one-twelfth of the applicable Servicing Fee Rate multiplied by the Scheduled
Principal Balance of such Mortgage Loan as of the first day of the preceding Due
Period.

        "Servicing Fee Rate":  The rate specified as such in the Trust
Agreement.

        "Single Family Loan": A mortgage loan that is secured by a first, second, or more junior lien on a one-to four-family residential property.

        "Soldiers' and Sailors' Shortfall": Interest losses on a Mortgage Loan resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940.

        "Special Hazard Fund": A Fund consisting of: (i) a surety bond, insurance policy, Letter of Credit, guarantee or other credit instrument, in form and substance satisfactory to each Rating Agency, issued by an insurance company, surety company, bank, trust company, savings and loan association, financial institution or other Person acceptable to each Rating Agency or (ii) cash, Permitted Investments or a Class of Certificates or portion thereof held by or on behalf of the Trust. The Special Hazard Fund will not be considered an asset of the Trust or any REMIC, but shall be for the benefit of the Certificateholders. The owner of the Special Hazard Fund will be identified in the Trust Agreement and, to the extent provided in the REMIC Provisions, any amounts transferred by a REMIC to such fund shall be treated as amounts distributed by such REMIC to the owner of such fund.

        "Special Hazard Insurance Policy": An insurance policy covering a
Mortgage Loan against (i) loss by reason of damage to Mortgaged Premises caused by certain hazards not covered by any Hazard Insurance and (ii) partial loss from damage to the Mortgaged Premises caused by reason of the application of the coinsurance clause contained in any Hazard Insurance policy.

        "Special Hazard Losses": Losses on Mortgage Loans arising by reason of damage to Mortgaged Premises not covered by Hazard Insurance, excluding losses caused by war, nuclear reaction, nuclear or atomic weapons, insurrection or normal wear and tear.

        "Special Tax Consent": The written consent of the Holder of a Residual
Certificate to any tax (or risk thereof) arising out of a proposed transaction or activity that may be imposed upon such Holder or that may affect adversely the value of such Residual Certificate.

        "Special Tax Opinion": An Opinion of Counsel that a proposed transaction or activity will not (i) affect adversely the status of any REMIC as a REMIC or of the Regular Interests as the "regular interests" therein under the REMIC
Provisions, (ii) affect the payment of interest or principal on the Regular
Interests or (iii) result in the encumbrance of the Mortgage Loans by a tax lien.

        "Standard Terms": These Standard Terms, as amended or supplemented from time to time.

        "State":  The jurisdiction specified in the Trust Agreement.

                                       19


        "Subaccount": With respect to any Double REMIC Series, each subaccount of the Distribution Account that is deemed established by the Paying Agent solely for purposes of the REMIC Provisions pursuant to Section 3.03(a) hereof.

        "Subordinated Percentage": The percentage, if any, specified as such (and calculated as set forth) in the Trust Agreement.

        "Subordinated Prepayment Percentage": The percentage, if any, specified as such (and calculated as set forth) in the Trust Agreement.

        "Subsequent Cut-Off Date": The time and date specified in a Subsequent
Sales Agreement with respect to those Subsequent Mortgage Loans which are acquired by the Trust pursuant to such Subsequent Sales Agreement.

        "Subsequent  Mortgage  Loans":  Any of the Mortgage Loans listed on a
Mortgage Loan Schedule  attached to a Subsequent Sales Agreement.

        "Subsequent Sales Agreement": Each Subsequent Sales Agreement executed by the Master Servicer (on behalf of itself and the Trustee), the Seller and Saxon Mortgage by which Subsequent Mortgage Loans are sold to the Trust in the form attached to the related Trust Agreement.

        "Substitution Shortfall": The meaning set forth in Section 2.03(h) hereof.

        "TAPRI Certificate": A certificate signed by the transferor of a Residual Certificate stating whether such Certificate has "tax avoidance potential" as defined in Treasury regulations section 1.860G-3(a)(2).

        "Tax Matters Person": The Person or Persons designated from time to time hereunder to act as the "tax matters person" (within the meaning of the REMIC
Provisions) of a REMIC.

        "Terminating Purchase": The purchase of all Mortgage Loans and each REO
Property owned by the Trust pursuant to Section 9.02 hereof.

        "Termination Account": An escrow account maintained by the Paying Agent into which any Trust funds not distributed on the Distribution Date on which the earlier of (i) a Terminating Purchase or (ii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of the last REO Property remaining in the Trust is made are deposited. The
Termination Account shall be an Eligible Account.

        "Termination Price": The greater of (i) 100% of the Unpaid Principal
Balance of each Mortgage Loan remaining in the Trust on the day of a Terminating
Purchase, plus accrued and unpaid interest thereon at the related Mortgage
Interest Rate through the Accounting Date preceding such purchase, plus unreimbursed Advances of other than principal and interest, and the lesser of
(A) the Unpaid Principal Balance of each Mortgage Loan secured by an REO

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Property remaining in the Trust, plus accrued but unpaid interest thereon at the related Mortgage Interest Rate through the Accounting Date preceding such purchase, and (B) the current appraised value of any such REO Property, such appraisal to be conducted by an appraiser satisfactory to the Master Servicer
(net of liquidation expenses to be incurred in connection with the disposition of such REO Property, estimated in good faith by the Master Servicer), and (ii) the sum of the aggregate fair market value of all the assets of the Trust (as determined by the Master Servicer based upon bids from at least three recognized broker/dealers that deal in similar assets as of the close of business on the third Business Day preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 9.03 hereof). The fair market value of the assets in the Trust or the appraised value of any REO
Property shall be based upon the inclusion of accrued interest through the Accounting Date preceding repurchase at the applicable Mortgage Interest Rate on the Scheduled Principal Balance of each Mortgage Loan (including any Mortgage
Loan secured by an REO Property as to which an REO Disposition has not occurred).

        "Title I Loan": A mortgage loan that is: (i) originated under the Title
I credit insurance program created under the National Housing Act of 1934 by the Federal Housing Administration, (ii) made to finance actions or items that substantially protect or improve the basic livability or utility of a property, and (iii) secured by a lien on such property.

        "Title Insurance Policy":

        "Transferee Agreement": An agreement substantially in the form of Exhibit E attached hereto.

        "Treasury":  The United States Treasury Department.

        "Trust":  The trust formed pursuant to the Trust Agreement.

        "Trust Agreement": The Trust Agreement among Saxon, the Master Servicer and the Trustee relating to the issuance of Certificates and into which these Standard Terms are incorporated by reference.

        "Trust Estate": The segregated pool of assets transferred and assigned and to be transferred and assigned to the Trustee for the benefit of the Certificateholders by Saxon pursuant to the conveyance clause of the Trust
Agreement.

        "Trustee": The bank or trust company identified as the Trustee in the Trust Agreement.

        "Trustee Fee": Unless otherwise provided in the Trust Agreement, with respect to each Distribution Date and each Mortgage Loan, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the Scheduled Principal
Balance of such Mortgage Loan as of the first day of the preceding Due Period.

        "Trustee Fee Rate":  The rate specified as such in the Trust Agreement.

        "Trustee Mortgage Loan File": With respect to each Cooperative Loan, the file containing the documents specified in the Trust Agreement. With respect to each Mortgage Loan that is not a Cooperative Loan, unless otherwise specified in the Trust Agreement, the file containing the following documents, together with any other Mortgage Loan Documents held by the Trustee or the Custodian with respect to such Mortgage Loan:

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        (a) the original Mortgage Note, endorsed in blank or to the Trustee or the Custodian with all prior and intervening endorsements as may be necessary to show a complete chain of endorsements from the originator and any related power of attorney, surety or guaranty agreement, Note
        Assumption Rider or buydown agreement;

        (b) the original recorded Security Instrument with evidence of recordation noted thereon or attached thereto, together with any addenda or riders thereto, or a copy of such recorded Security Instrument with such evidence of recordation certified to be true and correct by the appropriate governmental recording office, or, if such original Security
        Instrument has been submitted for recordation but has not been returned from the applicable public recording office, a photocopy of such Security Instrument certified by an Officer of the Servicer or by the title insurance company providing title insurance in respect of such Security Instrument, the closing/settlement - escrow agent or the closing attorney to be a true and correct copy of the original Security
        Instrument submitted for recordation;

        (c) each original recorded intervening assignment of the Security
        Instrument as may be necessary to show a complete chain of title from the originator to the related Servicer, Trustee or Custodian, as applicable, with evidence of recordation noted thereon or attached thereto, or a copy of such assignment with such evidence of recordation certified to be true and correct by the appropriate governmental recording office or, if any such Assignment has been submitted for recordation but has not been returned from the applicable public recording office or is not otherwise available, a copy of such certified by an Officer of the Servicer to be a true and correct copy of the recorded assignment or the assignment submitted for recordation;

        (d) if an assignment of the Security Instrument to the related Servicer has been recorded or sent for recordation, an original assignment of the Security Instrument from such Servicer in blank or to the Trustee or the Custodian in recordable form;

        (e) an original Title Insurance Policy, Certificate of Title Insurance or a written commitment to issue such a Title Insurance Policy or Certificate of Title Insurance, or a copy of a Title Insurance Policy or Certificate of Title Insurance certified as true and correct by the applicable Insurer;

        (f) if indicated on a Schedule to the Trust Agreement or a Subsequent
        Sales Agreement (or otherwise received by the Trustee or the Custodian), the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any; and

        (g) any other items required by the Rating Agencies as a condition to their provision of written confirmation that the ratings on the rated
        Certificates will not be downgraded (without regard to the Certificate
        Guaranty Insurance Policy).

        "UCC": The Uniform Commercial Code, as in effect in the State from time to time.

        "Unpaid Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance thereof payable by the Borrower under the terms of the related Mortgage Note.

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

        "U.S. Person":  A Person other than a Non-U.S. Person.

        "Voting Rights": The portion of the voting rights of all the Certificates that is allocated to any Certificate. Unless otherwise provided in the Trust Agreement, (i) if any Class of Certificates does not have a Certificate Principal Balance or has an initial Certificate Principal Balance that is less than or equal to 1% of the aggregate Certificate Principal Balance of all the Certificates, then 1% of the Voting Rights shall be allocated to each Class of such Certificates and the balance of the Voting Rights shall be allocated among the remaining Classes of Certificates in proportion to their respective Certificate Principal Balances following the most recent Distribution
Date, and (ii) if no Class of Certificates has an initial Certificate Principal
Balance that is less than 1% of the aggregate Certificate Principal Balance of all the Certificates, then all the Voting Rights shall be allocated among all the Classes of Certificates in proportion to their respective Certificate
Principal Balances following the most recent Distribution Date. Voting Rights allocated to each Class of Certificates shall be allocated in proportion to the respective Percentage Interests of the Holders thereof.

        "Withholding Agent": The Paying Agent or any other person who is liable to withhold federal income tax from a distribution on a Residual Certificate under section 1441 or 1442 of the Code and the Treasury regulations thereunder.

        Section 1.02. Section References; Calculations; Ratings Ratings

        (a) Unless otherwise specified herein, all references in these Standard
Terms to sections shall mean sections contained in these Standard Terms.

        (b) Unless otherwise provided in the Trust Agreement, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

        (c) Unless otherwise provided in the Trust Agreement, all references herein to any long-term rating category of a Rating Agency shall mean such rating category without regard to any plus or minus or numerical designation.

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                                   ARTICLE II
                               MORTGAGE LOAN FILES

        Section 2.01. Mortgage Loan Filesan Files

        (a) Pursuant to the Trust Agreement, Saxon has sold to the Trustee, for the benefit of the Certificateholders without recourse all the right, title and interest of Saxon in and to the Initial Mortgage Loans, any and all rights, privileges and benefits accruing to Saxon under the Sales Agreement and Servicing Agreement with respect to the Initial Mortgage Loans (except, in the case of the Sales Agreement, any rights of Saxon to fees and indemnification by the Seller under such Agreement), including the rights and remedies with respect to the enforcement of any and all representations, warranties and covenants under such agreements, and all other agreements and assets included or to be included in the Trust for the benefit of the Certificateholders as set forth in the conveyance clause of the Trust Agreement. Such sale includes all Saxon's rights to Monthly Payments on the Initial Mortgage Loans due after the Cut-Off
Date, and all other payments of principal (and interest) made on or after the Cut-Off Date that are reflected in the initial aggregate Certificate Principal
Balance of the Certificates issued pursuant to the Trust Agreement (other than amounts deposited in a Pre-Funding Account).

        In connection with such sale, Saxon shall deliver, or cause to be delivered, to the Trustee or the Custodian on or before the Closing Date, a Trustee Mortgage Loan File with respect to each Initial Mortgage Loan. If any
Security Instrument or assignment of a Security Instrument to the related
Servicer, the Trustee, or the Custodian, as applicable, or any intervening assignment is in the process of being recorded on the Closing Date, Saxon shall cause each such original recorded document, or a certified copy thereof, to be delivered to the Custodian promptly following its recordation. Saxon also shall cause to be delivered to the Custodian any other original Mortgage Loan
Documents to be included in the Trustee Mortgage Loan File if a copy thereof initially was delivered.

        Saxon has delivered or caused to be delivered to each Servicer, on or before the Closing Date, a Servicer File with respect to each Initial Mortgage
Loan serviced by such Servicer. All such documents shall be held by such Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders.

        (b) Pursuant to the Trust Agreement, Saxon may sell to the Trustee, for the benefit of the Certificateholders without recourse all the right, title and interest of Saxon in and to the Subsequent Mortgage Loans, any and all rights, privileges and benefits accruing to Saxon under the Subsequent Sales Agreements and the Servicing Agreement with respect to the Mortgage Loans (except, in the case of the Subsequent Sales Agreement, any rights of Saxon to fees and indemnification by the Seller under such Agreement), including the rights and remedies with respect to the enforcement of any and all representations, warranties and covenants under such agreements, and all other agreements and assets included or to be included in the Trust for the benefit of the Certificateholders as set forth in the conveyance clause of the Trust Agreement.
Any such sale shall include all Saxon's rights to Monthly Payments on the Subsequent Mortgage Loans due after the applicable Subsequent Cut-Off Date, and

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

all other payments of principal (and interest) made on or after the applicable
Subsequent Cut-Off Date that are reflected in the purchase price therefor.

        In connection with any such sale, Saxon shall deliver, or cause to be delivered, to the Trustee or the Custodian on or before the applicable
Subsequent Sales Date, a Trustee Mortgage Loan File with respect to each
Mortgage Loan. If any Security Instrument or assignment of a Security Instrument to the related Servicer, the Trustee, or the Custodian, as applicable, or any intervening assignment is in the process of being recorded on the applicable
Subsequent Sales Date, Saxon shall cause each such original recorded document, or a certified copy thereof, to be delivered to the Custodian promptly following its recordation. Saxon also shall cause to be delivered to the Custodian any other original Mortgage Loan Documents to be included in the Trustee Mortgage
Loan File if a copy thereof initially was delivered.

        Saxon will deliver or cause to be delivered to each Servicer, on or before the applicable Subsequent Sales Date, a Servicer File with respect to each Mortgage Loan serviced by such Servicer. All such documents shall be held by such Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders.

        Section 2.02. Acceptance by the Trustee Trustee

        (a) By its execution of the Trust Agreement, each of the Trustee and the Custodian acknowledges and declares that it holds and will hold or has agreed to hold all documents delivered to it from time to time with respect to each Mortgage Loan and all assets included in the Trust Estate in trust for the exclusive use and benefit of all present and future Certificateholders. The
Trustee represents and warrants that (i) it acquired the Initial Mortgage Loans, and will acquire Subsequent Mortgage Loans, on behalf of the Trust from Saxon in good faith, for value and without actual notice or actual knowledge of any adverse claim, lien, charge, encumbrance or security interest (including, but not limited to, federal tax liens or liens arising under ERISA) (it being understood that the Trustee has not undertaken, and will not undertake, searches
(lien records or otherwise) of any public records), (ii) except as permitted in the Trust Agreement, it has not and will not, in any capacity, assert any claim or interest in the Mortgage Loans and will hold (or its agent will hold) such Mortgage Loans and the proceeds thereof in trust pursuant to the terms of the Trust Agreement and (iii) it has not encumbered or transferred its right, title or interest in the Mortgage Loans.

        (b) The Custodian shall deliver to Saxon, the Trustee and the Master
Servicer, on the Closing Date with respect to the Initial Mortgage Loans and on each Subsequent Sale Date with respect to the related Subsequent Mortgage Loans, an Initial Certification certifying that, except as specifically noted on a schedule of exceptions thereto and subject to its review as herein provided, it is in possession of a Trustee Mortgage Loan File for each such Mortgage Loan that includes each of the documents required to be included therein. Before delivering the Initial Certification, the Custodian shall have examined each Trustee Mortgage Loan File to confirm that (except as specifically noted on a schedule of exceptions thereto):

               (i) except for the endorsement required pursuant to clause (a) of the definition of Trustee Mortgage Loan File, the Mortgage Note, on the face or the reverse side thereof, does not contain evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer;

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

               (ii) the Mortgage Note bears an endorsement (which appears to be an original) as required pursuant to clause (a) of the definition of Trustee Mortgage Loan File;

               (iii) all  documents  required  to be  contained  in the  Trustee
        Mortgage Loan File are in its possession or in the possession of a Custodian on its behalf;

               (iv) such documents have been reviewed by it, or by a Custodian on its behalf, and appear regular on their face and relate to such Mortgage Loan; and

               (v) based on its examination, or the examination by a Custodian on its behalf, and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule accurately reflects the information set forth in the Trustee Mortgage Loan File.

        It is understood that, before delivering the Initial Certification, the Custodian shall examine the Mortgage Loan Documents to confirm that:

               (A) each Mortgage Note and Security Instrument bears a signature or signatures that appear to be original and that purport to be that of the Person or Persons named as the maker and mortgagor/trustor or, if photocopies are permitted under the definition of Trustee Mortgage Loan File, that such copies bear a reproduction of such signature or signatures;

               (B) except for the endorsement required pursuant to clause (a) of the definition of Trustee Mortgage Loan File, neither the Security Instrument nor any assignment, on the face or the reverse side thereof, contains evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer;

               (C) the principal amount of the indebtedness secured by the Security Instrument is identical to the original principal amount of the Mortgage Note;

               (D) the assignment of the Security Instrument from the Seller is in the form required pursuant to clause (c) of the definition of Trustee
Mortgage Loan File and bears a signature or signatures that appear to be original and that purport to be that of the Seller and any other necessary party or, if photocopies are permitted under the definition of Trustee Mortgage Loan
File, that such copies bear a reproduction of such signature or signatures;

               (E) if intervening assignments are to be included in the Trustee
Mortgage Loan File, each such intervening assignment bears a signature or signatures that appear to be original and that purport to be that of the Mortgagee and/or the assignee (and any other necessary party) or, if photocopies are permitted under the definition of Trustee Mortgage Loan File, that such copies bear a reproduction of such signature or signatures;

               (F) if either a Title Insurance Policy, a Certificate of Title
Insurance or a written commitment to issue a Title Insurance Policy is delivered, the address of the real property set forth in such policy, report or written commitment is substantially identical to the address of the real property contained in the Security Instrument; and

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

               (G) if a Title Insurance Policy or Certificate of Title Insurance is delivered with respect to a Mortgage Loan, such policy or certificate: (i) is for an amount not less than the original principal amount of the related
Mortgage Note and (ii) insures (x) in the case of a Senior Mortgage Loan, that the Security Instrument constitutes a valid first lien, senior in priority to all other related deeds of trust, mortgages, deeds to secure debt, financing statements and security agreements and to any related mechanic's liens, judgment liens or writs of attachment and (y) in the case of a Junior Mortgage Loan, that the Security Instrument constitutes a valid second or more junior lien, senior in priority to any related mechanic's liens, judgment liens or writs of attachment but subordinate in priority to certain related deeds of trust, mortgages, deeds to secure debt, financing statements and security agreements with respect to the related Collateral of higher priority (or, if a written commitment to issue a Title Insurance Policy is delivered with respect to a Mortgage Loan, such written commitment obligates the insurer to issue such policy for an amount not less than the original principal amount of the related
Mortgage Note).

        (c) Prior to the first anniversary of the Closing Date, the Custodian shall deliver to Saxon and the Master Servicer a Final Certification evidencing the completeness of the Trustee Mortgage Loan File for each Mortgage Loan, with any applicable exceptions noted on such certification.

        (d) In delivering each of the certifications required above, the Custodian shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, securities or other papers to determine that they or the signatures thereon are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face or that any document that appears to be an original is in fact an original or (ii) to determine whether any Trustee Mortgage Loan File should include any power of attorney, surety or guaranty agreement, note assumption rider, buydown agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

        (e) On or before the fifth Business Day of each third month, commencing the fourth month following the month in which the Closing Date occurs, the Custodian shall deliver to the Seller a Recordation Report, dated as of the first day of such month, identifying those Mortgage Loans for which it has not yet received (i) an original recorded Security Instrument or a copy thereof certified to be true and correct by the public recording office in possession of such Security Instrument, (ii) an original recorded assignment of the Security
Instrument to the related Servicer, the Trustee or the Custodian, as applicable, and any required intervening assignments or copies thereof, in each case, certified to be a true and correct copy by the public recording office in possession of such assignment, or (iii) if an assignment of the Security
Instrument to the related Servicer has been recorded or sent for recordation, an original assignment of the Security Instrument from such Servicer in blank or to the Trustee or the Custodian in recordable form.

        (f) The Trustee may, in accordance with Section 8.11 hereof, appoint one or more Custodians to hold the Trustee Mortgage Loan Files on its behalf and to review the Trustee Mortgage Loan Files as provided in this Section 2.02. Saxon shall, upon notice of the appointment of a Custodian, deliver or cause to be delivered all documents to such Custodian that would otherwise be delivered to

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

the Trustee. In such event, the Trustee shall obtain from each such Custodian will deliver, within the specified times, the Initial Certifications, Final
Certifications, and Recordation Reports with respect to the Mortgage Loans held and reviewed by such Custodian to Saxon and the Master Servicer in satisfaction of the Trustee's obligation to prepare such certifications and reports. The
Trustee shall notify the Custodian of any notices delivered to the Trustee with respect to the Trustee Mortgage Loan Files held by the Custodian.

        Section 2.03. Purchase or Substitution of Mortgage Loans by a Seller, a
                      Servicer or Saxon

        (a) Seller Breach. Upon discovery or notice of any defective document in a Trustee Mortgage Loan File or of any breach by a Seller of any of its representations, warranties or covenants under a Sales Agreement, which defect or breach materially and adversely affects the value of any Mortgage Loan or the interest of the Trust therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of such Mortgage Loan or the interest of the Trust therein if the Trust incurs a loss as a result of such defect or breach), the Custodian or the Trustee shall promptly notify the Master Servicer of such defect or breach and direct the Master Servicer to request that the Seller of such Mortgage Loan cure such defect or breach and, if such Seller does not cure such defect or breach in all material respects within 60 days from the date on which it is notified of such defect or breach, to enforce such Seller's obligation under the Sales Agreement to purchase such Mortgage Loan from the Trustee. In lieu of purchasing any such Mortgage Loan as provided above, if so provided in the Sales Agreement, the Seller may cause such Mortgage Loan to be removed from the Trust (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified
Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(h) hereof. Notwithstanding the foregoing, if such defect or breach is or results in a Qualification Defect, such cure, purchase or substitution must take place within 75 days of the Defect Discovery Date. It is understood and agreed that enforcement of the obligation of the Seller to cure, purchase or substitute for any Mortgage Loan as to which a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such defect or breach available to the Trustee on behalf of the Certificateholders; provided, however, that such provision shall not limit the indemnification provisions of Section
8.05 hereof or of any Sales Agreement.

        (b) Servicer Breach. In addition to taking any action required pursuant to Section 7.01, upon discovery or notice of any breach by a Servicer of any representation, warranty or covenant under the Servicing Agreement which materially and adversely affects the value of any Mortgage Loan or the interest of the Trust therein (it being understood that any such breach shall be deemed to have materially and adversely affected the value of such Mortgage Loan or the interest of the Trust therein if the Trust incurs a loss as a result of such breach), the Trustee shall promptly notify the Master Servicer of such breach and direct the Master Servicer to request that the Servicer of such Mortgage
Loan cure such breach and, if such Servicer does not cure such breach in all material respects within 60 days from the date on which it is notified of such breach, to enforce the obligation of such Servicer under the Servicing Agreement to purchase such Mortgage Loan from the Trustee. Notwithstanding the foregoing, if such breach results in a Qualification Defect, such cure or purchase must take place within 75 days of the Defect Discovery Date.

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

        If a Seller has breached a representation or warranty under a Sales
Agreement that is substantially identical to a representation or warranty breached by a Servicer, the Master Servicer shall first proceed against such Seller. If such Seller does not, within 60 days after notification of the breach, take steps to cure such breach or purchase or substitute for the Mortgage Loan, the Master Servicer shall enforce the obligation of such Servicer under the Servicing Agreement to cure such breach or purchase the Mortgage Loan from the Trust as provided in this Section 2.03(b).

        Except as specifically set forth herein, the Trustee shall have no responsibility to enforce any provision of the Sales Agreement or Servicing
Agreements assigned to it hereunder, to oversee compliance therewith, or to take notice of any breach or default thereunder. No successor servicer shall have any obligation to repurchase a Mortgage Loan except to the extent specifically set forth in the Servicing Agreement signed by such successor servicer.

        (c) Saxon Breach. Within 90 days of the earlier of discovery or receipt of notice by Saxon of the breach of any of its representations or warranties set forth in Section 2.04 hereof with respect to any Mortgage Loan, which breach materially and adversely affects the value of such Mortgage Loan or the interest of the Trust therein (it being understood that any such breach shall be deemed to have materially and adversely affected the value of such Mortgage Loan or the interest of the Trust therein if the Trust incurs a loss as a result of such breach), Saxon shall (i) cure such breach in all material respects, (ii) purchase such Mortgage Loan from the Trustee, or (iii) remove such Mortgage Loan from the Trust (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(h) hereof. Notwithstanding the foregoing, if such breach results in a Qualification Defect, such cure, purchase or substitution must take place within 75 days of the Defect Discovery
Date.

        (d) Assignment Failure. If an Assignment of a Security Instrument to the related Servicer, the Trustee, or the Custodian, as applicable, as required pursuant to the definition of Trustee Mortgage Loan File has not been recorded within one year of the Closing Date, the Master Servicer shall enforce the related Servicer's obligation set forth in the related Servicing Agreement either to (i) purchase the related Mortgage Loan from the Trustee on behalf of the Certificateholders or (ii) if there have been no defaults in the Monthly
Payments on such Mortgage Loan, deposit an amount equal to the Purchase Price of such Mortgage Loan into an escrow account maintained by the Paying Agent (which account shall not be an asset of the Trust or any REMIC) as required by the related Servicing Agreement. Any such amounts deposited to an escrow account, plus any earnings thereon, shall (i) be released to the related Servicer upon receipt by the Trustee of satisfactory evidence that an Assignment has been recorded in the name of such Servicer, the Trustee, or the Custodian, as applicable, as required pursuant to the definition of Trustee Mortgage Loan File
(and, if the Assignment has been recorded in the name of the Servicer, satisfactory evidence that an original Assignment from such Servicer in blank or to the Trustee or the Custodian in recordable form has been deposited into the Trustee Mortgage Loan File) or (ii) be applied to purchase the related Mortgage
Loan if the Master Servicer notifies the Trustee that there has been a default thereon. Any amounts in the escrow account may be invested in Permitted
Investments at the written direction of the Master Servicer.

                                       29


        (e) Converted Mortgage Loans. Upon receipt of written notice from the Servicer of the conversion of any ARM Loan to a Converted Mortgage Loan, the Master Servicer shall enforce the Servicer's obligation, if any, set forth in the Servicing Agreement or the Seller's obligation, if any, set forth in the Sales Agreement to purchase such Converted Mortgage Loan from the Trustee. If the Servicer or the Seller defaults upon its obligation to purchase any Converted Mortgage Loan, and such default remains unremedied for a period of five Business Days after written notice of such default shall have been given by the Master Servicer to the Servicer or the Seller, as applicable, then the Master Servicer shall use its best efforts to cause such Converted Mortgage Loan to be sold for settlement on the last day of any month to any Person which the Master Servicer may in its sole discretion select. The Master Servicer shall not cause a Converted Mortgage Loan to be sold or otherwise transferred to a Person other than the Servicer or the Seller (or any other Person who has a preexisting obligation to purchase such Mortgage Loan) unless (i) upon such sale or other transfer the Trust would receive a net amount at least equal to the Purchase
Price and (ii) if the Purchase Price exceeds the Basis Limit Amount, the Master
Servicer receives an Opinion of Counsel (which Opinion of Counsel will not be an expense of the Master Servicer or the Trustee) that such sale or other transfer will not result in the imposition of a "prohibited transaction" tax (as such term is defined in the Code) on the related REMIC or jeopardize its status as a REMIC. Any such Converted Mortgage Loan which is not purchased by the Servicer or the Seller and which the Master Servicer is unable to sell shall remain in the Trust.

        (f) Delinquent Mortgage Loans. Saxon may, but is not obligated to, purchase any Mortgage Loan that is delinquent in payment by 90 days or more for a price equal to the greater of the Purchase Price for such Mortgage Loan or the fair market value thereof at the time of purchase.

        (g) Purchase Price. Unless otherwise provided in the Trust Agreement, the purchase of any Mortgage Loan from the Trust pursuant to this Section 2.03 shall be effected for the related Purchase Price. If the Purchaser is a Servicer, the Purchase Price shall be deposited into its Servicer Custodial
Account. If the Purchaser is other than the Servicer, the Purchase Price shall be deposited into the Master Servicer Custodial Account. Within five Business
Days of its receipt of such funds or certification by the Master Servicer that such funds have been deposited in the appropriate Servicer Custodial Account or in the Master Servicer Custodial Account, the Trustee shall release or cause to be released to the Purchaser the related Trustee Mortgage Loan File and the related Servicer File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, in form as presented by the Purchaser and satisfactory to the Trustee, as shall be necessary to vest in the Purchaser title to any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Trustee Mortgage Loan
File or Servicer File. The Master Servicer shall use its best efforts to cause the Servicer of any Deleted Mortgage Loan to release to the Purchaser the Servicer File relating thereto.

        (h) Substitution. Unless otherwise provided in the Trust Agreement, the right to substitute a Qualified Substitute Mortgage Loan for any Deleted
Mortgage Loan that is an asset of the Trust shall be limited to (i) in the case of substitutions pursuant to Section 2.03(a) or 2.03(c) hereof, the one-year period beginning on the Closing Date and (ii) in the case of any other substitution, the three-month period beginning on the Closing Date.

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        As to any Deleted Mortgage Loan for which Saxon or a Seller substitutes one or more Qualified Substitute Mortgage Loans, Saxon or the Seller, as the
case may be, shall effect such substitution by delivering to the Custodian for each such Qualified Substitute Mortgage Loan the related Mortgage Note, the related Security Instrument, the related Assignment(s), and such other documents and agreements, with all necessary endorsements thereon, as are required to be included in the Trustee Mortgage Loan File pursuant to Sections 1.01 and 2.01 hereof, together with a certificate of an Officer of Saxon to the effect that each such Qualified Substitute Mortgage Loan complies with the terms of the
Trust Agreement and notify the Master Servicer and the Trustee in writing of such substitution. Monthly Payments due with respect to Qualified Substitute
Mortgage Loans in the month of substitution are not part of the Trust and will be retained by Saxon or the Seller, as the case may be. For the month of substitution, distributions to Certificateholders will reflect the Monthly
Payment due on such Deleted Mortgage Loan on or before the first day of the month in which the substitution occurs, and Saxon or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the
Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of the Trust Agreement and the substitution of each such Qualified
Substitute Mortgage Loan. Each Qualified Substitute Mortgage Loan shall be subject, as of the date of its substitution, to the terms of the Trust Agreement in all respects (including the representations and warranties of Saxon with respect to the Mortgage Loans set forth in the Trust Agreement). In addition, in the case of any substitution effected by a Seller, each Qualified Substitute
Mortgage Loan shall be subject, as of the date of its substitution, to the terms of the related Sales Agreement (including the representations and warranties of the Seller with respect to the Mortgage Loans set forth in the Sales Agreement).
The Trustee shall, within five Business Days of its receipt of the documents referred to above, effect the conveyance of such Deleted Mortgage Loan to Saxon or the Seller, as the case may be, in accordance with the procedures specified above.

        For any month in which Saxon or a Seller substitutes one or more
Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the
Master Servicer shall determine and notify the Trustee in writing of the amount, if any, by which the aggregate Unpaid Principal Balance of all such Qualified
Substitute Mortgage Loans as of the date of substitution is less than the aggregate Unpaid Principal Balance of all such Deleted Mortgage Loans (after application of Monthly Payments due in the month of substitution) (the
"Substitution Shortfall"). On the date of such substitution, Saxon or the Seller, as the case may be, shall deliver or cause to be delivered to the Paying
Agent, for deposit into the Asset Proceeds Account, an amount equal to the Substitution Shortfall.

        (i) Determination of Purchase Price. The Master Servicer shall be responsible for determining the Purchase Price of any Mortgage Loan for purposes of this Section 2.03 and, where appropriate, the Basis Limit Amount for any Converted Mortgage Loan that is sold by the Trust, and shall at the time of any purchase or escrow of funds pursuant to this Section 2.03 certify such amounts to the Trustee. If the Master Servicer shall certify to the Trustee in writing that there is a miscalculation of the amount to be paid to the Trust, the Trustee shall, from monies in the Asset Proceeds Account, return any overpayment that the Trust received as a result of such miscalculation to the applicable
Purchaser upon the discovery of such overpayment, and the Master Servicer shall

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collect from the applicable Purchaser for payment to the Trustee any underpayment that resulted from such miscalculation upon the discovery of such underpayment. Recovery may be made either directly or by set-off of all or any part of such underpayment against amounts owed by the Trust to such Purchaser.

        (j) Qualification Defect. If (i) any Person required to cure, purchase or substitute for a Mortgage Loan affected by a Qualification Defect under the terms of the Trust Agreement or a separate agreement fails to perform within the earlier of (A) 75 days of the Defect Discovery Date or (B) the time limit set forth in the Trust Agreement or such separate agreement or (ii) no Person is obligated to cure, purchase or substitute for a Mortgage Loan affected by a Qualification Defect, the Trustee shall dispose of such Mortgage Loan in such manner and for such price as the Master Servicer notifies the Trustee in writing are appropriate, provided that the removal of such Mortgage Loan occurs on or before the 90th day from the Defect Discovery Date. It is the express intent of the parties that a Mortgage Loan affected by a Qualification Defect be removed from the Trust before the 90th day from the Defect Discovery Date so that the related REMIC(s) will continue to qualify as a REMIC(s). Accordingly, the Trustee is not required to sell an affected Mortgage Loan for its fair market value nor shall the Trustee be required to make up any shortfall resulting from the sale of such Mortgage Loan. The Person failing to cure, purchase, or substitute for a Mortgage Loan as required under the terms of the Trust
Agreement shall be liable to the Trust for (i) any difference between (A) the Unpaid Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon at the related Mortgage Interest Rate to the date of disposition and (B) the net amount received by the Trustee from the disposition (after the payment of related expenses), (ii) interest on such difference at the related Mortgage
Interest Rate from the date of disposition to the date of payment and (iii) any legal and other expenses incurred by or on behalf of the Trust in seeking such payments. The Master Servicer shall pursue the legal remedies of the Trust relating to this Section 2.03(j) on the Trust's behalf, and the Trust shall reimburse the Master Servicer for any legal or other expenses of the Master
Servicer related to such pursuit not recovered from the Person that failed to cure, purchase, or substitute for a Mortgage Loan as required under the terms of the Trust Agreement.

        (k) Any Person required under this Section 2.03 to give notice or to make a request of another Person to give notice shall give such notice or make such request promptly.

        Section 2.04. Representations and Warranties of Saxonof Saxon

        Saxon hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein:

               (a) Saxon has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the Commonwealth of Virginia with full power and authority (corporate and other) to own its properties and conduct its business as now conducted by it and to enter into and perform its obligations under the Trust Agreement, and has duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases any material properties, except where the failure so to qualify would not have a material adverse effect on Saxon;

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               (b) The Trust Agreement, assuming due authorization, execution and delivery by the Trustee and the Master Servicer, constitutes a legal, valid and binding agreement of Saxon, enforceable against Saxon in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors'
        rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

               (c) Neither the execution and delivery by Saxon of the Trust
        Agreement, nor the consummation by Saxon of the transactions therein contemplated, nor compliance by Saxon with the provisions thereof, will
        (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the articles of incorporation or by-laws of Saxon or any law, governmental rule or regulation or any judgment, decree or order binding on Saxon or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which Saxon is a party or by which it is bound or (ii) result in the creation or imposition of any lien, charge, or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument;

               (d) There are no actions, suits or proceedings against, or investigations of, Saxon pending, or, to the knowledge of Saxon, threatened, before any court, administrative agency or other tribunal
        (i) asserting the invalidity of the Trust Agreement or (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Trust Agreement;

               (e) As of the Closing Date with respect to each Initial Mortgage
        Loan and as of each Subsequent Sale Date with respect to each related
        Subsequent Mortgage Loan:

                       (i) The information set forth in the related Mortgage
               Loan Schedule with respect to such Mortgage Loan is true and correct in all material respects at the date or dates with respect to which such information is furnished;

                       (ii) Saxon either is (i) the owner of such Mortgage Loan
               or (ii) the holder of a first, second, or more junior (as applicable) priority perfected security interest in the Collateral securing such Mortgage Loan subject, in the case of any Junior Mortgage Loan, to any lien on the related Collateral that is senior in priority to the lien represented by such loan, and subject, in the case of any Mortgage Loan, to any exceptions of title set forth in the title insurance policy with respect to such loan that are generally acceptable to home equity mortgage lending institutions and such other exceptions to which similar properties commonly are subject, provided such exceptions do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by the related Collateral;

                       (iii) Saxon has acquired its ownership of, or security
               interest in, such Mortgage Loan in good faith without notice of any adverse claim;

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

                       (iv) Saxon has not assigned any interest or participation
               in such Mortgage Loan (or, if any such interest or participation has been assigned, it has been released); and

               (e) Saxon has full right to sell the Trust Estate to the Trustee.

        It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Trustee
Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by Saxon, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interest of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties to the Trust Agreement. It is understood and agreed that the obligations of Saxon set forth in Section 2.03(c) to cure, repurchase or substitute for a Mortgage Loan constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties contained in this Section 2.04. It is further understood and agreed that Saxon shall be deemed not to have made the representations and warranties in this Section 2.04 with respect to, and to the extent of, representations and warranties made, as to the matters covered in this Section 2.04, by any Servicer in the related Servicing Agreement assigned to the Trustee or any Seller in the related Sales Agreement assigned to the Trustee.

        Section 2.05. Representations and Warranties of the Master Servicer

        The Master Servicer hereby represents and warrants to the Trustee that as of the Closing Date or as of such other date specifically provided herein:

               (a) The Master Servicer has been duly incorporated and is validly existing as a bank or a corporation and in good standing under the laws of the jurisdiction of its incorporation with full power and authority
        (corporate and other) to own its properties and conduct its business as now conducted by it and to enter into and perform its obligations under the Trust Agreement, and has duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases any material properties or conducts any material business or in which the performance of its duties under the Trust Agreement would require such qualification, except where the failure so to qualify would not have a material adverse effect on the performance of its obligations under the Trust Agreement;

               (b) The Trust Agreement, assuming due authorization, execution and delivery by Saxon and the Trustee, constitutes a legal, valid and binding agreement of the Master Servicer, enforceable against the Master
        Servicer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, conservatorship, receivership, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

               (c) Neither the execution and delivery by the Master Servicer of the Trust Agreement, nor the consummation by the Master Servicer of the

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

        transactions therein contemplated, nor compliance by the Master Servicer with the provisions thereof, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the articles of association or incorporation (or corresponding charter document) or by-laws of the Master Servicer or any law, governmental rule or regulation or any judgment, decree or order binding on the Master Servicer or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Master Servicer is a party or by which it is bound or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

               (d) There are no actions, suits or proceedings against, or investigations of, the Master Servicer pending, or, to the knowledge of the Master Servicer, threatened, before any court, administrative agency or other tribunal which would prohibit the Master Servicer from entering into the Trust Agreement or performing its obligations under the Trust
        Agreement; and

               (e) If the Master Servicer is not a national banking association, the Master Servicer maintains a Master Servicer Errors and Omissions
        Policy and a Master Servicer Fidelity Bond which cover the Master
        Servicer's performance under the Trust Agreement, and such policy and bond are in full force and effect.

        Upon the discovery by Saxon, the Master Servicer or the Trustee of a breach of any of the foregoing representations or warranties which materially and adversely affects the interest of the Certificateholders in any Mortgage
Loan, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties to the Trust Agreement.

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                                  ARTICLE III
                           ADMINISTRATION OF THE TRUST

        Section 3.01. Master Servicer Custodial Account

        (a) Establishment. The Master Servicer shall establish a Master Servicer
Custodial Account into which the Master Servicer shall deposit payments, collections and Advances with respect to the Mortgage Loans until such amounts are transferred to the Asset Proceeds Account as provided herein. The Master
Servicer may elect to use a single Master Servicer Custodial Account for more than one Series of Certificates (and for more than one group of Mortgage Loans if the Mortgage Loans for a Series of Certificates are to be held in separate groups), but shall maintain separate accounting records for each Series of Certificates (and for each group of Mortgage Loans with respect to a Series of Certificates). Each Master Servicer Custodial Account shall be an Eligible
Account and shall reflect the custodial nature of the account and that all funds in such account (except interest earned thereon) are held in trust for the benefit of the Trustee. Unless otherwise provided in the Trust Agreement, the owner of the Master Servicer Custodial Account shall be the Master Servicer. To the extent provided in the REMIC Provisions or proposed temporary or final regulations, any amounts transferred by a REMIC to the Master Servicer Custodial
Account shall be treated as amounts distributed by such REMIC to the Master
Servicer. The Master Servicer Custodial Account shall not be considered an asset of the Trust or any REMIC. The Master Servicer shall notify the Trustee of the location and account number of such Master Servicer Custodial Account and of any changes in the location or account number of such account.

        (b) Deposits. On each Remittance Date, the Servicer shall withdraw from the Servicer Custodial Account maintained by each Servicer and deposit into the Master Servicer Custodial Account an amount with respect to each Mortgage Loan serviced by such Servicer equal to the sum of the following:

               (i) all Monthly Payments received by such Servicer during the preceding Due Period, whether paid by the Borrower or advanced by such Servicer, minus the Servicing Fee due such Servicer to the extent paid by the Borrower after the payment of Month-End Interest;

               (ii) all Monthly Payments made by the Borrower after their Due
        Date that were not paid or advanced pursuant to Section 3.01(b)(i) hereof;

               (iii) all other payments (other than late charges, conversion fees and similar charges and fees retained by such Servicer pursuant to the Servicing Agreement) received by such Servicer in connection with any unscheduled principal payments or recoveries on such Mortgage Loan during the preceding Prepayment Period, including Liquidation Proceeds and Insurance Proceeds, together with any interest thereon paid by or for the account of the Borrower minus the sum of (A) expenses associated with such recovery, (B) any Advances on such Mortgage Loan paid by such Servicer and (C) the Servicing Fee allocable thereto; and

               (iv) the Purchase Price of such Mortgage Loan if such Mortgage
        Loan was purchased by the Servicer from the Trust during the preceding
        Prepayment Period.

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
        (c) Withdrawals. On each Business Day, the Master Servicer may withdraw from the appropriate Master Servicer Custodial Account (to the extent the funds therein are not invested) any Non-Recoverable Advance and any Advance previously made with respect to a Mortgage Loan as to which a late payment, Liquidation
Proceeds or Insurance Proceeds have been received (but only to the extent of such late payment, Liquidation Proceeds or Insurance Proceeds).

        On or prior to each Master Servicer Remittance Date, the Master Servicer shall remit from the funds in the Master Servicer Custodial Account by wire transfer (or as otherwise instructed by the Trustee) in immediately available funds to the Asset Proceeds Account an amount with respect to each Mortgage Loan equal to the sum of the following:

               (i) all Monthly Payments received by the Master Servicer during the preceding Due Period, whether paid by the Borrower or advanced by a Servicer, the Master Servicer, the Trustee or an Insurer, minus the sum of (A) the Servicing Fees due the Servicer to the extent paid by the Borrower (net of any payments on account of Month End Interest required pursuant to Section 3.05 hereof or the Servicing Agreement) and (B) the Master Servicing Fee to the extent paid by the Borrower or advanced by the Servicer or the Master Servicer;

               (ii) all Monthly Payments made by a Borrower after their Due Date that were not paid or advanced pursuant to Section 3.01(c)(i) hereof, net of the Master Servicing Fee;

               (iii) all other payments received by the Master Servicer in connection with any unscheduled principal payments or recoveries on the Mortgage Loans during the preceding Prepayment Period, including
        Liquidation Proceeds and Insurance Proceeds, together, with respect to prepayments or Liquidation Proceeds or Insurance Proceeds received during the preceding month, with any interest thereon received by the Master Servicer (net of the Master Servicing Fee attributable thereto);
        and

               (iv) the Purchase Price of any Mortgage Loans purchased from the Trust during the preceding Prepayment Period, less any amounts due the Servicer or the Master Servicer on account of Advances, the Servicing
        Fee or the Master Servicing Fee attributable to such Mortgage Loans.

        (d) Investment. The Master Servicer shall cause the funds in the Master
Servicer Custodial Account to be invested in Permitted Investments with a maturity prior to the next Master Servicer Remittance Date. If so specified in a Servicing Agreement, net investment income on the funds in the Master Servicer
Custodial Account shall be released to the Servicer as a part of the Servicer
Compensation on or before each Distribution Date, unless the Trust Agreement provides that such net investment income is to be applied to the payment of Month End Interest Shortfall or other amounts due from the Master Servicer. If there is a loss on the investments in the Master Servicer Custodial Account for any month, the Master Servicer shall deposit the amount of such loss into the Master Servicer Custodial Account on or before the related Distribution Date
(and shall subsequently retain net investment income to recover such loss).

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        Section 3.02. Asset Proceeds Account

        (a) Deposits. The Trustee shall establish and maintain with the Paying
Agent one or more accounts (collectively, the "Asset Proceeds Account") held in trust for the benefit of the Certificateholders. Each Asset Proceeds Account shall be an Eligible Account. On each Distribution Date, the Paying Agent shall deposit into the Asset Proceeds Account the following amounts, to the extent not previously deposited therein:

               (i) the amount to be deposited from the Master Servicer
        Custodial  Account  pursuant to Section 3.01(c);

               (ii)    Advances;

               (iii) the amount required to effect a Terminating Purchase pursuant to Section 9.02 hereof; and

               (iv) amounts required to be deposited from any Credit
        Enhancement, Reserve Fund, Interest Fund, or other fund as provided in the Trust Agreement.

        (b) Withdrawal. Unless otherwise provided in the Trust Agreement, on each Distribution Date, the Paying Agent shall withdraw all monies in the Asset
Proceeds Account in accordance with the amounts set forth in the statement furnished by the Master Servicer pursuant to Section 4.01 hereof in the following order of priority and for the purposes indicated:

               (i) to pay itself the Trustee Fee with respect to such Distribution Date (unless the Trustee Fee is to be paid by the Master
        Servicer out of its Master Servicing Fee);

               (ii) to pay each Servicer its Servicing Fee with respect to such Distribution Date, to the extent not retained by such Servicer;

               (iii) to pay the Master Servicer the Master Servicing Fee with respect to such Distribution Date, to the extent not previously paid to the Master Servicer;

               (iv) to pay each Credit Enhancement provider its Credit
        Enhancement Fee with respect to such Distribution Date unless provision therefore is otherwise made in the Trust Agreement;

               (v) to reimburse the Trustee, the Master Servicer and each Servicer, in that order of priority, for any Advance previously made that has been determined to be a Non-Recoverable Advance;

               (vi) to reimburse Saxon or the Master Servicer for expenses incurred by or reimbursable to it pursuant to Section 6.03;

               (vii) to refund any overpayment of the Purchase Price of a Mortgage Loan; and

               (viii) to make the payments provided for in the Trust Agreement.

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

        (c) Accounting. The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and from the Asset Proceeds Account.

        (d) Investment. No later than the close of business on the day preceding the Master Servicer Remittance Date, the Master Servicer shall direct the Paying
Agent in writing (which may be in the form of standing instructions) as to the investment of funds (which funds, if received by noon, Houston time, shall be invested in Permitted Investments) in the Asset Proceeds Account for the period from the Master Servicer Remittance Date through the Distribution Date. Net investment income on funds in the Asset Proceeds Account shall be released to the Master Servicer as part of the Master Servicer Compensation on or before the fifth Business Day of the month following the month in which the related
Distribution Date occurs, unless the Trust Agreement provides that such net investment income is to be applied to the payment of other amounts due from the Master Servicer.

        Section 3.03. Issuing REMIC Accounts

        (a) With respect to any Double REMIC Series, the Paying Agent shall establish one or more Subaccounts of the Distribution Account. Unless otherwise provided in the Trust Agreement, the Subaccounts will be Regular Interests in the Pooling REMIC and the Paying Agent shall deposit all payments with respect to such Regular Interests into such Subaccounts.

        (b) With respect to any Double REMIC Series, the Paying Agent may establish one or more accounts into which the Paying Agent may deposit all payments on account of the Residual Interest in the Pooling REMIC and any Regular Interests in the Pooling REMIC that are not considered assets of the Issuing REMIC and from which the Paying Agent may withdraw funds to pay the Certificates that do not evidence interests in the Issuing REMIC. In lieu of establishing such accounts, the Paying Agent may pay on each Distribution Date to the Holders of the Certificates that do not evidence interests in the Issuing
REMIC the amounts that are due with respect to such Certificates. In addition, with respect to a Double REMIC Series, upon payment in full of all related
Regular Interests and all administrative costs of the related Trust and each related REMIC, any amount remaining in the Asset Proceeds Account may be distributed directly to the Holders of the Certificate representing beneficial ownership of the Residual Interest in the Pooling REMIC.

        Section 3.04. Advances by Master Servicer and Trustee

        (a) To the extent not made by the Servicer of a Mortgage Loan, the Master Servicer shall be obligated to make Advances with respect to such Mortgage Loan to the extent the Master Servicer determines, in good faith, that such Advances will be recoverable from Insurance Proceeds, Liquidation Proceeds or subsequent payments by the Borrower of such Mortgage Loan. If the Master
Servicer determines that all, or a portion of, any Advance required by this
Section 3.04 is not so recoverable, the Master Servicer shall promptly deliver to the Trustee an Officer's certificate setting forth the reasons for such determination and the amount of the Non-Recoverable Advance (a
"Non-Recoverability Certificate"). Subject to the foregoing:

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

               (i) Prior to the close of business on the Business Day prior to each Master Servicer Remittance Date, the Master Servicer shall determine whether and to what extent any Servicers have failed to make any Advances in respect of Monthly Payments that were due on the previous Due Date. The Master Servicer shall make an Advance to the Master Servicer Custodial Account in the amount, if any, of the aggregate Monthly Payments (less applicable Servicing Fees) on the
        Mortgage Loans that were due on such Due Date but which were not received or advanced by the Servicers and remitted to the Master
        Servicer Custodial Account prior to such Master Servicer Remittance
        Date. Each such Advance shall be remitted in immediately available funds to the Master Servicer Custodial Account on or before such Master
        Servicer Remittance Date.

               (ii) To the extent not made by a Servicer, the Master Servicer shall make Advances from time to time for attorneys' fees and court costs incurred, or which reasonably can be expected to be incurred, for the foreclosure of any Mortgage Loan or for any transaction in which the Trustee is expected to receive a deed in lieu of foreclosure.

               (iii) If any Mortgaged Premises shall be damaged or destroyed and the Servicer of the related Mortgage Loan fails to Advance the funds necessary to repair or restore the damaged or destroyed Mortgaged
        Premises, then the Master Servicer shall Advance such funds and take such other action as is necessary to repair or restore the damage or loss.

               (iv) To the extent a Servicer is required to Advance funds sufficient to pay the taxes or insurance premiums with respect to a Mortgage Loan pursuant to Section 380 of the Guide and fails to make such Advance, the Master Servicer shall Advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

               (v) If any Servicer fails to remit to the Master Servicer
        Custodial Account, on or before the Master Servicer Remittance Date, the full amount of the funds in the custody or under the control of the Servicer that the Servicer is required to remit under its Servicing
        Agreement, then the Master Servicer shall Advance and remit to the Master Servicer Custodial Account an amount equal to the required remittance on or before the Master Servicer Remittance Date for the month in which such funds were required to be remitted by the Servicer under the Servicing Agreement.

        (b) Any Advance made by the Master Servicer under this Section 3.04 which the Master Servicer shall ultimately determine in its good faith judgment to be non-recoverable from Insurance Proceeds, Liquidation Proceeds, the related
Servicer, or subsequent payments by the Borrower shall be a Non-Recoverable
Advance. The determination by the Master Servicer that it has made a Non-Recoverable Advance shall be evidenced by a Non-Recoverability Certificate of the Master Servicer promptly delivered to the Trustee setting forth the reasons for such determination. Following the Trustee's receipt of such Non-Recoverability Certificate, the Master Servicer shall be entitled to reimbursement for such Non-Recoverable Advance as provided herein.

        (c) If the Master Servicer fails to make any Advance required of it hereunder, the Trustee shall, to the maximum extent permitted by law, make such

                                       40


Advance in its stead, and, in such event, the Trustee shall be entitled to receive the Master Servicing Fee payable with respect to the Distribution Date related to such Master Servicer Remittance Date; provided, however, that in no event shall the Trustee, whether as Trustee, Master Servicer or Servicer, be deemed to have assumed the obligations of any Person to purchase any Mortgage
Loan from the Trust for breach of representations or warranties or as a Converted Mortgage Loan or otherwise or to make any Advances or pay Month End
Interest with respect to any Mortgage Loan except to the extent specifically provided in Sections 3.04 and 3.05 hereof. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make an Advance that it reasonably believes to be a Non-Recoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its Non-Recoverability
Certificate.

        (d) To the extent that any Advance has been made by the Trustee, the Trustee shall be entitled to reimbursement therefor at the times and to the same extent as either the Servicer or the Master Servicer would have been so entitled had such Person originally made such Advance, whether or not any provision of the Trust Agreement specifically references the right of the Trustee to such reimbursement. If the Trustee determines that it is prevented by law from making an Advance, the Trustee will notify the Master Servicer within one Business Day of such determination.

        (e) Notwithstanding anything herein to the contrary, no Advance shall be required to be made by the Master Servicer or the Trustee to the extent that making such Advance would result in the amount of aggregate Advances then outstanding and unreimbursed by the Master Servicer or the Trustee to exceed the Master Servicer Advance Amount.

        Section 3.05. Month End Interest

        Unless otherwise provided in the Servicing Agreement, the Servicer shall pay and deposit into the Servicer Custodial Account, on or before each Servicer
Remittance Date, an amount equal to Month End Interest with respect to the preceding month, but only to the extent of the Servicer Fee payable with respect to the preceding month. Such payment will not be considered a Non-Recoverable
Advance. The Servicer shall not be entitled to any recovery or reimbursement of such payment from the Master Servicer, the Trustee or the Certificateholders.

        Section 3.06. Trustee to Cooperate; Release of Mortgage Files

        The Trustee shall, if requested by any Servicer with a rating satisfactory to the Trustee, execute a power of appointment pursuant to which the Trustee shall authorize, make, constitute and appoint designated officers of such Servicer with full power to execute in the name of the Trustee (without recourse, representation or warranty) any deed of reconveyance, any substitution of trustee documents or any other document to release, satisfy, cancel or discharge any Security Instrument or Mortgage Loan upon its payment in full or other liquidation; provided, however, that such power of appointment shall be limited to the powers listed above. The Servicer shall promptly forward to the Trustee for its files copies of all documents executed pursuant to such power of appointment.

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

        Upon the liquidation of any Mortgage Loan, the Servicer of such Mortgage
Loan shall remit the proceeds thereof to its Servicer Custodial Account and, unless such Servicer has been given a power of appointment as provided in the proceeding paragraph, deliver to the Master Servicer a Request for Release requesting that the Trustee execute such instrument of release or satisfaction as is necessary to release the related Collateral from the lien of the Security
Instrument. Upon the Master Servicer's receipt of such Request for Release and its confirmation that all amounts required to be remitted to the appropriate
Servicer Custodial Account in connection with such liquidation have been so deposited, the Master Servicer shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such Request for Release, release, or cause the Custodian to release, the related
Trustee Mortgage Loan File to the Master Servicer or the Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Master
Servicer Custodial Account or the Asset Proceeds Account.

        From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, but not limited to, collection under any Title
Insurance Policy or Credit Enhancement with respect thereto or to effect a partial release of any Collateral from the lien of the Security Instrument, the Servicer shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such Request for Release to the Trustee and the Trustee shall, within five Business Days of its receipt of such Request for Release, release, or cause the Custodian to release, the related Trustee Mortgage Loan
File to the Master Servicer or the Servicer, as requested by the Master
Servicer. Any such Request for Release shall obligate the Master Servicer or the Servicer, as the case may be, to return each and every document previously requested from the Trustee Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the related Mortgage Loan has been liquidated and the Liquidation Proceeds relating to such Mortgage Loan have been deposited in the Asset Proceeds Account or the Servicer Custodial Account or
(ii) the Trustee Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the related Mortgaged Premises either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or the Servicer certifying as to the name and address of the Person to which such Trustee Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's certificate of the Master Servicer or the Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Servicer Custodial Account or the Asset Proceeds Account have been so deposited, or that such Mortgage Loan is secured by an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Servicer, as appropriate.

        Upon written certification of the Master Servicer or the Servicer, the Trustee (subject to Section 8.01(e) hereof), shall execute and deliver to the Master Servicer or the Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to a foreclosure proceeding or trustee's sale in respect of a Mortgaged Premises or to any legal action brought to obtain judgment against any Borrower on any Mortgage Note or Security Instrument or to obtain a deficiency judgment, or to

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

enforce any other remedies or rights provided by any Mortgage Note or Security
Instrument or otherwise available at law or in equity. Each such certification shall include a request that such pleadings, requests or other documents be executed by the Trustee and a statement as to the reason such pleadings, requests or other documents are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Security Instrument, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

        Section 3.07 Reports to the Trustee; Annual Compliance Statements

        The Master Servicer shall deliver to the Trustee, on or before March 31 of each year, an Annual Compliance Statement with respect to the Trust Agreement
(if the Master Servicer entered into the Trust Agreement on or before the preceding December 31), signed by an Officer of the Master Servicer, certifying that (i) such Officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under the Trust Agreement and (ii) to the best of such Officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under the Trust Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Officer and the nature and status thereof, and (iii)
(A) an Officer of the Master Servicer has conducted an examination (based solely on information and written reports furnished by each Servicer to the Master
Servicer) of the activities of each Servicer during the preceding calendar year and the performance of such Servicer under the related Servicing Agreement, (B) an Officer of the Master Servicer has examined each Servicer's Fidelity Bond and Errors and Omissions Policy and each such bond or policy is in effect and conforms to the requirements of the related Servicing Agreement, (C) the Master
Servicer has received from each Servicer such Servicer's annual audited financial statements and such other information as is required by the Guide and
(D) to the best of such Officer's knowledge, based on such examination, each Servicer has performed and fulfilled its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Officer and the nature and status thereof. The Trustee shall provide copies of the Annual Compliance Statement to any Certificateholder upon written request provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

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

        Section 3.08. Title, Management and Disposition of REO Properties

        (a) If any Mortgaged Premises becomes an REO Property, the Master
Servicer shall use its best efforts to cause the Servicer of the related
Mortgage Loan to manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale. If one or more REMIC elections are made with respect to the assets of the Trust, the Master Servicer shall use its best efforts to cause the Servicer to use its best efforts to dispose of any REO Property for its fair market value within twenty-two months of its acquisition by the Trust, unless the Trustee has been granted an extension of time to dispose of such REO
Property by the Internal Revenue Service pursuant to section 856(c)(3) of the Code (an "Extension"). If the Trustee has been granted an Extension, the Master
Servicer shall continue to use its best efforts to have the Servicer sell the REO Property for its fair market value for the period ending two months prior to the time such Extension expires (the "Extended Period"). If the Servicer is unable to dispose of any REO Property within such twenty-two-month period or Extended Period, as the case may be, the Master Servicer shall use its best efforts to ensure that such REO Property is auctioned to the highest bidder within one month after the end of such twenty-two-month period or Extended
Period, as the case may be. If no REMIC election has been or is to be made with respect to the assets of the Trust, the time period for disposing of any REO
Property as specified in the preceding two sentences shall be within eleven months of its acquisition by the Trust. In the event of any such sale or auction of an REO Property, the Trustee shall, at the written request of the Master
Servicer and upon being provided with appropriate forms therefor, within five
Business Days of its receipt of the proceeds of such sale or auction, release or cause to be released to the purchaser the related Trustee Mortgage Loan File and Servicer File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the purchaser title to the REO Property, and upon so doing the Trustee shall have no further responsibility with regard to such Trustee Mortgage Loan File or Servicer File. Neither the Trustee, the Master Servicer nor the Servicer, acting on behalf of the Trust, shall provide financing from the Trust to any purchaser of an REO Property.

        (b) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee for the benefit of the Certificateholders.
Each Servicer shall, in accordance with Section 3.08(a) hereof, use its reasonable efforts to sell any REO Property as expeditiously as possible, but in any event within the time period, and subject to the conditions set forth in
Section 3.08(a) hereof. Pursuant to its efforts to sell any REO Property, each Servicer shall either itself, or through an agent selected by it, protect and conserve such REO Property in the same manner and to the same extent as it customarily does in connection with its own real estate acquired through foreclosure or by deed in lieu of foreclosure, incident to its conservation and protection of the interests of the Certificateholders, and may rent such REO
Property, or any part thereof, as it deems likely to increase the net proceeds distributable to the Certificateholders, subject to the terms and conditions described in this Section 3.08.

        For the purpose of protecting the interests of the Trustee and conserving any REO Property prior to sale, the Servicer of the related Mortgage
Loan may contract with any Independent Contractor for the conservation, protection and rental of such REO Property, provided that:

                                       44

               (i) the terms and conditions of any such contract may not be inconsistent herewith;

               (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO
        Property, (B) hold all related revenues in a segregated account insured by the Federal Deposit Insurance Corporation and (C) remit all related revenues collected (net of such costs and expenses retained by such Independent Contractor) to the Servicer on a monthly or more frequent basis; and

               (iii) none of the provisions of this Section 3.08 relating to any such contract or to actions taken through any such Independent
        Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee and the Certificateholders with respect to the conservation, protection and rental of such REO Property.

        A Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent
Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. A Servicer or any Independent Contractor shall be entitled to a fee, based on the prevailing market rate (and set in good faith at a reasonable level in the case of a fee payable to a Servicer), for the operation and management of any REO Property, which fee shall be an expense of the Trust payable out of the gross income on such REO Property.

        (c) A Servicer shall deposit all funds collected and received in connection with the operation of any REO Property in its Servicer Custodial
Account on or before the second Business Day following receipt of such funds.

        (d) A Servicer, upon the final disposition of any REO Property, shall be entitled to be reimbursed for any unreimbursed Advances and paid any unpaid
Servicing Fees with respect to the related Mortgage Loan from the Liquidation
Proceeds received in connection with the final disposition of such REO Property;
provided, however, that any such unreimbursed Advances or unpaid Servicing Fees may be reimbursed or paid, as the case may be, out of any net rental income or other net amounts derived from such REO Property.

        (e) The final disposition of any REO Property shall be carried out by a Servicer at the fair market value of such REO Property under the circumstances existing at the time of disposition and upon such terms and conditions as such Servicer shall deem necessary or advisable and as are in accordance with accepted servicing practices and in accordance with Section 3.08(a) hereof.

        (f) A Servicer shall deposit the Liquidation Proceeds from the final disposition of any REO Property in its Servicer Custodial Account on or before the second Business Day following receipt of such Liquidation Proceeds and, subject to such withdrawals as may be permitted by Section 3.08(d) hereof, such proceeds shall be transferred to the Asset Proceeds Account pursuant to Section
3.01(c) hereof.

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

        (g) A Servicer shall prepare and file reports of foreclosure and abandonment in accordance with section 6050J of the Code.

        (h) Notwithstanding any other provision of this Agreement, a Servicer, acting on behalf of the Trustee, shall not rent, lease or otherwise earn income or take any action on behalf of the Trust with respect to any REO Property that might (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of section 86OG(a)(8) of the Code or (ii) result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of section 86OF(a)(2) of the Code or any "net income from foreclosure property" within the meaning of section 860G(c)(2) of the Code, both of which types of income are subject to tax under the REMIC Provisions, unless the Trustee has received an Opinion of Counsel, at the expense of the Trust (the costs of which shall be recoverable out of such Servicer's Servicer Custodial
Account), to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for any related REMIC by such REO
Property would not result in the imposition of a tax upon such REMIC.

        Without limiting the generality of the foregoing, neither the Trustee, the Master Servicer nor a Servicer shall knowingly:

               (i) enter into, renew or extend any New Lease with respect to any REO Property if the New Lease by its terms will give rise to any income that does not constitute Rents From Real Property;

               (ii) permit any amount to be received or accrued under any New
        Lease other than amounts that will constitute Rents From Real Property;

               (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related
        Mortgage Loan became imminent, all within the meaning of section
        856(e)(4)(B) of the Code; or

               (iv) Directly Operate, or allow any other Person to Directly
        Operate, any REO Property on any date more than 90 days after its acquisition date (unless the Person who would Directly Operate such REO
        Property is an Independent Contractor);

unless, in any such case, the Person proposing to take such action has requested and received the Opinion of Counsel described in the preceding sentence, in which case the Person may take such actions as are specified in such Opinion of Counsel.

        A Servicer shall not acquire any personal property relating to any Mortgage Loan pursuant to this Section 3.08 unless either:

               (i) such  personal  property  is  incident  to real  property
        (within the meaning of section 856(e)(1) of the Code) so acquired by such Servicer; or

               (ii) such Servicer shall have requested and received an Opinion of Counsel, at the expense of the Trust (the costs of which shall be recoverable out of its Servicer Custodial Account), to the effect that

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

        the holding of such personal property by the related REMIC will not cause the imposition of a tax under the REMIC Provisions on any REMIC related to the Trust or cause any such REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

        (j) Any actions required or permitted to be taken by a Servicer under this Section 3.08 may be taken by the Master Servicer on behalf of such Servicer.

        (k) Each Servicing Agreement relating to a Trust Agreement shall provide that the related Servicer shall manage, conserve, protect and operate any REO
Property as provided in this Section 3.08, and the Master Servicer is hereby obligated to assure that each Servicer complies with the provisions of this
Section 3.08.

        Section 3.09. Amendments to Servicing Agreements; Modification of the
                      Guide

        From time to time Saxon may, to the extent permitted by the applicable
Servicing Agreement, make such modifications and amendments to the Guide as Saxon deems necessary or appropriate to confirm or carry out more fully the intent and purpose of the Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder; provided, however, that in no event shall Saxon modify or amend the Guide if such modification or amendment would have an adverse effect on the Certificateholders. Any such modification or amendment of the Guide shall be deemed to have an adverse effect on the Certificateholders if such amendment or modification either results in
(i) the downgrading of the rating assigned by any Rating Agency to the Certificates or (ii) the loss by the Trust or the assets thereof of REMIC status for federal income tax purposes. Prior to the issuance of any such modification or amendment, Saxon shall deliver to the Master Servicer and the Trustee an Officer's certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that Saxon desires to issue and
(iii) the reason or reasons for such proposed modification or amendment.

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

        Section 3.10. Oversight of Servicing

        The Master Servicer shall supervise, administer, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by such Servicer under its Servicing Agreement
(including, but not limited to, such Servicer's obligation to comply with the provisions of Section 3.08 hereof). Without limiting the generality of the foregoing, the Master Servicer, acting with the consent of Saxon but without the consent of the Trustee or any Certificateholder, shall have the power and responsibility for approving the transfer or other assignment of any Servicing
Agreement by any Servicer. Saxon shall provide the Master Servicer with a copy of the Servicing Agreement executed by each Servicer as well as the Guide incorporated by reference into such Servicing Agreement on or before the Closing
Date. The Master Servicer acknowledges that, prior to taking certain actions required to service the Mortgage Loans, the Guide provides that the Servicer must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by the Servicer with certain provisions of the Servicing
Agreement. In each such instance, the Master Servicer shall promptly instruct the Servicer or otherwise respond to any request of the Servicer. In no event shall the Master Servicer instruct the Servicer to take any action, give any consent to action by the Servicer or waive compliance by the Servicer with any provision of the Servicing Agreement if any resulting action or failure to act is inconsistent with the obligations of the Servicer for similarly rated transactions or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates or (ii) the loss by the Trust or the assets thereof of REMIC status for federal income tax purposes.

        The Master Servicer shall instruct each Servicer that it should not take any action to foreclose, or accept a deed in lieu of foreclosure, with respect to any Mortgage Loan if such Servicer knows, or has reason to know, that the related Mortgaged Premises are contaminated with toxic wastes or other hazardous substances.

        During the term of the Trust Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and receive, review and evaluate all reports, information and other data that are provided to the Master Servicer by each Servicer and otherwise exercise reasonable efforts to encourage each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

        For the purposes of determining whether any modification of a Mortgage
Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally assigned and transferred to the Trust. No modification shall be approved unless (i) such modification is occasioned by default or a reasonably foreseeable default or (ii) there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage
Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes.

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

        The relationship of the Master Servicer or any Servicer to the Trustee under the Trust Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer or partner.

        Section 3.11. Credit Enhancement

        To the extent provided in the Trust Agreement, one or more forms of Credit Enhancement shall be maintained for the benefit of the Certificateholders. The Trust Agreement shall specify with respect to each such form of Credit Enhancement, among other things, the manner in which any funds relating to such Credit Enhancement are to be invested, the source and manner of payment of any Credit Enhancement Fees, the circumstances, if any, under which supplemental or replacement Credit Enhancement shall be obtained, the manner in which such Credit Enhancement is to be enforced, and whether such Credit
Enhancement covers or will cover other Series of Certificates.


                                    ARTICLE IV
                    REPORTING/REMITTING TO CERTIFICATEHOLDERS

        Section 4.01. Statements to Certificateholders

        Unless otherwise provided in the Trust Agreement: (i) on or before each Master Servicer Reporting Date, the Master Servicer shall prepare and deliver to the Trustee a Monthly Statement and (ii) on the Distribution Date following each Master Servicer Reporting Date, the Trustee shall forward a copy of such Monthly
Statement by mail to each Certificateholder. Each Monthly Statement shall contain the following information:

        (a) the amount of the distribution to be made on such Distribution Date to be applied to reduce the Certificate Principal Balance of each Class of Certificates, separately identifying the amounts, if any, of any prepayments;

        (b) the amount of the distribution to be made on such Distribution Date allocable to interest with respect to each Class of Certificates, and the Pass-Through Rate applicable to each Class of Certificates;

        (c) the amount of the Master Servicing Fee to be paid to the Master
Servicer on such Distribution Date, the amount of the Trustee Fee to be paid to the Trustee on such Distribution Date, the amount of the Servicing Fees to be paid to the Servicers on such Distribution Date, the amount of any Credit
Enhancement Fees to be paid to the providers of any related Credit Enhancement on such Distribution Date, and such other customary information as the Master
Servicer deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

        (d) the aggregate amount of outstanding Advances, together with Non-Recoverable Advances, if any, at the close of business on such Distribution
Date;
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

        (e) the aggregate Scheduled Principal Balance of the Mortgage Loans as of such Distribution Date and the number of Mortgage Loans outstanding on such Distribution Date;

        (f) the number and aggregate principal balance of Mortgage Loans (i) delinquent two months (i.e., 60 to 89 days), (ii) delinquent three months (i.e., 90 days or longer) and (iii) as to which foreclosure proceedings have been commenced;

        (g) the  number  and  aggregate  Unpaid  Principal  Balance of  Mortgage
Loans that are  secured by REO Properties;

        (h) the aggregate Certificate Principal Balance of each Class of Certificates after giving effect to the distribution to be made on such Distribution Date, separately identifying any reduction thereof on account of Realized Losses;

        (i) the amount of Realized Losses incurred during the preceding
Prepayment Period and since the Cut-Off Date, separately identifying any Mortgagor Bankruptcy Losses, Special Hazard Losses and Fraud Losses, if such losses are separately allocated;

        (j) the amount of Month End Interest  Shortfall,  Soldiers' and Sailors'
Shortfall and Realized Interest Shortfall incurred during the preceding Due
Period;

        (k) the aggregate amount of interest remaining unpaid, if any, for each Class of Certificates (exclusive of Interest Shortfalls and Realized Interest
Shortfall allocated to such Class), after giving effect to the distribution to be made on such Distribution Date;

        (l) the aggregate amount of payments made, if any, since the Closing
Date under each form of Credit Enhancement and the amount, if any, remaining available under each form of Credit Enhancement;

        (m) the Senior Percentage and the Senior Prepayment Percentage, if any, after giving effect to the distribution to be made, and Realized Losses to be allocated, on such Distribution Date;

        (n) the Subordinated Percentage and the Subordinated Prepayment
Percentage, if any, after giving effect to the distribution to be made, and Realized Losses to be allocated, on such Distribution Date; and

        (o) if a REMIC election has been or will be made with respect to the Trust, any reports required to be provided to Certificateholders by the REMIC
Provisions.

        In the case of information furnished pursuant to clauses (a) and (b) above, the amounts shall be expressed with respect to any Certificate as a dollar amount per $1,000 denomination; provided, however, that if any Class of Certificates does not have a Certificate Principal Balance, then the amounts shall be expressed as a dollar amount per 10% Percentage Interest.

        In addition to the Monthly Statement specified above, the Master
Servicer shall prepare and deliver to the Trustee prior to each Distribution
Date, and the Trustee shall forward to each Holder of a Residual Certificate, if any, on each Distribution Date, a statement setting forth the amounts actually

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

distributed with respect to the Residual Certificates on such Distribution Date and the aggregate Certificate Principal Balance, if any, of any Residual
Certificates after giving effect to any distribution to be made on such Distribution Date, separately identifying the amount of Realized Losses allocated to such Residual Certificates for the preceding Prepayment Period.

        Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, based on information provided by the Master
Servicer, and deliver a statement containing the information set forth in clauses (a) through (c) above, to each Person who at any time during the calendar year was a Certificateholder that constituted a retail investor or to any other Certificateholder that requests such statement, aggregated for such calendar year or portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code as from time to time are in effect.

        Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare and deliver to the Trustee, and the Trustee shall forward by mail to each Person who at any time during such calendar year was a Holder of a Residual Certificate, a statement containing the information provided pursuant to the second preceding paragraph aggregated for such calendar year. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in effect.

        Access to the Monthly Statements and other statements described in this
Section 4.01 may be provided via electronic on-line reports in lieu of forwarding such statements by mail to Certificateholders provided that such electronic on-line reports satisfy the requirements of the Code as from time to time may be in effect.

        Section 4.02. Remittance Reports

        The Master Servicer shall prepare and deliver to the Trustee by mail, facsimile or electronic transfer on or before each Master Servicer Reporting
Date, the Remittance Report with respect to the following Distribution Date.
Each Remittance Report shall contain the information specified in Exhibit C attached hereto. The information in such report shall be made available by the Trustee to any Certificateholder that requests such report in writing.

        If the Master Servicer does not furnish the Remittance Report or any other statement or report as required by this Section 4.02 or Section 4.01 hereof, or if an Officer of the Trustee has actual knowledge that any such Remittance Report or other statement or report is erroneous or inaccurate in any material respect, and if any such Remittance Report or other statement or report is not furnished or corrected, as the case may be, within one Business Day following the date it is due to be delivered, then the Trustee shall request and the Master Servicer shall furnish by electromagnetic tape (or such other medium as the Trustee and the Master Servicer may agree from time to time) the information necessary to enable the Trustee to prepare the Remittance Report and the other statements and reports as required by this Section 4.02 and Section
4.01 hereof, and the Trustee shall thereupon prepare such report and receive the Master Servicing Fee for such month. Upon termination of the Master Servicer pursuant to Section 7.02 hereof, the Trustee shall thereafter undertake all the

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obligations of the Master Servicer pursuant to this Section 4.02 and Section
4.01 hereof and shall be entitled to the compensation otherwise payable to the Master Servicer pursuant hereto in consideration of the performance of such obligations.

        The Trustee shall be under no duty and shall have no obligation to recalculate, verify or recompute the information provided to it hereunder by the Master Servicer.

        Section 4.03. Compliance with Withholding Requirements

        Notwithstanding any other provision of the Trust Agreement, each of the Trustee and the Paying Agent shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Certificates that the Trustee or the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If either the Trustee or the Paying Agent does withhold any amount from interest or original issue discount payments or Advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate with any payment to such Certificateholder the amount withheld.

        Section 4.04. Reports of Certificate Principal Balances to the Clearing
                      Agency

        If and for so long as any Certificate is held by the Clearing Agency, on each Distribution Date, the Paying Agent shall provide a copy of the Remittance
Report prepared by the Master Servicer to The Depository Trust Company (and shall promptly thereafter confirm in writing) the following: (i) the amount to be reported pursuant to clauses (a) and (b) of the statement to be provided to Certificateholders pursuant to Section 4.01 hereof in respect of the next succeeding distribution, (ii) the Record Date for such distribution, (iii) the Distribution Date for such distribution and (iv) the aggregate Certificate
Principal Balance of each Class of Certificates to be reported pursuant to clause (h) of such statement.

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        Section 4.05. Preparation of Regulatory Reports

        (a) Subject to the provisions of subsections (b) and (c) of this Section
4.05, the Master Servicer shall prepare or cause to be prepared, on behalf of the Trust, and shall file or cause to be filed in a timely manner such supplementary and periodic information, documents and reports (collectively, "Periodic Reports") as may be required pursuant to Section 12(g) or Section
15(d) of the Exchange Act, by the rules and regulations of the SEC thereunder or as a condition to approval of any application for relief ("Application for Relief") hereinafter referred to and, in connection therewith, shall prepare such applications and requests for exemption and other relief from such provisions as it may deem appropriate. If any Periodic Report is required to be signed by Saxon or the Trustee rather than by the Master Servicer, the Master
Servicer shall be deemed to certify as to each Periodic Report delivered to Saxon or the Trustee for its review and execution that such Periodic Report conforms in all material respects to applicable reporting requirements imposed by the Exchange Act or is otherwise in form and content appropriate for filing with the SEC. Saxon or the Trustee shall execute all such Periodic Reports and Applications for Relief delivered as provided above and shall return the same to the Master Servicer for filing with the SEC and other required filing offices, if any, on behalf of the Trust or shall authorize the Master Servicer to execute any such Periodic Report or Application for Relief on the Trustee's behalf.

        (b) Within 30 days after the beginning of the first fiscal year of the Trust during which the obligation to file Periodic Reports pursuant to the Exchange Act shall have been suspended, the Master Servicer shall prepare, or cause to be prepared, a notice on SEC Form 15 ("Form 15") and shall forward such notice to the Trustee for execution. The Trustee shall execute each Form 15 delivered as provided above and shall return the same to the Master Servicer for filing with the SEC on behalf of the Trust or shall authorize the Master
Servicer to execute such Form 15 on the Trustee's behalf; provided, however, that the Master Servicer shall be under no obligation to prepare such notice if the number of Certificateholders exceeds 300. The Certificate Registrar shall notify the Master Servicer in a timely manner if the number of Certificateholders at any one time exceeds 300. The Master Servicer shall file any Form 15 with the SEC in accordance with the provisions of Rule 15d-6 under the Exchange Act.

        (c) Notwithstanding any other provision of this Agreement, none of the Master Servicer, the Certificate Registrar, the Paying Agent, or the Trustee has assumed, and shall not by its performance hereunder be deemed to have assumed, any of the duties or obligations of Saxon or any other Person with respect to
(i) the registration of the Certificates pursuant to the Securities Act, (ii) the issuance or sale of the Certificates or (iii) compliance with the provisions of the Securities Act, the Exchange Act or any applicable federal or state securities or other laws, including, but not limited to, any requirement to update the registration statement or prospectus relating to the Certificates in order to render the same not materially misleading to investors.

        (d) In connection with the Master Servicer's preparation of any Form 15 or any Periodic Report, the Certificate Registrar shall provide the Master
Servicer with such information as the Master Servicer may reasonably request concerning the number and identity of the Holders appearing on the Certificate
Register, but the Certificate Registrar shall have no duty or obligation to

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provide information which does not appear on the Certificate Register, including any information concerning the ownership of Persons for whom a nominee is the Certificateholder of record.

                                    ARTICLE V
                   THE POOLING INTERESTS AND THE CERTIFICATES

        Section 5.01. Pooling REMIC Interests

        If an election has been made to treat certain assets of the Trust as a Pooling REMIC, the Trust Agreement will set forth the terms of the Regular
Interests and the Residual Interest of the Pooling REMIC. Unless otherwise provided in the Trust Agreement, (i) the Subaccounts will be the Regular
Interests in the Pooling REMIC but will not constitute securities or certificates of interest in the Trust and (ii) the Trustee will be the owner of the Subaccounts, which may not be transferred to any person other than a successor trustee appointed pursuant to Section 8.07 hereof unless the party desiring the transfer obtains a Special Tax Opinion.

        Section 5.02. The Certificates

        The Certificates shall be designated in the Trust Agreement. The
Certificates in the aggregate will represent the entire beneficial ownership interest in the Trust Estate. On the Closing Date, the aggregate Certificate
Principal Balance of the Certificates will be equal to or less than the sum of
(i) the aggregate Scheduled Principal Balance of the Initial Mortgage Loans as of the Cut-Off Date and (ii) the amount in the Pre-Funded Account. The
Certificates will be substantially in the forms annexed to the Trust Agreement.
Unless otherwise provided in the Trust Agreement, the Certificates of each Class will be issuable in registered form, in denominations or authorized Percentage
Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

        Upon original issue, the Certificates shall be executed and delivered by the Trustee and the Trustee shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of Saxon upon receipt by the Trustee of the documents specified in Section 2.01 hereof. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized Officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of such Certificates.
The Certificate shall be authenticated by a manual signature of a duly authorized signatory of the Certificate Registrar. No Certificate shall be entitled to any benefit under the Trust Agreement or be valid for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided in the Trust Agreement executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered under the Trust Agreement.
All Certificates shall be dated the date of their execution.

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        Section 5.03. Book-Entry Certificates

        (a) The Book-Entry Certificates shall be represented initially by one or more certificates registered in the name designated by the Clearing Agency.
Saxon, the Master Servicer the Certificate Registrar, the Paying Agent and the
Trustee may for all intents and purposes (including the making of payments on the Book-Entry Certificates) deal with the Clearing Agency as the authorized representative of the Beneficial Owners of the Book-Entry Certificates for as long as such Certificates are registered in the name of the Clearing Agency. The rights of Beneficial Owners of the Book-Entry Certificates shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and Clearing Agency Participants. The Beneficial Owners of the
Book-Entry Certificates shall not be entitled to certificates for the Book-Entry
Certificates as to which they are the Beneficial Owners, except as provided in subsection (c) below. Requests and directions from, and votes of, the Clearing
Agency, as Certificateholder, shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners. A Book-Entry Certificate may not be transferred by the Clearing Agency without the consent of Saxon, the Master Servicer and the Trustee except to another Clearing Agency that agrees to hold such Book-Entry Certificate for the account of the respective Clearing
Agency Participants and Beneficial Owners.

        (b) Neither Saxon, the Master Servicer, the Certificate Registrar, the
Paying Agent nor the Trustee shall have any liability for any aspect of the records relating to or payment made on account of Beneficial Owners of the Book-Entry Certificates held by the Clearing Agency, for monitoring or restricting any transfer of beneficial ownership in a Book-Entry Certificate or for maintaining, supervising or reviewing any records relating to such Beneficial Owners.

        (c) The Book-Entry Certificates shall be issued in fully registered, certificated form to Beneficial Owners of Book-Entry Certificates or their nominees, rather than to the Clearing Agency or its nominee, only if (i) Saxon advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates, and Saxon is unable to locate a qualified successor within 30 days, or (ii) Saxon, at its option, elects to terminate the book-entry system operating through the Clearing Agency. Upon the occurrence of either such event, the Trustee shall notify the Clearing Agency and the Certificate
Registrar, which in turn shall notify all Beneficial Owners of Book-Entry
Certificates through Clearing Agency Participants, of the availability of certificated Certificates. Upon surrender by the Clearing Agency of the certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Certificate Registrar shall reissue the Book-Entry Certificates as certificated Certificates to the Beneficial Owners identified in writing by the Clearing Agency. Such certificated Certificates shall not constitute Book-Entry Certificates. All reasonable costs associated with the preparation and delivery of certificated Certificates shall be borne by Saxon.

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

        Section 5.04. Registration of Transfer and Exchange of Certificates

        The Certificate Registrar shall cause to be kept at the Corporate Trust
Office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided in the Trust Agreement. The Certificate Registrar designated in the related Trust Agreement shall initially serve as Certificate
Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as provided in the Trust Agreement. Upon any resignation of any Certificate Registrar, the Trustee shall promptly appoint a successor or, in the absence of such appointment, shall assume the duties of Certificate Registrar. The Trustee shall have no liability or responsibility for any act or omission to act of any Certificate Registrar (unless the Trustee is then serving as such Certificate Registrar) appointed pursuant to the terms of the related Trust Agreement. The Certificate Registrar shall be entitled to the same rights, privileges and immunities accorded the Trustee pursuant to Article
VIII hereof.

        Subject to Section 5.05 hereof, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Certificate
Registrar or at any other office or agency of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate
Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

        At the option of the Certificateholders, each Certificate may be exchanged for other Certificates of the same Class with the same and authorized denominations and a like aggregate Percentage Interest upon surrender of such Certificate to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and cause the Certificate Registrar to authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every
Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in a form satisfactory to the Certificate
Registrar duly executed by, the Holder of such Certificate or his attorney duly authorized in writing.

        No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

        The Certificate Registrar shall provide notice to the Trustee of each transfer of a Certificate and shall provide the Trustee and the Master Servicer with an updated copy of the Certificate Register on January 1 and July 1 of each year. If the Trustee shall not at any time be acting as the Certificate
Registrar, the Trustee shall have the right to inspect such Certificate Register at all reasonable times and to rely conclusively upon a certificate of the Certificate Registrar as to the names and addresses of the Certificateholders and the Percentage Interests held by each.

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        Section 5.05. Restrictions on Transfers

        (a) Securities Law Compliance. No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. Any Holder of a Private
Certificate shall, and, by acceptance of such Certificate, does agree to, indemnify Saxon, the Trustee, the Certificate Registrar and the Master Servicer against any liability that may result if any transfer of such Certificate by such Holder is not exempt from registration under the Securities Act and all applicable state securities laws or is not made in accordance with such federal and state laws. Neither Saxon, the Trustee, the Certificate Registrar nor the Master Servicer is obligated to register or qualify any Private Certificate under the Securities Act or any other securities law or to take any action not otherwise required under the Trust Agreement to permit the transfer of such Certificate without such registration or qualification. The Certificate
Registrar shall not register any transfer of a Private Certificate (other than a Residual Certificate) unless and until the prospective transferee provides the Certificate Registrar with a Transferee Agreement or, if the Certificate to be transferred is a Rule 144A Certificate, a Rule 144A Agreement certifying to facts which, if true, would mean that the proposed transferee is a Qualified
Institutional Buyer, and unless and until the transfer otherwise complies with the provisions of this Section 5.05. If a proposed transfer does not involve a Rule 144A Certificate or the transferee of a Rule 144A Certificate does not certify to facts which, if true, would mean that the proposed transferee is a Qualified Institutional Buyer, the Certificate Registrar shall require that the transferor and the proposed transferee certify as to the factual basis for the registration exemption(s) relied upon, and if the transfer is made within three years of the acquisition of such Certificate by a non-Affiliate of Saxon from Saxon or an Affiliate of Saxon, the Master Servicer or the Certificate Registrar also may require an Opinion of Counsel that such transfer may be made without registration or qualification under the Securities Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of Saxon, the Certificate Registrar or the Master Servicer. Notwithstanding the foregoing, no Rule 144A Agreement, Transferee Agreement or Opinion of Counsel shall be required in connection with the initial transfer of the Private
Certificates and no Opinion of Counsel shall be required in connection with the transfer of the Private Certificates by a broker or dealer, if such broker or dealer was the initial transferee.

        Saxon shall provide to any Holder of a Rule 144A Certificate and any prospective transferee designated by such Holder information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule
144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule
144A.

        (b)    Regular Certificates.

               (i) Public Subordinated Certificates. No Regular Certificate that is a Public Subordinated Certificate shall be transferred to a transferee that acknowledges that it is a Plan Investor unless such transferee provides the Certificate Registrar and the Master Servicer

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

        with a Benefit Plan Opinion. The transferee of a Public Subordinated
        Certificate that does not provide the Certificate Registrar and the Master Servicer with a Benefit Plan Opinion will be deemed, by virtue of its acquisition of such Certificate, to have represented that it is not a Plan Investor.

               (ii) Private Subordinated Certificates. No Regular Certificate that is a Private Subordinated Certificate shall be transferred unless the prospective transferee provides the Certificate Registrar and the Master Servicer with a properly completed Benefit Plan Affidavit, together with a Benefit Plan Opinion if required in order to comply with such Benefit Plan Affidavit.

        (c) Residual Certificates. No Residual Certificate (including any beneficial interest therein) may be transferred to a Disqualified Organization.
In addition, no Residual Certificate (including any beneficial interest therein) may be transferred unless (i) the proposed transferee provides the Certificate
Registrar and the Master Servicer with (A) a Residual Transferee Agreement, (B) a Benefit Plan Affidavit, (C) a Disqualified Organization Affidavit and (D) if the proposed transferee is a Non-U.S. Person, a TAPRI Certificate, and (ii) the interest transferred involves the entire interest in a Residual Certificate or an undivided interest therein (unless the transferor or the transferee provides the Master Servicer and the Certificate Registrar with an Opinion of Counsel
(which shall not be an expense of the Master Servicer or the Certificate
Registrar) that the transfer will not jeopardize the REMIC status of any related
REMIC). Furthermore, if a proposed transfer involves a Private Certificate, (i) the Certificate Registrar shall require that the transferor and the transferee certify as to the factual basis for the registration exemption(s) relied upon and (ii) if the transfer is made within three years from the acquisition of the Certificate by a non-Affiliate of Saxon from Saxon or an Affiliate of Saxon, the Certificate Registrar also may require an Opinion of Counsel that such transfer may be made without registration or qualification under the Securities Act and applicable state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Certificate Registrar or the Master Servicer. In any event, the Certificate Registrar shall not effect any transfer of a Residual
Certificate except upon notification of such transfer to the Master Servicer.
Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the initial transfer of the Residual Certificates or their transfer by a broker or dealer, if such broker or dealer was the initial transferee.

        Upon notice to the Trustee that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions,
(i) such transferee shall be deemed to hold the Residual Certificates in constructive trust for the last transferor who was not a Disqualified
Organization or an agent thereof, and such transferor shall be restored as the owner of such Residual Certificates as completely as if such transfer had never occurred; provided, however, that the Trustee may, but is not required to, recover any distributions made to such transferee with respect to the Residual
Certificates and return such recovery to the transferor, and (ii) the Master
Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificates or any such agent (within 60 days of the request therefor by the transferor or such agent) such information as may be necessary for the computation of the tax imposed under section 860E(e) of the Code and as otherwise may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to the Residual Certificates (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost of computing and furnishing such

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information may be charged to the transferor or the agent referred to above;
provided, however, that the Master Servicer shall in no event be excused from furnishing such information.

        If a tax or a reporting cost is borne by a REMIC as a result of the transfer of a Residual Certificate (or any beneficial interest therein) in violation of the restrictions set forth in this Section 5.05, the transferor shall pay such tax or cost and, if such tax or cost is not so paid, the Paying
Agent, upon notification from the Master Servicer, shall pay such tax or cost with amounts that otherwise would have been paid to the transferee of the Residual Certificate (or the beneficial interest therein). In that event, neither the transferee nor the transferor shall have any right to seek repayment of such amounts from Saxon, the Trustee, any REMIC, the Master Servicer, the Certificate Registrar, the Paying Agent or the other Holders of any of the Certificates, and none of such parties shall have any liability for payment of any such tax or reporting cost.

        Section 5.06. Mutilated, Destroyed, Lost or Stolen Certificates

        If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to its respective satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Certificate
Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.06, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.06 shall constitute complete and indefeasible evidence of ownership in the Trust as if originally issued, whether or not the destroyed, lost or stolen Certificate shall be found at any time.

        Section 5.07. Persons Deemed Owners

        Prior to due presentation of a Certificate for registration of transfer, the Master Servicer, the Trustee, the Paying Agent, the Certificate Registrar and any agent of either of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Master Servicer, the Trustee, the Certificate Registrar, the Paying Agent nor any agent of either of them shall be affected by notice to the contrary.

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        Section 5.08. Paying Agent

        Any Paying Agent designated in the related Trust Agreement shall make distributions to Certificateholders. Upon any resignation of any Paying Agent, the Trustee shall promptly appoint a successor or, in the absence of such appointment, shall assume the duties of Paying Agent. No such resignation shall be effective until the acceptance of appointment by the successor Paying Agent.
The Trustee shall have no liability or responsibility for any act or omission to act of any Paying Agent appointed (unless the Trustee is then servicing as such Paying Agent) pursuant to the terms of the related Trust Agreement. Any such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. Any
Paying Agent shall be entitled to the same rights, privileges and immunities accorded the Trustee pursuant to Article VIII hereof.


                                   ARTICLE VI
                          SAXON AND THE MASTER SERVICER

        Section 6.01 Liability of, and Indemnification by, Saxon and the Master
                     Servicer

        Saxon and the Master Servicer shall each be liable in accordance herewith only to the extent of the respective obligations specifically imposed by the Trust Agreement and undertaken by Saxon and the Master Servicer under the Trust Agreement.

        The Master Servicer shall indemnify and hold harmless the Trustee and Saxon and any director, officer, employee or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of or in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under the Trust
Agreement or by reason of reckless disregard of its obligations and duties under the Trust Agreement. Any payment pursuant to this Section 6.01 made by the Master Servicer to Saxon or the Trustee shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.01 shall survive the resignation or removal of the Master Servicer and the termination of the Trust Agreement.

        Saxon shall indemnify and hold harmless the Master Servicer and any director, officer, employee or agent thereof against any loss, liability or expense, including reasonable attorney's fees, incurred in connection with or arising out of or in connection with the Trust Agreement (other than a loss, liability or expense subject to indemnification by the Master Servicer pursuant to the preceding paragraph), any custodial agreement or the Certificates, including, but not limited to, any such loss, liability or expense incurred in connection with any legal action against the Master Servicer or any director, officer, employee or agent thereof, or the performance of any of the Master
Servicer's duties under the Trust Agreement other than any loss, liability or expense incurred by reason of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the Trust Agreement or by reason of its reckless disregard of its obligations and duties under the Trust Agreement. The provisions of this Section 6.01 shall survive the

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resignation or removal of the Master Servicer and the termination of the Trust
Agreement.

        Section 6.02. Merger or Consolidation of Saxon or the Master Servicer

        Subject to the following paragraph, Saxon and the Master Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its organization, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Trust
Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under the Trust Agreement.

        Saxon or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all their respective assets to any Person, in which case any Person resulting from any merger or consolidation to which Saxon or the Master Servicer shall be a party, or any Person succeeding to the business of Saxon or the Master Servicer, shall be the successor of Saxon or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties to the Trust Agreement, anything herein to the contrary notwithstanding.


        Section 6.03. Limitation on Liability of Saxon, the Master Servicer and
                      Others

        Neither Saxon, the Master Servicer nor any of the directors, officers, employees or agents of Saxon or the Master Servicer shall be under any liability to the Trust or the Certificateholders, and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. Saxon, the Master Servicer and any of the directors, officers, employees or agents of Saxon or the Master
Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither Saxon nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the Trust Agreement and in its opinion does not involve it in any expense or liability, except as provided in Section 10.01(b) hereof; provided, however, that Saxon or the Master Servicer may in its discretion undertake any such action that it deems necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder if the Certificateholders offer to Saxon or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

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        Section 6.04. Resignation of the Master Servicer

        The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon appointment of a successor master servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not, in and of itself, result in a downgrading of any rated Certificates (without regard to any Credit Enhancement) or (ii) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master
Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have become the successor master servicer hereunder and agreed to perform the responsibilities, duties, liabilities and obligations of the Master Servicer that arise thereafter; provided, however, that no successor master servicer shall (unless otherwise agreed) assume any liability for the actions (or failure to act) of the Master Servicer prior to the date that such successor becomes Master Servicer under the Trust Agreement.

        Section 6.05. Compensation to the Master Servicer

        The Master Servicer shall be entitled to receive a monthly fee as compensation for services rendered by the Master Servicer under the Trust
Agreement. The monthly Master Servicing Fee with respect to the Trust shall equal the amount set forth in the Trust Agreement, which may be retained by the Master Servicer when it remits funds from the Master Servicer Custodial Account to the Asset Proceeds Account. The Master Servicer also will be entitled, as additional compensation, to any late reporting fees paid by a Servicer pursuant to Section 450 of the Guide.

        Section 6.06. Assignment or Delegation of Duties by Master Servicer

        Except as expressly provided in the Trust Agreement, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges under the Trust Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer under the Trust Agreement, without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment without such written consent shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee to delegate to, subcontract with, authorize or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under the Trust Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer under the Trust Agreement to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment relieve the Master Servicer of any liability to the Trustee or Saxon under the Trust
Agreement.

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                                   ARTICLE VII
                       TERMINATION OF SERVICING AND MASTER
                             SERVICING ARRANGEMENTS

        Section 7.01. Termination and Substitution of Servicing Agreements

        Upon the occurrence of any event for which a Servicer may be terminated pursuant to a Servicing Agreement, the Master Servicer shall promptly deliver to Saxon and the Trustee a certification by an Officer that an event has occurred that may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and directing what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer directs that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer and the consent of Saxon, based upon such certification and consent, the Trustee, as assignee of such Servicing
Agreement, shall promptly consent to the termination of such Servicing Agreement and, as provided in the succeeding paragraph, the Master Servicer shall concurrently therewith appoint another Servicer to enter into a substitute
Servicing Agreement.

        The Master Servicer shall indemnify the Trustee and hold the Trustee harmless from and against all claims, liabilities, costs and expenses
(including, but not limited to, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with, termination of any Servicing
Agreement at the direction of the Master Servicer. If the Trustee terminates any such Servicing Agreement, the Master Servicer shall enter into a substitute
Servicing Agreement with another mortgage loan service company acceptable to the Master Servicer and each Rating Agency under which such mortgage loan service company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the Servicer under such terminated
Servicing Agreement. Notwithstanding the foregoing, no such substitute Servicing
Agreement need contain a covenant by the substitute Servicer to purchase
Converted Mortgage Loans. Until such time as the Master Servicer enters into a substitute servicing agreement with respect to the Mortgage Loans, the Master
Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by the Servicer under the terminated Servicing Agreement. In no event, however, shall the Master
Servicer be deemed to have assumed the obligations of a Servicer to purchase any Mortgage Loan from the Trust pursuant to any provision of the related Servicing
Agreement or the Guide or to make Advances with respect to any Mortgage Loan, except to the extent specifically provided in Section 3.04 hereof. As compensation to the Master Servicer for any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which the Servicer would have been entitled if the Servicing Agreement with the Servicer had not been terminated.

        Section 7.02. Termination of Master Servicer; Trustee to Act

        Each of the following shall constitute an Event of Default by the Master
Servicer of its obligations under the Trust Agreement:

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        (a) the Master Servicer shall fail duly to observe or perform in any material respect any of its covenants or agreements (other than its obligation to make an Advance pursuant to Section 3.04 hereof) contained in the Trust
Agreement and such failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the
Master Servicer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

        (b) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

        (c) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding of or relating to the Master Servicer or relating to all or substantially all its property; or

        (d) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

        (e) the Master Servicer shall fail to remit funds in the Master Servicer
Custodial Account to the Asset Proceeds Account as required by Section 3.01(c) hereof within one Business Day of the date that such funds are due; or

        (f) the Master Servicer shall fail to make any Advance or other payment required by Section 3.04 or Section 3.05 hereof within one Business Day of the date that such Advance or other payment is due.

        The rights and obligations of the Master Servicer under the Trust
Agreement may be terminated only upon the occurrence of an Event of Default. If an Event of Default described in clauses (a) through (d) of this Section 7.02 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer, terminate all the rights and obligations of the Master Servicer under the Trust Agreement, other than its rights as a Certificateholder. If an Event of Default described in clauses (e) and (f) of this Section 7.02 shall occur, the Trustee may, by notice in writing to the Master Servicer, terminate all the rights and obligations of the Master Servicer under the Trust Agreement, other than its rights as a Certificateholder. On and after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Trust
Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall, to the maximum extent

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

permitted by law, pass to and be vested in the Trustee pursuant to and under this Section 7.02 (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under the Trust
Agreement on or prior to the date of such termination). Without limiting the generality of the foregoing, the Trustee is hereby authorized and empowered to execute and deliver on behalf of and at the expense of the Master Servicer, as the Master Servicer's attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things that in the Trustee's sole and absolute judgment may be necessary or appropriate, to effect such termination. Notwithstanding the foregoing, upon any such termination the Master Servicer shall do all things reasonably requested by the Trustee to effect the termination of the Master Servicer's responsibilities, rights and powers under the Trust Agreement, and the transfer thereof to the Trustee, including, but not limited to, promptly providing to the Trustee (and in no event later than ten Business Days subsequent to such notice) all documents and records electronic and otherwise reasonably requested by the Trustee to enable the Trustee or its designee to assume and carry out the duties and obligations that otherwise were to have been performed and carried out by the Master
Servicer but for such termination.

        Upon any such termination, the Trustee shall, to the maximum extent permitted by law, be the successor in all respects to the Master Servicer in its capacity as master servicer under the Trust Agreement, but the Trustee shall not have any liability for, or any duty or obligation to perform, any duties or obligations of the Master Servicer required to be performed prior to the date that the Trustee becomes successor master servicer.

        As successor master servicer, the Trustee shall be entitled to the fees to which the Master Servicer would have been entitled if the Master Servicer had continued to act as such. The Trustee shall also, as successor master servicer, be entitled to all the protections and indemnification afforded to the Master
Servicer pursuant to Section 6.03 hereof.

        Notwithstanding the above, the Trustee may, upon the occurrence of an Event of Default, if it shall be unwilling so to act, or shall, if it is unable so to act or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $15,000,000 as the successor to the Master Servicer. No appointment of a successor to the Master Servicer shall be effective until the assumption by such successor of all future responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement. Pending appointment of a successor to the Master Servicer, the Trustee or an affiliate shall, to the maximum extent permitted by law, act in such capacity as hereinabove provided.

        In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments received on the assets included in the Trust Estate as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer under the Trust Agreement.
The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

        Upon the occurrence of any Event of Default, the Trustee, in addition to the rights specified in this Section 7.02, shall have the right, in its own name and as Trustee, to take all actions now or hereafter existing at law, in equity

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

or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by the Trust Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy and no delay or failure to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

        For the purposes of this Section 7.02 and Section 8.01 hereof, the Trustee shall not be deemed to have knowledge of an Event of Default unless an Officer of the Trustee has actual knowledge thereof or unless written notice of such Event of Default is received by the Trustee at the Corporate Trust Office and such notice references the Certificates, the Trust or the Trust Agreement.

        Section 7.03. Notification to Certificateholders

        (a) Upon any termination pursuant to Section 7.01 or Section 7.02 hereof, or any appointment of a successor to a Servicer or the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

        (b) Within 60 days after the occurrence of any Event of Default or the Trustee's receipt of notice of the occurrence of any event permitting termination of a Servicer, the Trustee shall transmit by mail to the Certificateholders notice of each such Event of Default or event known to the Trustee, unless such Event of Default or event shall have been cured or waived.


                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

        Section 8.01. Duties of Trustee

        The Trustee, prior to the occurrence of an Event of Default and after the curing of each Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in the Trust Agreement. During an Event of Default of which the Trustee has notice, the Trustee shall exercise such of the rights and powers vested in it by the Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs.

        The Trustee, upon receipt of any resolution, certificate, statement, opinion, report, document, order or other instrument specifically required to be furnished to it pursuant to any provision of the Trust Agreement, shall examine such instrument to determine whether it conforms to the requirements of the Trust Agreement; provided, however, that the Trustee shall be under no duty to recalculate, verify or recompute any information provided to it hereunder by Saxon or the Master Servicer. If any such instrument is found not to conform to the requirements of the Trust Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the

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

instrument is not corrected to the Trustee's satisfaction, the Trustee shall provide notice thereof to the Certificateholders.

        No provision of the Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

        (a) Prior to the occurrence of an Event of Default, and after the curing of each Event of Default, the duties and obligations of the Trustee shall be determined solely by the express provisions of the Trust Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Trust Agreement, no implied covenants or obligations shall be read into the Trust Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of the Trust Agreement;

        (b) The Trustee shall not be personally liable for an error of judgment made in good faith by an Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

        (c) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Trust Agreement;

        (d) Any determination of negligence or bad faith of the Trustee shall be made only upon a finding that there is clear and convincing evidence (and not upon the mere preponderance of evidence) thereof in a proceeding before a court of competent jurisdiction in which the Trustee has had an opportunity to defend;
and

        (e) In no event shall the Trustee be held liable for the actions or omissions of the Master Servicer or a Servicer (excepting the Trustee's own actions as Master Servicer or Servicer), and in connection with any action or claim for recovery sought against the Trustee based upon facts involving the acts or omissions of the Master Servicer or Saxon, or involving any allegation or claim of liability or recovery against the Trustee by the Master Servicer or by a Seller, the Trustee shall not be held to a greater standard of care than the Master Servicer or the Seller would be held in such situation. No provision of the Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless such risk or liability relates to duties set forth herein (which duties shall not be deemed to include actions required to be taken by the Trustee arising out of the failure of another person to take any required action hereunder).

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        Section 8.02. Certain Matters Affecting the Trustee

        (a)    Except as otherwise provided in Section 8.01 hereof:

               (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate of auditors or other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. Further, the Trustee may accept a copy of the vote of the Board of Directors of any party certified by its clerk or assistant clerk or secretary or assistant secretary as conclusive evidence of the authority of any person to act in accordance with such vote, and such vote may be considered as in full force and effect until receipt by the Trustee of written notice to the contrary;

               (ii) The Trustee may, in the absence of bad faith on its part, rely upon a certificate of an Officer of the appropriate Person whenever in the administration of the Trust Agreement the Trustee shall deem it desirable that a matter be proved or established (unless other evidence be herein specifically prescribed) prior to taking, suffering or omitting any action hereunder;

               (iii) The Trustee may consult with counsel chosen with due care and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

               (iv) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of the Trust Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

               (v) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Trust Agreement;

               (vi) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of the Trust Agreement, the Trustee may require indemnity against such expense or liability as a condition to taking any such action. The expense of every such investigation shall be

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

        paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand;

               (vii) The Trustee may execute any of the trusts or powers under the Trust Agreement or perform any duties thereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under the Trust Agreement;

               (viii) Whenever the Trustee is authorized herein to require acts or documents in addition to those required to be provided it in any matter, it shall be under no obligation to make any determination whether or not such additional acts or documents should be required unless obligated to do so under Section 8.01 hereof;

               (ix) The permissive right or authority of the Trustee to take any action enumerated in the Trust Agreement shall not be construed as a duty or obligation; and

               (x) The Trustee shall not be deemed to have notice of any matter, including, but limited to, any Event of Default, unless an Officer of the Trustee has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Certificates, the Trust or the Trust
        Agreement.

        (b) All rights of action under the Trust Agreement or under any of the Certificates that are enforceable by the Trustee may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at any trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of the Trust Agreement.

        Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans

        The recitals contained in the Trust Agreement and in the Certificates
(other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of Saxon, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of the Trust Agreement or the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by Saxon of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to Saxon in respect of the Mortgage Loans or deposited in or withdrawn from the Asset Proceeds Account or the Master Servicer
Custodial Account other than any funds held by or on behalf of the Trustee in accordance with Sections 3.01 and 3.02 hereof or as owner of the Regular
Interests of the Pooling REMIC.

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

        Section 8.04. Trustee May Own Certificates

        The Trustee, the Paying Agent, the Certificate Registrar or the
Custodian in its respective individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, the Paying Agent, the Certificate Registrar or the Custodian.

        Section 8.05. Trustee's Fees

        The Trustee shall be entitled to receive the Trustee Fee as compensation for its services under the Trust Agreement. The Trustee Fee shall be payable from amounts received with respect to the Mortgage Loans. Saxon shall indemnify and hold harmless the Trustee, the Paying Agent, the Certificate Registrar or the Custodian and any director, officer, employee or agent thereof against any loss, liability or expense, including reasonable attorney's fees, incurred in connection with or arising out of or in connection with the Trust Agreement
(other than a loss, liability or expense subject to indemnification by the Master Servicer pursuant to Section 6.01 hereof), any custodial agreement or the Certificates, including, but not limited to, any such loss, liability or expense incurred in connection with any legal action against the Trust or the Trustee, the Paying Agent, the Certificate Registrar or the Custodian or any director, officer, employee or agent thereof, or the performance of any of the duties of the Trustee, the Paying Agent or the Certificate Registrar under the Trust
Agreement or the duties of the Custodian under any custodial agreement other than any loss, liability or expense incurred by reason of the willful misfeasance, bad faith or negligence in the performance of the duties under the Trust Agreement or by reason of the willful misfeasance, bad faith or gross negligence of the Custodian under any custodial agreement (including specifically any loss, liability or expense incurred by the Custodian by reason of simple negligence under any custodial agreement). The provisions of this
Section 8.05 shall survive the resignation or removal of the Trustee, the Paying
Agent or the Certificate Registrar and the termination of the Trust Agreement and the resignation or removal of the Custodian under any custodial agreement.
The Trustee may receive an additional indemnity from a party acceptable to the Trustee.

        Section 8.06. Eligibility Requirements for Trustee

        The Trustee shall at all times be a bank or trust company that: (i) is not an Affiliate, (ii) is organized and doing business under the laws of the United States or any state thereof and is authorized under such laws to exercise corporate trust powers, (iii) has a combined capital and surplus of at least
$50,000,000, and (iv) is subject to supervision or examination by a federal or state authority. If such bank or trust company publishes reports of its condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 8.06 the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07 hereof.

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        Section 8.07. Resignation and Removal of the Trustee

        The Trustee may at any time resign and be discharged from the trusts created pursuant to the Trust Agreement by giving written notice thereof to Saxon, the Master Servicer and all Certificateholders. Upon receiving such notice of resignation, Saxon shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. Saxon shall deliver a copy of such instrument to the Certificateholders, the Master Servicer and each Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

        If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request therefor by Saxon, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Saxon may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. Saxon shall also deliver a copy of such instrument to the Certificateholders, the Master Servicer and each Servicer.

        The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of Saxon, the Trustee so removed and the successor so appointed. Saxon shall deliver a copy of such instruments to the Certificateholders, the Master Servicer and each Servicer.

        Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

        Section 8.08. Successor Trustee

        Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to Saxon, the Master Servicer and the predecessor trustee an instrument accepting such appointment under the Trust
Agreement, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor thereunder, with the like effect as if originally named as trustee therein. The predecessor trustee shall deliver, or cause to be delivered, to the successor trustee all Trustee Mortgage Loan Files and related documents and statements held by it under the Trust Agreement, and Saxon, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

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        No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof.

        Upon acceptance of appointment by a successor trustee as provided in this Section, Saxon shall mail notice of the succession of such trustee under the Trust Agreement to all Certificateholders at their addresses as shown in the Certificate Register. If Saxon fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Saxon.

        Section 8.09. Merger or Consolidation of Trustee

        Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of the Trustee, shall be the successor of the Trustee under the Trust Agreement provided such Person shall be eligible under the provisions of
Section 8.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        Section 8.10. Appointment of Trustee or Separate Trustee

        For the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same may at the time be located, Saxon, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more
Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as Saxon, the Master Servicer or the Trustee may consider necessary or desirable. If Saxon or the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee(s) or separate trustee(s) hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereof and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

        In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee under the Trust Agreement or as successor to the Master Servicer pursuant to Section 7.02 hereof), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

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        Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to the Trust Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of the
Trust Agreement, specifically including every provision of the Trust Agreement relating to the conduct of or affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the
Trustee.

        Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Any expense associated with the appointment of a separate trustee or co-trustee shall not be an expense of the Master Servicer.

        Section 8.11. Appointment of Custodians

        The appointment of the Custodian may at any time be terminated and a substitute Custodian appointed therefor by the Trustee pursuant to a Custody
Agreement satisfactory in form and substance to the Trustee. The Trustee shall terminate the appointment of any Custodian and appoint a substitute custodian upon the request of the Master Servicer. The Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each
Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Trustee Mortgage Loan File. Any such Custodian may not be an affiliate of Saxon or any Seller.

        Section 8.12. Trustee May Enforce Claims Without Possession of
                      Certificates

        All rights of action and claims under the Trust Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

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                                  ARTICLE IX
             REDEMPTION OF CERTIFICATES AND TERMINATION OF THE TRUST

        Section 9.01. Redemption

        Unless otherwise provided in the Trust Agreement, either Saxon or the Holders of the majority of the Percentage Interest in the Residual Certificates
(or each Class of Residual Certificates, if more than one), may, at their respective options, make or cause a Person to make a Redeeming Purchase for the Redemption Price on any Distribution Date on or after the earlier of (i) the Distribution Date on which, after taking into account distributions of principal to be made on such Distribution Date, the aggregate Certificate Principal
Balance of the Certificates is equal to or less than 10% of the initial aggregate Certificate Principal Balance of such Certificates, or (ii) the Redemption Date. The Trustee will not be obligated to redeem the Certificates at the request of Saxon or the Holders of a majority of the Percentage Interest in the Residual Certificates (or each Class of Residual Certificates, if more than one) unless the Trustee shall have first received cash in an amount equal to the Redemption Price. Unclaimed funds otherwise distributable to Certificateholders on a Distribution Date on which a Redeeming Purchase is made shall be deposited in the Redemption Account. Upon redemption of the Certificates, the redeeming party, at its option, may either (a) make or cause a Person to make a Terminating Purchase for the Termination Price as described in Section 9.02 hereof or (b) hold such Certificates or resell such Certificates (in which event, no party other than the Holders of a majority of the Percentage Interest in the Residual Certificates may redeem the Certificates subsequent to such redemption), provided that such redeeming party pays all administrative costs and expenses of the Master Servicer following such redemption in excess of the Master Servicing Fee.

        Section 9.02. Termination

        Whether or not the Certificates have been redeemed, unless otherwise provided in the Trust Agreement, either Saxon or the Holders of the majority of the Percentage Interest in the Residual Certificates (or each Class of Residual
Certificates, if more than one), may, at their respective options, make or cause a Person to make a Terminating Purchase for the Termination Price on any Distribution Date upon which a Redeeming Purchase may be made. Upon such Terminating Purchase or the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of the last REO Property remaining in the Trust, the respective obligations and responsibilities under the Trust Agreement of Saxon, the Master
Servicer and the Trustee (other than the obligations of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid, payment of all administrative expenses associated with the Trust and any related REMICs, and deposit of unclaimed funds otherwise distributable to the Certificateholders in the Termination Account; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United
States to the Court of St. James's, living on the date hereof.

        The Trust also may be terminated and the Certificates retired if the Master Servicer determines, based upon an Opinion of Counsel, that the REMIC

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status of any related REMIC has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year.

        Section 9.03. Procedure for Redemption or Termination

        The requisite Residual Certificateholders or Saxon shall each advise the Trustee and the Paying Agent of its election to cause a Redeeming Purchase or Terminating Purchase on or before the Distribution Date in the month preceding the Distribution Date on which the Redeeming Purchase or Terminating Purchase will occur. The Master Servicer shall advise the Paying Agent of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust or the disposition of the last REO Property remaining in the Trust at least two
Business Days prior to the Remittance Date in the month in which the Trust will terminate. Notice of the Distribution Date on which any such redemption or termination shall occur (the "Final Distribution Date") shall be given promptly by the Paying Agent by letter to the Certificateholders mailed (i) if such notice is given in connection with a Redeeming Purchase or a Terminating
Purchase, not earlier than the 15th day and not later than the last day of the month preceding the month of such final distribution or (ii) otherwise during the month of such final distribution on or before the Remittance Date in such month, in each case specifying (A) the Final Distribution Date and that final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Paying Agent therein designated on that date,
(B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Final Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent. The Paying Agent shall give such notice to the Certificate
Registrar at the time such notice is given to Certificateholders. If such notice is given in connection with a Redeeming Purchase or a Terminating Purchase, the purchaser shall deliver to the Paying Agent for deposit in the Asset Proceeds
Account on the Business Day preceding the Final Distribution Date an amount in next day funds equal to the Redemption Price or the Termination Price, as the case may be.

        Upon presentation and surrender of the Certificates on a Distribution
Date by Certificateholders, the Paying agent shall distribute to Certificateholders (i) the amount otherwise distributable on such Distribution
Date, if not in connection with a Redeeming Purchase or a Terminating Purchase, or (ii) if in connection with a Redeeming Purchase or a Terminating Purchase, an amount determined as follows: with respect to each Certificate with an outstanding Certificate Principal Balance, the outstanding Certificate Principal
Balance thereof, if any, plus interest thereon through the Accounting Date preceding the Distribution Date fixed for redemption or termination and any previously unpaid interest, net of any unreimbursed Advances and any Realized
Losses, Realized Interest Shortfall and Interest Shortfalls allocable to such
Certificate on the Distribution Date fixed for redemption or termination; and in addition, with respect to each Residual Certificate, the Percentage Interest evidenced thereby multiplied by the difference between the Redemption Price or the Termination Price, as applicable, and the aggregate amount to be distributed as provided in the first clause of this sentence and the next succeeding sentence. The Paying Agent also shall pay each Servicer, the Master Servicer or itself the amount of their respective unreimbursed Advances.

        Upon the deposit of the Redemption Price in the Asset Proceeds Account, the Trustee (or any Custodian) shall retain possession of the Mortgage Loans and shall release the Certificates to the person effecting the Redeeming Purchase.

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Upon the deposit of the Termination Price in the Asset Proceeds Account, the
Trustee (or any Custodian) shall promptly release to the purchaser the Trustee
Mortgage Loan Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments, in each case without recourse, necessary to effectuate such transfer.

        If not all the Certificates shall have been surrendered within six months after the Final Distribution Date specified in the above-mentioned written notice, the Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Certificates and receive the final distribution with respect thereto, net of the cost of such second written notice. If within one year after the second written notice, not all the Certificates shall have been surrendered, the Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the amounts otherwise payable on such Certificates. Any funds payable to Certificateholders that are not distributed on the Final Distribution Date shall be deposited in the Redemption Account or the Termination Account, as the case may be, each of which shall be an Eligible
Account, to be held for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section 9.03. Funds on deposit in such Redemption
Account or such Termination Account, as the case may be, shall not be invested, and the Trustee shall have no liability to any Person for interest thereon. The
Trust shall terminate immediately following the deposit of funds in the Termination Account as provided below.

        Section 9.04. Additional Termination Requirements

        (a) In the event of a Terminating Purchase as provided in Section 9.02 hereof, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee receives (i) a Special Tax Opinion and (ii) a Special Tax Consent from each Holder of a Residual Interest (unless the Special Tax Opinion specially provides that no REMIC-level tax will result from the Terminating Purchase):

               (A) Within 90 days prior to the Final Distribution Date, Saxon on behalf of each related REMIC shall adopt a plan of complete liquidation meeting the requirements of a qualified liquidation under the REMIC
        Provisions (which plan may be adopted by the Trustee's attachment of a statement specifying the first day of the 90-day liquidation period to each REMIC's final federal income tax return);

               (B) Upon making final payment on the Regular Certificates or the deposit of any unclaimed funds otherwise distributable to the holders of the Regular Certificates in the Termination Account on the Final
        Distribution Date, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand relating to the REMIC after such final payment (other than cash retained to meet claims), and the REMIC shall terminate at that time; and

               (C) In no event may the final payment on the Certificates be made after the 90th day from the date on which the plan of complete liquidation is adopted. A payment into the Termination Account with

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        respect to any Certificate pursuant to Section 9.03 hereof shall be deemed a final payment on, or final distribution with respect to, such
        Certificate for the purposes of this clause.

        (b) By its acceptance of a Residual Certificate, the Holder thereof hereby (i) authorizes such action as may be necessary to adopt a plan of complete liquidation of any related REMIC and (ii) agrees to take such action as may be necessary to adopt a plan of complete liquidation of any related REMIC upon the written request of the Master Servicer, which authorization shall be binding upon all successor Holders of Residual Certificates.

        (c) By its acceptance of a Residual Certificate, the Holder thereof hereby authorizes (i) the Holders of the majority of the Percentage Interest in the Residual Certificates of the related Class to effect a Terminating Purchase or a Redeeming Purchase on behalf of all Holders of such Class of Residual
Certificates in accordance with Section 9.01 or 9.02 hereof and (ii) the reimbursement of the Holders of the majority of the Percentage Interest in the Residual Certificates for reasonable costs and expenses incurred in connection with the related Terminating Purchase or Redeeming Purchase (including, but not limited to, the payment of interest on the funds advanced at the Net Rate applicable to the related Mortgage Loans).


                                   ARTICLE X
                              REMIC TAX PROVISIONS

        Section 10.01. REMIC Administration

        (a) Unless otherwise specified in the Trust Agreement, the Trustee shall elect (on behalf of each REMIC to be created) to have the Trust (or designated assets thereof) treated as one or more REMICs on Form 1066 or such other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued as well as on any corresponding state tax or information return necessary to have the Trust
(or such assets) treated as one or more REMICs under state law.

        (b) The Master Servicer shall pay any and all tax related expenses (not including taxes) of the Trust and each REMIC, including, but not limited to, any professional fees or expenses related to (i) audits or any administrative or judicial proceedings with respect to each REMIC that involve the Internal
Revenue Service or state tax authorities or (ii) the adoption of a plan of complete liquidation.

        (c) The Master Servicer shall prepare any necessary forms for election as well as all the Trust's and each REMIC's federal and state tax and information returns. At the request of the Master Servicer, the Trustee shall sign and file such returns on behalf of each REMIC. The expenses of preparing and filing such returns shall be borne by the Master Servicer.

        (d) The Master Servicer shall perform all reporting and other tax compliance duties that are the responsibility of the Trust and each REMIC under the REMIC Provisions or state or local tax law. Among its other duties, if required by the REMIC Provisions, the Master Servicer, acting as agent of each REMIC, shall provide (i) to the Treasury or other governmental authority such

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information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Trustee such information as is necessary for the Trustee to discharge its obligations under the REMIC Provisions to report tax information to the Certificateholders.

        (e) Saxon, the Master Servicer, the Trustee (to the extent it has been instructed by Saxon or the Master Servicer), and the Holders of the Residual
Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.

        (f) Saxon, the Master Servicer, the Trustee (to the extent it has been instructed by Saxon or the Master Servicer), and the Holders of the Residual
Certificates shall not take any action required by the Code or REMIC Provisions or fail to take any action, or cause any REMIC to take any action or fail to take any action, that, if taken or not taken, could endanger the status of any such REMIC as a REMIC unless the Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take or to fail to take such action) to the effect that the contemplated action or failure to act will not endanger such status.

        (g) Unless otherwise provided in the Trust Agreement, any taxes that are imposed upon the Trust or any REMIC by federal or state (including local) governmental authorities (other than taxes paid by a party pursuant to Section
10.02 hereof or as provided in the following sentence) shall be allocated in the same manner as Realized Losses are allocated. Any taxes imposed upon the Trust or any REMIC by the jurisdiction (or any subdivision thereof) in which the Corporate Trust Office of the Trustee is located that would not have been imposed on the Trust or such REMIC in the absence of any legal or business connection between the Trustee and such jurisdiction (or locality), shall be paid by the Trustee and, notwithstanding anything to the contrary in the Trust
Agreement, such taxes shall be deemed to be part of the Trustee's cost of doing business and shall not be reimbursable to the Trustee.

        (h) Unless otherwise provided in the Trust Agreement, the Master
Servicer or an Affiliate shall acquire a Residual Certificate in each REMIC and will act as the Tax Matters Person of each REMIC and perform various tax administration functions of each REMIC as its agent. If the Master Servicer or an Affiliate is unable for any reason to fulfill its duties as Tax Matters
Person for a REMIC, the holder of the largest Percentage Interest of the Residual Certificates in such REMIC shall become the successor Tax Matters
Person of such REMIC.

        Section 10.02. Prohibited Activities

        Except as otherwise provided in the Trust Agreement, neither Saxon, the Master Servicer, the Holders of the Residual Certificates, nor the Trustee shall engage in, nor shall the parties permit, any of the following transactions or activities unless it has received (i) a Special Tax Opinion and (ii) a Special
Tax Consent from each of the Holders of the Residual Certificates (unless the Special Tax Opinion specially provides that no REMIC-level tax will result from the transaction or activity in question):

               (i) the sale or other disposition of, or substitution for, any Mortgage Loan except pursuant to (A) a foreclosure or default with

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        respect to such Mortgage Loan, (B) the bankruptcy or insolvency of any
        REMIC, (C) the termination of any REMIC pursuant to Section 9.02 hereof or (D) a substitution or purchase in accordance with Section 2.03 hereof;

               (ii) the acquisition of any Mortgage Loan for the Trust after the Closing Date except (A) during the three-month period beginning on the Closing Date pursuant to a fixed price contract in effect on the Closing
        Date that has been reviewed and approved by tax counsel acceptable to the Master Servicer or (B) a substitution in accordance with Section
        2.03 hereof;

               (iii) the sale or other disposition of any investment in the Asset Proceeds Account at a gain;

               (iv) the sale or other disposition of any asset held in a Reserve
        Fund for a period of less than three months (a "Short-Term Reserve Fund
        Investment") if such sale or other disposition would cause 30% or more of a REMIC's income from such Reserve Fund for the taxable year to consist of gain from the sale or disposition of Short-Term Reserve Fund
        Investments;

               (v) the withdrawal of any amounts from any Reserve Fund except
        (A) for the distribution pro rata to the Holders of the Residual
        Certificates or (B) to provide for the payment of expenses of the related REMIC or amounts payable on the Certificates in the event of defaults or late payments on the Mortgage Loans or lower than expected returns on funds held in the Asset Proceeds Account, as provided under section 860G(a)(7) of the Code;

               (vi) the acceptance of any contribution to the Trust except (A) a cash contribution received during the three month period beginning on the Closing Date, (B) any transfer of funds from a Mortgagor Bankruptcy
        Fund, Special Hazard Fund or Interest Fund to the Asset Proceeds
        Account, (C) a cash contribution to a Reserve Fund owned by a REMIC that is made pro rata by the Holders of the Residual Certificates, (D) a cash contribution to facilitate a Terminating Purchase that is made within the 90-day period beginning on the date on which a plan of complete liquidation is adopted pursuant to Section 9.04(a)(A) hereof, or (E) any other cash contribution approved by the Master Servicer after consultation with tax counsel; or

               (vii) any other transaction or activity that is not contemplated by the Trust Agreement.

        Any party causing the Trust to engage in any of the activities prohibited in this Section 10.02 shall be liable for the payment of any tax imposed on the Trust pursuant to section 860F(a)(1) or 860G(d) of the Code as a result of the Trust engaging in such activities.

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                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

        Section 11.01. Amendment of Trust Agreement

        The Trust Agreement may be amended or supplemented from time to time by Saxon, the Master Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust (or certain assets thereof) either as a REMIC or as a grantor trust, as applicable under the Code at all times that any Certificates are outstanding or (iv) to make any other provisions with respect to matters or questions arising under the Trust Agreement or matters arising with respect to the Trust that are not covered by the Trust Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder. Any such amendment or supplement shall be deemed not to adversely affect in any material respect any Certificateholder if there is delivered to the Trustee written notification from each Rating Agency to the effect that such amendment or supplement will not cause such Rating Agency to reduce the then current rating assigned to such Certificates.

        The Trust Agreement may also be amended from time to time by Saxon, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights of such Class, or (iii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding. For purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of Saxon or an Affiliate shall be entitled to Voting Rights with respect to matters affecting such Certificates.

        Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

        It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

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        Section 11.02. Recordation of Agreement; Counterparts

        To the extent permitted by applicable law, the Trust Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any of or all the properties subject to the Security Instruments are situated, and in any other appropriate public recording office or elsewhere, only if such recording is deemed necessary by an Opinion of Counsel (which shall not be an expense of the Master Servicer or the Trustee) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

        For the purpose of facilitating the recordation of the Trust Agreement as herein provided and for other purposes, the Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

        Section 11.03. Limitation of Rights of Certificateholders

        The death or incapacity of any Certificateholder shall not operate to terminate the Trust Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

        No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to the Trust Agreement pursuant to any provision thereof.

        No Certificateholder shall have any right by virtue of any provision of the Trust Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Trust Agreement unless (i) such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and (ii) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Trust Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more
Certificateholders shall have any right in any manner whatever by virtue of any provision of the Trust Agreement to affect, disturb or prejudice the rights of the Certificateholders of any other Certificateholders, or to obtain or seek to obtain priority over or preference to any other Certificateholders or to enforce any right under the Trust Agreement, except in the manner therein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and

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enforcement of the provisions of this Section 11.03, each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

        Section 11.04. Governing Law

        The Trust Agreement shall be construed in accordance with and governed by the laws of the State applicable to agreements made and to be performed therein.

        Section 11.05. Notices

        All demands and notices under the Trust Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to the party concerned at its address set forth in the Trust Agreement, or such other address or telecopy number as may hereafter be furnished to each party to the Trust Agreement in writing by any such party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first-class mail, postage prepaid, or by express delivery service, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in the Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above. A copy of any notice given hereunder to any other party shall be delivered to the Trustee.

        Section 11.06. Severability of Provisions

        If any one or more of the covenants, agreements, provisions or terms of the Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of the Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of the Trust Agreement or of the Certificates or the rights of the Certificateholders.

                                 82

        Section 11.07. Sale of Mortgage Loans

        It is the express intent of Saxon and the Trustee that the conveyance of the Mortgage Loans by Saxon to the Trustee pursuant to the Trust Agreement be construed as a sale of the Mortgage Loans by Saxon to the Trustee for the benefit of the Certificateholders. It is, further, not the intention of Saxon and the Trustee that such conveyance be deemed a pledge of the Mortgage Loans by Saxon to the Trustee for the benefit of the Certificateholders to secure a debt or other obligation of Saxon. Nevertheless, if, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of Saxon then (i) the Trust Agreement shall be deemed to be a security agreement within the meaning of Article 9 of the UCC, (ii) the conveyance by Saxon provided for in the Trust Agreement shall be deemed to be a grant by Saxon to the Trustee for the benefit of the Certificateholders of a security interest in all Saxon's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, but not limited to, all amounts, other than investment earnings, from time to time held or invested in the Master Servicer Custodial Account or Asset Proceeds Account, whether in the form of cash, instruments, securities or other property, (iii) the possession by the Trustee or the Custodian of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the UCC of the State and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Saxon and the Trustee (to the extent it has been instructed by Saxon or the Master
Servicer) shall, to the extent consistent with the Trust Agreement, take such actions as may be necessary to ensure that, if the Trust Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Trust
Agreement.

        Section 11.08. Notice to Rating Agency

        (a) The Trustee shall use its best efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to the Trust Agreement or any agreement assigned to the Trust;

               (ii) the occurrence of any Event of Default involving the Master
        Servicer that has not been cured or any recommendation by the Master
        Servicer that a Servicing Agreement with a Servicer be terminated;

               (iii) the resignation, termination or merger of Saxon, the Master Servicer, the Trustee or any Servicer;

                                     83

               (iv) the purchase or substitution of Mortgage Loans pursuant to Section 2.03 hereof;

               (v)     the final payment to Certificateholders;

               (vi)    any change in the location of any Master Servicer
        Custodial  Account,  Reserve Fund or Asset Proceeds Account;

               (vii) any event that would result in the inability of the Servicer or the Master Servicer to make Advances regarding delinquent
        Mortgage Loans or the inability of the Trustee to make any such Advance if it is serving as the Master Servicer pursuant to Section 7.02 hereof;

               (viii) any change in applicable law that would require an Assignment of a Security Instrument, not previously recorded pursuant to
        Section 2.01 hereof, to be recorded in order to protect the right, title and interest of the Trustee in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan.

        (b) The Master Servicer shall promptly notify the Trustee of any of the events listed in Section 11.08(a) of which it has actual knowledge. In addition, the Trustee shall promptly furnish to each Rating Agency at its address set forth in the Trust Agreement copies of the following:

               (i)     each report to Certificateholders described in Section
        4.01 hereof; and

               (ii)    each Annual Compliance Statement.

        (c) Any notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service, to each Rating Agency at the address specified in the Trust Agreement.

                                 84


                                                           Exhibit A-1


                          FORM OF INITIAL CERTIFICATION


                             [____________], 199[_]


Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  [____________________]

[TRUSTEE]
[-------------------------]
[-------------------------]
Attention:  [____________________]

[MASTER SERVICER]
[-------------------------]
[-------------------------]
Attention:  [____________________]


               Trust Agreement, dated as of [____________], 199[_]
                      among Saxon Asset Securities Company,
                   [____________________], as Master Servicer,
                    and [____________________]_, as Trustee,
           Mortgage Loan Asset Backed Certificates, Series 199[_]-[_]

Ladies and Gentlemen:

        In accordance with Section 2.02 of the Standard Terms to the above-captioned Trust Agreement, the Custodian hereby certifies that, as to each mortgage loan listed in the Mortgage Loan Schedule [to the Trust Agreement referred to above] [to the Subsequent Sales Agreement dated [ ], 199[ ], has reviewed the Trustee Mortgage Loan File and determined that, except as noted on the Schedule of Exceptions attached hereto: (i) all documents required to be included in the Trustee Mortgage Loan File (as set forth in Section 2.01 of the Standard Terms) are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on examination its examination, or the examination by a Custodian on its behalf, and only as to such documents, the information set forth on such Mortgage Loan Schedule accurately reflects the information set forth in the Trustee Mortgage Loan File. The Custodian further certifies that its review of each Trustee Mortgage Loan File included each of the procedures listed in clause
(b) of Section 2.02 of the Standard Terms.

        The Custodian further certifies as to each Mortgage Note that:

                                 A-1-1


        (1) except for the endorsement required pursuant to clause (a) of the definition of Trustee Mortgage Loan File, the Mortgage Note, on the face or the reverse side(s) thereof, does not contain evidence of any unsatisfied claims, liens, security interests, encumbrances or restrictions on transfer; and

        (2) the Mortgage Note bears an endorsement (which appears to be an original) as required pursuant to clause (a) of the definition of Trustee
Mortgage Loan File.

        Except as described herein, neither the Trustee nor any Custodian on its behalf has made an independent examination of any documents contained in any Trustee Mortgage Loan File. Neither the Trustee nor the Custodian makes any representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in any Trustee Mortgage Loan
File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to the Trust Agreement, (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Trustee Mortgage Loan
File should include any surety or guaranty agreement, Note Assumption Rider, buydown agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

        Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Trust Agreement.

                              [CUSTODIAN],
                              as custodian


                              By:____________________________
                              Title:_________________________





                                      A-1-2

                                                                  Exhibit A-2

                           FORM OF FINAL CERTIFICATION

                             [____________], 199[_]

Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  [____________________]

[TRUSTEE]
[-------------------------]
[-------------------------]
Attention:  [____________________]

[MASTER SERVICER]
[-------------------------]
[-------------------------]
Attention:  [____________________]

               Trust Agreement, dated as of [____________], 199[_]
                      among Saxon Asset Securities Company,
                   [____________________], as Master Servicer,
                    and [____________________]_, as Trustee,
           Mortgage Loan Asset Backed Certificates, Series 199[_]-[_]

Ladies and Gentlemen:

        In accordance with Section 2.02 of the Standard Terms to the above-captioned Trust Agreement, the Custodian hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, for each Mortgage Loan listed in the Mortgage Loan Schedules (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received a complete Trustee Mortgage
Loan File which includes each of the documents required to be included in the Trustee Mortgage Loan File.

        Except as specifically required in the above-captioned Trust Agreement, neither the Trustee nor any Custodian on its behalf has made an independent examination of any documents contained in any Trustee Mortgage Loan File.
Neither the Trustee nor the Custodian makes any representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in any Trustee Mortgage Loan File for any of the Mortgage
Loans listed on the Mortgage Loan Schedule to the Trust Agreement, (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage
Loan or (iii) whether any Trustee Mortgage Loan File should include any surety or guaranty agreement, Note Assumption Rider, buydown agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

        Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Trust Agreement.


                              A-2-1




                       [CUSTODIAN],
                       as custodian

                       By:____________________________
                       Title:_________________________



                                    A-2-2



                                                              Exhibit B

                           FORM OF RECORDATION REPORT


                             [____________], 199[_]

[MASTER SERVICER]
[-------------------------]
[-------------------------]
Attention:  [____________________]

[TRUSTEE]
[-------------------------]
[-------------------------]
Attention:  [____________________]

               Trust Agreement, dated as of [____________], 199[_]
                      among Saxon Asset Securities Company,
                   [____________________], as Master Servicer,
                    and [____________________]_, as Trustee,
           Mortgage Loan Asset Backed Certificates, Series 199[_]-[_]

Ladies and Gentlemen:

        In accordance with Section 2.02(e) of the Standard Terms, the Custodian hereby notifies you that, as of the date hereof with respect to the following
Mortgage Loans, it has not received the indicated documents.

        If a Security Instrument for any Mortgage Loan has not been recorded and the original recorded Security Instrument or a copy of such recorded Security
Instrument with such evidence of recordation certified to be true and correct by the appropriate governmental recording office has not been delivered to the Trustee (or to a Custodian on its behalf), the Seller or Servicer may be required to purchase such Mortgage Loan from the Trustee if such defect materially and adversely affects the value of the Mortgage Loan or the interest of the Trust therein.

        [If an Assignment to the Trustee or a Custodian on its behalf, as applicable, of the Seller's interest in a Security Instrument has not been recorded within one year of the Closing Date, the Seller or Servicer shall be required to (i) purchase the related Mortgage Loan from the Trustee or (ii) if there have been no defaults in the Monthly Payments on such Mortgage Loan, deposit an amount equal to the Purchase Price into an escrow account maintained by the Trustee.]
                                     ----------------------
                                     Documents Not Received
---------------------   -----------------------   -----------------------------
                                                        Original Recorded
                           Original Recorded              Assignment of
                          Security Instrument          Security Instrument
Saxon Loan Number      or certified copy thereof    or certified copy thereof


               *Also required with regard to any intervening Assignments.

                              [TRUSTEE],

                                B-1



                              as Trustee


                              By:____________________________
                              Title:_________________________



                                B-2






                                                                      Exhibit C

                            FORM OF REMITTANCE REPORT

                         Saxon Asset Securities Company

        Trust:  Mortgage Loan Asset Backed Certificates, Series 199[_]-[_]
        Distribution Date:  [____________], 199[_]
        Reporting Month:  [____________] 199[_]

               The following class, series and collateral information will be included on each Remittance Report, as appropriate:



Class Level                         Collateral Level                       Series Level
-----------                         ----------------                       ------------
Class Name                           Asset Proceeds Account -               Scheduled Principal
Pass-Through Rate                      Deposits and Withdrawals             Unscheduled Principal
Beginning Balance                    Balance Information for                Scheduled Interest
Interest Distribution                  Other Accounts                       Beginning Loan Count
Principal Distribution               Advances on Delinquencies              Ending Loan Count
Realized Losses                      Beginning Balance                      Realized Losses
Ending Balance                       Interest Distribution                  Weighted Average Maturity
Aggregate Realized Losses            Principal Distribution                    (WAM)
Original Balance                     Realized Losses                        Weighted Average
Record Date                          Ending Balance                         Mortgage Note Rate
Interest Distribution Factor         Total Distribution                     Total Distribution
Principal Distribution Factor        Aggregate Realized Losses              Weighted Average Net Rate
Remaining Principal Factor           Original Balance                       Weighted Average Pass-
Scheduled Principal                  Remaining Principal Factor               Through Rate
Unscheduled Principal                Scheduled Principal                    Delinquency Statistics
Current Interest                     Unscheduled Principal                     - 30, 60, and 90 day
Recovery/(Shortfall)                 Current Interest                          delinquencies; foreclosures
Accretion                            Recovery/(Shortfall)                      and REO's
                                     Accretion


                                                                     Exhibit D


                  FORM OF RULE 144A AGREEMENT-QIB CERTIFICATION

                         SAXON ASSET SECURITIES COMPANY
    MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 199[_]-[_], CLASS [___]


                             [____________], 199[_]


[TRUSTEE]
[-------------------------]
[-------------------------]
Attention:  [____________________]

[MASTER SERVICER] [CERTIFICATE REGISTRAR]
[-------------------------]
[-------------------------]
Attention:  [____________________]

Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  [____________________]

Ladies and Gentlemen:

         In connection with the purchase on the date hereof of the captioned Certificates (the "Purchased Certificates"), the undersigned (the "Transferee") hereby certifies and covenants to the transferor, Saxon, the Master Servicer, the Trustee and the Trust as follows:

         1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act") and has completed the form of certification to that effect attached hereto as Annex A1 (if the Transferee is not a registered investment company) or Annex A2 (if the Transferee is a registered investment company). The Transferee is aware that the sale to it is being made in reliance on Rule 144A.

         2. The Transferee understands that the Purchased Certificates have not been registered under the Securities Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Securities Act and under applicable state law or unless an exemption from such registration is available. The Transferee further understands that neither Saxon, the Master Servicer, the Certificate Registrar, the Paying Agent, the Trustee nor the Trust is under any obligation to register the Purchased Certificates or make an exemption from such registration available.

         3. The Transferee is acquiring the Purchased Certificates for its own account or for the account of a "qualified institutional buyer," and understands that such Purchased Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be such a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act and under applicable state securities laws. In addition, such transfer may be subject to additional restrictions, as set forth in Section 5.05 of the Standard Terms to the Trust Agreement.

         4. The Transferee has been furnished with all information that it requested regarding (a) the Purchased Certificates and distributions thereon and
(b) the Trust Agreement referred to below.

         5. If applicable, the Transferee has complied or will comply in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

         All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement, dated as of [____________], 199[_], which incorporates by reference the Standard Terms thereto, among Saxon Asset Securities Company, the Master Servicer and the Trustee, pursuant to which the Purchased Certificates were issued.

         IN WITNESS WHEREOF, the undersigned has caused this Rule 144A Agreement--QIB Certification to be executed by a duly authorized representative this [____] day of [____________], 199[_].


                                    [TRANSFEREE]


                                    By:____________________________
                                    Title:_________________________

                                                         Annex A1 to Exhibit D


             TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES


         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Transferee.

         2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), because (a) the Transferee owns and/or invests on a discretionary basis at least $100,000,000 in securities or, if the Transferee is a dealer, the Transferee owns and/or invests on a discretionary basis at least $10,000,000 in securities. The Transferee owned and/or invested on a discretionary basis at least $[____________] in securities (except for the excluded securities referred to in paragraph 3 below) as of [_____________], 199[_] [specify a date on or since the end of the Transferee's most recently ended fiscal year] (such amount being calculated in accordance with Rule 144A) and (b) the Transferee meets the criteria listed in the category marked below.

         _____ Corporation. etc. The Transferee is an organization described in Section 501(c) (3) of the Internal Revenue Code of 1986, as amended, a corporation (other than a bank as defined in Section 3(a) (2) of the Securities Act or a savings and loan association or other similar institution referenced in Section 3(a) (5) (A) of the Securities Act), a partnership, or a Massachusetts or similar business trust.

         ____ Bank. The Transferee (a) is a national bank or banking institution as defined in Section 3(a) (2) of the Securities Act and is organized under the laws of a state, territory or the District of Columbia. The business of the Transferee is substantially confined to banking and is supervised by the appropriate state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
                  (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. bank, and not more than 18 months preceding the date of this certification in the case of a foreign bank or equivalent institution, a copy of which financial statements is attached hereto.

         _____ Saving and Loan. The Transferee is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution referenced in
                  Section 3(a) (5) (A) of the Securities Act. The Transferee is supervised and examined by a state or federal authority having supervisory authority over any such institutions or is a foreign savings and loan association or equivalent institution and has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of this certification in the case of a U.S. savings and loan association or similar institution, and not more than 18 months preceding the date of this certification in the case of a foreign savings and loan association or

                                        D-1-1
                  equivalent institution, a copy of which financial statements is attached hereto.

         _____    Broker-dealer.   The  Transferee  is  a  dealer   registered
                  pursuant to Section 15 of the Certificates Exchange Act of 1934, as amended (the "1934 Act").

         _____ Insurance Company. The Transferee is an insurance company as defined in Section 2(13) of the Securities Act, whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, territory or the District of Columbia.

         _____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees.

         _____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Certificate Act of 1974, as amended.

         _____ Investment Adviser. The Transferee is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

         _____ Other. The Transferee qualifies as a "qualified institutional buyer" as defined in Rule 144A on the basis of facts other than those listed in any of the entries above. If this response is marked, the Transferee must certify on additional pages, to be attached to this certification, to facts that satisfy the Servicer that the Transferee is a "qualified institutional buyer" as defined in Rule 144A.

         3. The term "securities" as used herein does not include (a) securities of issuers that are affiliated with the Transferee, (b) securities constituting the whole or part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (c) bank deposit notes and certificates of deposit, (d) loan participations, (e) repurchase agreements, (f) securities owned but subject to a repurchase agreement and (g) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the 1934 Act.

                                 D-1-2

         5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Purchased Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be made in reliance on Rule 144A.

         6. Will the Transferee be purchasing  YES     NO
the Purchased Certificates only for the Transferee's own account?

                  If the answer to the foregoing question is "NO", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Purchased Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                               D-1-3

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this [____] day of [____________], 199[_].


                                    [TRANSFEREE]


                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________
                                    Date:__________________________


            Saxon Asset Securities Company,
            Mortgage Loan Asset Backed Certificates, Series 199[_]-[_], Class [___]













                                  D-1-4

                                                          Annex A2 to Exhibit D


              TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES


         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Purchased Certificates (the 'Transferee") or, if the Transferee is part of a Family of Investment Companies (as defined in paragraph 3 below), is an officer of the related investment adviser (the "Adviser").

         2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), because (a) the Transferee is an investment company (a "Registered Investment Company") registered under the Investment Company Act of 1940, as amended (the "1940 Act") and (b) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to in paragraph 4 below) as of [____________], 199[_] [specify a date on or since the end of the Transferee's most recently ended fiscal year]. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities to the Transferee or the Transferee's Family of Investment Companies was used.

         _____ The Transferee owned $[____________] in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         _____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $[____________] in securities (other than the excluded securities referred to in paragraph 4 below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
                  144A).

         3. The term "Family of Investment Companies" as used herein means two or more Registered Investment Companies except for a unit investment trust whose assets consist solely of shares of one or more Registered Investment Companies (provided that each series of a "series company, as defined in Rule 18f-2 under the 1940 Act, shall be deemed to be a separate investment company) that have the same investment adviser (or, in the case of a unit investment trust, the same depositor) or investment advisers (or depositors) that are affiliated (by virtue of being majority-owned subsidiaries of the same parent or because one investment adviser is a majority-owned subsidiary of the other).

         4. The term "securities" as used herein does not include (a) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (b) bank deposit notes and certificates of deposit, (c) loan participations, (d) repurchase agreements, (e) securities owned but subject to a repurchase agreement and (f) currency, interest rate and commodity swaps.


                                   D-2-1

         5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

         6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Purchased Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                  D-2-2

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly authorized representative this [____] of [____________], 199[_].


                                    [TRANSFEREE OR ADVISOR]


                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________
                                    Date:__________________________


                  Saxon Asset Securities Company,
                  Mortgage Loan Asset Backed Certificates, Series 199[_]-[_], Class [___]


                                    IF AN ADVISER:

                                    Print Name of Transferee


                                    Date:__________________________



                                  D-2-3

                                                              Exhibit E


                          FORM OF TRANSFEREE AGREEMENT

                         SAXON ASSET SECURITIES COMPANY
    MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 199[_]-[_], CLASS [___]


                             [____________], 199[_]


[TRUSTEE]
[-------------------------]
[-------------------------]
Attention:  [____________________]

[MASTER SERVICER] [CERTIFICATE REGISTRAR]
[-------------------------]
[-------------------------]
Attention:  [____________________]

Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  [____________________]

Ladies and Gentlemen:

         In connection with the purchase on the date hereof of the captioned Certificates (the "Purchased Certificates"), the undersigned (the "Transferee") hereby certifies and covenants to the transferor, Saxon, the Master Servicer, the Trustee and the Trust as follows:

         1. Representations and Warranties. The Transferee represents and warrants:

                  (a) The Transferee is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Transferee is organized, is authorized to invest in the Purchased Certificates and to enter into this Agreement, and has duly executed and delivered this Agreement.

                  (b) The Transferee is acquiring the Purchased Certificates for its own account as principal and not with a view to the distribution of the Purchased Certificates, in whole or in part, in violation of
         Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

                  (c) The Transferee is an "Accredited Investor" as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act.

                  (d) The Transferee has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Purchased

         Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risk of an investment in the Purchased Certificates and can afford a complete loss of such investment;

                  (e) The Transferee confirms that Saxon has made available to the Transferee the opportunity to ask questions of, and receive answers from, Saxon concerning Saxon, the Trust, the purchase by the Transferee of the Purchased Certificates and all matters relating thereto, and to obtain additional information relating thereto that Saxon possesses or can acquire without unreasonable effort or expense.

         2.       Covenants.  The Transferee Covenants:

                  (a) The Transferee will not make a public offering of the Purchased Certificates, and will not reoffer or resell the Purchased Certificates in a manner that would render the issuance and sale of the Purchased Certificates, whether considered together with the resale or otherwise, a violation of the Securities Act, or any state securities or "Blue Sky" laws or require registration pursuant thereto;

                  (b) The Transferee agrees that, in its capacity as holder of the Purchased Certificates, it will assert no claim or interest in the Mortgage Loans by reason of owning the Purchased Certificates other than with respect to amounts that may be properly and actually payable to the Transferee pursuant to the terms of the Trust Agreement and the securities; and

                  (c) If applicable, the Transferee will comply in all material respects with respect to the Purchased Certificates with applicable regulatory guidelines relating to the ownership of mortgage derivative products.

         3.       Transfer Restrictions.

                  (a) The Transferee understands that the Purchased Certificates have not been registered under the Securities Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Securities Act and under applicable state law or unless an exemption from such registration is available. If so requested by the Master Servicer or the Trustee, the Transferee and the transferor shall certify to Saxon, the Master Servicer and the Trustee as to the factual basis for the registration or qualification exemption relied upon. The Transferee further understands that neither Saxon, the Master Servicer, the Trustee nor the Trust is under any obligation to register the Purchased Certificates or make an exemption from such registration available.

                  (b) In the event that the transfer is to be made within three years of the date the Purchased Certificates were acquired by a non-Affiliate of Saxon from Saxon or an Affiliate of Saxon, the Master Servicer or the Trustee may require an Opinion of Counsel (which shall not be an expense of Saxon, the Master Servicer or the Trustee) that such transfer is not required to be registered under the Securities Act or state securities laws.

                  (c) Any Certificateholder desiring to effect a transfer shall, and does hereby agree to, indemnify Saxon, the Master Servicer and the Trustee against any liability that may result if the transfer is not exempt under federal or applicable state securities laws.

                  (d) The transfer of the Certificates may be subject to additional restrictions, as set forth in Section 5.05 of the Standard Terms of the Trust Agreement.

         All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement, dated as of [____________], 199[_], which incorporates by reference the Standard Terms thereto, among Saxon Asset Securities Company, the Master Servicer and the Trustee, pursuant to which the Purchased Certificates were issued.

         IN WITNESS WHEREOF, the undersigned has caused this Transferee Agreement to be executed by its duly authorized representative as of the [____] day of [____________], 199[_].


                                    [TRANSFEREE]


                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________

                                                                      Exhibit F


                         FORM OF BENEFIT PLAN AFFIDAVIT


Re:      Saxon Asset Securities Company
         Series 199[_]-[_] Trust (the "Trust")
         Mortgage Loan Asset Backed Certificates, Class [___]

STATE OF [____________]
                    ss:
CITY OF [_____________]


         Under penalties of perjury, I, the undersigned, declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete.

         1. I am a duly authorized officer of [____________] (the "Purchaser"), whose taxpayer identification number is [____________], and on behalf of which I have the authority to make this affidavit.

         2. That the Purchaser is acquiring a Class [___] Certificate representing an interest in the Trust, certain assets of which one or more real estate mortgage investment conduit ("REMIC") elections are to be made under
Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

         3.       The Purchaser either:

                  (i) (A) is not a Plan Investor and (B) either (I) is not an insurance company or (II) is an insurance company, in which case none of the funds used by the Purchaser in connection with its purchase of the Certificates constitute plan assets as defined in the Plan Asset Regulations ("Plan Assets") and its purchase of the Certificates shall not result in the Certificates or the assets of the Trust being deemed to be Plan Assets;

                  (ii) is an insurance company and either (A) represents that the funds used to purchase the Certificates are held in an "insurance company pooled separate account" within the meaning of United States Department of Labor Prohibited Transaction Class Exemption 90-1 ("PTCE 90-1") and that each of the applicable conditions set forth in PTCE 90-1 are met with respect to the purchase and holding of the Certificates, or (B) represents that the funds used to purchase the Certificates are held in an "insurance company general account" as defined in United States Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that each of the applicable conditions set forth in PTCE 95-60 are met with respect to the purchase and holding of the Certificates; or

                  (iii) has provided a Benefit Plan Opinion, obtained at the Transferee's expense.

         All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement, dated as of [____________], 199[_], which incorporates by reference the Standard Terms thereto.

         IN WITNESS WHEREOF, the undersigned has caused this Benefit Plan Affidavit to be executed by its duly authorized representative as of the [____] day of [____________], 199[_].


                                    [PURCHASER]


                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________



         Personally appeared before me [____________________], known or proved to me to be the same person who executed the foregoing instrument and to be a [____________________] of the Purchaser, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Purchaser.

         Subscribed and sworn before me this [____] day of [____________], 199[_].

                                    ------------------------------
                                    Notary Public

         My commission expires the [____] day of [____________], 199[_].

                                                                  Exhibit G

                      FORM OF RESIDUAL TRANSFEREE AGREEMENT

                         SAXON ASSET SECURITIES COMPANY
      MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 199[_]-[_], CLASS [R]


                             [____________], 199[_]


[TRUSTEE]
[-------------------------]
[-------------------------]
Attention:  [____________________]

[MASTER SERVICER] [CERTIFICATE REGISTRAR]
[-------------------------]
[-------------------------]
Attention:  [____________________]

Saxon Asset Securities Company
4880 Cox Road
Glen Allen, Virginia 23060
Attention:  [____________________]

Ladies and Gentlemen:

         In connection with the purchase on the date hereof of the captioned Certificates (the "Residual Certificates"), the undersigned (the "Transferee") hereby certifies and covenants to the transferor, Saxon, the Master Servicer, the Trustee, and the Trust as follows:

         1. Representations and Warranties. The Transferee represents and warrants:

                  (a) The Transferee's taxpayer identification number is as set forth on the signature page hereof;

                  (b) The Transferee is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Transferee is organized, is authorized to invest in the Residual Certificates and to enter into this Agreement, and has duly executed and delivered this Agreement;

                  (c) The Transferee represents that (i) it understands that the Residual Certificates represent for federal income tax purposes a "residual interest" in one or more real estate mortgage investment conduits (each, a "REMIC") and that, as the holder of the Residual Certificates, it will be required to take into account, in determining its taxable income, its pro rata share of the taxable income of each such REMIC, (ii) it understands that it may incur federal income tax liabilities with respect to the Residual Certificates in excess of any cash flows generated by such Residual Certificates, (iii) it has the financial wherewithal and intends to pay any tax imposed on the income that it derives from the Certificates as they become due, and (iv) it has historically paid its debts as they became due and intends to pay its debts as they become due in the future;

                  (d) The Transferee (i) has knowledge in financial and business matters and is capable of evaluating the merits and risks of an investment in the Residual Certificates, (ii) has sought such accounting, legal, and tax advice as it has considered necessary to make an informed investment decision, and (iii) is able to bear the economic risk of an investment in the Residual Certificates and can afford a complete loss of such investment;

                  *(e) The Transferee is acquiring the Residual Certificates for its own account as principal and not with a view to the resale or distribution thereof, in whole or in part, in violation of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"); and

                  *(f) The Transferee confirms that Saxon has made available to the Transferee the opportunity to ask questions of, and receive answers from, Saxon concerning Saxon, the Trust, the purchase by the Transferee of the Residual Certificates and all matters relating thereto, and to obtain additional information relating thereto that Saxon possesses or can acquire without unreasonable effort or expense.

         2.       Covenants.  The Transferee covenants:

                  *(a) The Transferee will not make a public offering of the Residual Certificates, and will not reoffer or resell the Residual Certificates in a manner that would render the issuance and sale of the Residual Certificates whether considered together with the resale or otherwise, a violation of the Securities Act, or any state securities or "Blue Sky" laws or require registration pursuant thereto;

                  (b) The Transferee agrees that, in its capacity as a holder of the Residual Certificates, it will assert no claim or interest in the Mortgage Loans by reason of owning the Residual Certificates other than with respect to amounts that may be properly and actually payable to the Transferee pursuant to the terms of the Trust Agreement and the Certificates;

                  (c) If applicable, the Transferee will comply with respect to the Residual Certificates in all material respects with applicable regulatory guidelines relating to the ownership of mortgage derivative products;

                  (d) Upon notice thereof, the Transferee agrees to any future amendment to the provisions of the Trust Agreement relating to the transfer of the Residual Certificates (or any interest therein) that counsel to Saxon or the Trust may deem necessary to ensure that any such transfer will not result in the imposition of any tax on the Trust;

                  (e) The Transferee hereby agrees that the Master Servicer or an affiliate thereof will (i) supervise or engage in any action necessary or advisable to preserve the status of each related REMIC as a REMIC, (ii) be, and perform the functions of, each such REMIC's tax matters person ("TMP"), and (iii) employ on a reasonable basis counsel, accountants, and professional assistance to aid in the preparation of tax returns or the performance of the above;

                  (f) The Transferee hereby agrees to cooperate with the TMP and to take any action required of it by the REMIC Provisions in order to create or maintain the REMIC status of each related REMIC;

                  (g) The Transferee hereby agrees that it will not take any action that could endanger the REMIC status of any related REMIC or result in the imposition of tax on any such REMIC unless counsel for, or acceptable to, the TMP has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable;

                  (h) The Transferee hereby agrees to be bound by all the provisions of the Trust Agreement applicable to the holders of a Residual Certificate including, but not limited to, Section 5.05(c) of the Standard Terms to the Trust Agreement (which relates to the transfer of a Residual Certificate), and acknowledges that each Residual Certificate will bear a legend setting forth the applicable restrictions on transfer;

                  (i) The Transferee hereby agrees that it shall pay any tax or reporting costs borne by a REMIC as result of its purchase of the Residual Certificates or any beneficial interest therein in violation of Section 5.05(c) of the Standard Terms to the Trust Agreement to the extent such tax or reporting costs are not paid by the Transferor or by the Trustee out of amounts that otherwise would have been paid to the Transferee;

                  (j) The Transferee hereby agrees to indemnify and hold harmless Saxon, the Master Servicer, the Trustee, the Trust and each other holder of a Residual Certificate from and against any tax liability or reporting costs arising from its violation of the restrictions on transfer contained in Section 5.05(c) of the Standard Terms to the Trust Agreement or its breach of any of its representations, warranties, or covenants contained herein; and

                  (k) The Transferee agrees that it will take no action to question or invalidate the interest of the Trust in the Mortgage Loans or seek or maintain any claim or interest in the Mortgage Loans having a priority over the interest of the Trust in such Mortgage Loans.

The representations and covenants above marked with an * apply only to Residual Certificates that are Private Certificates.

         3.  Acknowledgments.

                  (a) The Transferee acknowledges that, if the Residual Certificates are Private Certificates, the Residual Certificates have not been registered under the Securities Act or registered or qualified under any state securities laws and that no transfer may be made unless the Purchased Certificates are registered under the Securities Act and under applicable state law or unless an exemption from such registration is available. The Transferee further understands that neither

         Saxon, the Master Servicer nor the Trust is under any obligation to register the Certificate or make an exemption from such registration available.

                  (b) The Transferee acknowledges that if a Residual Certificate is transferred to a Non-U.S. Person, the transfer will not be recognized by the Withholding Agent (as defined below) unless the Withholding Agent has received from the Transferee an affidavit substantially in the form of Exhibit H-1 attached to the Standard Terms to Trust Agreement.

                  (c) The Transferee acknowledges that if any United States federal income tax is due at the time a Non-U.S. Person transfers a Residual Certificate, the Trustee or its designated Paying Agent or other person who is liable to withhold federal income tax from a distribution on a Residual Certificate under sections 1441 and 1442 of the Code and the Treasury regulations thereunder (the "Withholding Agent") may (i) withhold an amount equal to the taxes due upon disposition of the Certificate from future distributions made with respect to the Certificate to the Transferee (after giving effect to the withholding of taxes imposed on such Transferee), and (ii) pay the withheld amount to the Internal Revenue Service unless satisfactory written evidence of payment of the taxes due by the transferor has been provided to the Withholding Agent.

                  (d) The Transferee acknowledges the Withholding Agent may (i) hold distributions on a Certificate, without interest, pending determination of amounts to be withheld, (ii) withhold other amounts required to be withheld pursuant to United States federal income tax law, if any, from distributions that otherwise would be made to such Transferee on each Certificate it holds, and (iii) pay to the Internal Revenue Service all such amounts withheld.

                  (e) The Transferee acknowledges that the transfer of all or part of the Residual Certificates that have "tax avoidance potential" (as defined in Treasury regulations section 1.860G-3(a)(2) or any successor provision) to a Non-U.S. Person will be disregarded for all federal income tax purposes, and that Treasury regulations or other administrative guidance issued by the Treasury may effectively prohibit the transfer of the Residual Certificates to Non-U.S. Persons.

                  (f) The Transferee acknowledges that the transfer of the Residual Certificates to a U.S. Person will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of the taxes and expenses associated with such Certificates within the meaning of Treasury regulation section 1.860E-1(c)(1).

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the [____] day of [____________], 199[_].




                                    [TRANSFEREE]


                                    By:____________________________
                                    Name:__________________________

                                    Title:_________________________

                                    Taxpayer ID #__________________

                                                            Exhibit H-1


                        FORM OF NON-U.S. PERSON AFFIDAVIT
                       AND AFFIDAVIT PURSUANT TO SECTIONS
                          860D(a)(6)(A) and 86OE(e)(4)
                OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED


Re:      Saxon Asset Securities Company
         Series 199[_]-[_] Trust (the "Trust")
         Mortgage Loan Asset Backed Certificates, Class [R]

STATE OF [____________]
                    ss:
CITY OF [_____________]


         Under penalties of perjury, I, the undersigned, declare that to the best of my knowledge and belief, the following representations are true, correct and complete:

         1. I am a duly authorized officer of [____________________] (the "Transferee") and on behalf of which I have the authority to make this affidavit.

         2. The Transferee is acquiring all or a portion of the Class [R] Certificates (the "Residual Certificates"), which represent a residual interest in one or more real estate mortgage investment conduits (each, a "REMIC") for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

         3. The Transferee is a foreign person within the meaning of Treasury Regulation Section 1.860G-3(a)(1) (i.e., a person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership that is organized under the laws of the United States or any jurisdiction thereof or therein, or (iii) an estate or trust that is subject to United States federal income tax regardless of the source of its income) who would be subject to United States income tax withholding pursuant to Section 1441 or 1442 of the Code and the Treasury regulations thereunder on income derived from the Residual Certificates (a "Non-U.S. Person").

         4. The Transferee agrees that it will not hold the Residual Certificates in connection with a trade or business in the United States, and the Transferee understands that it will be subject to United States federal income tax under sections 871 and 881 of the Code in accordance with section 860G of the Code and any Treasury regulations issued thereunder on "excess inclusions" that accrue with respect to the Residual Certificates during the period the Transferee holds the Residual Certificates.

         5. The Transferee understands that the federal income tax on excess inclusions with respect to the Residual Certificates may be withheld in accordance with section 860G(b) of the Code from distributions that otherwise would be made to the Transferee on the Residual Certificates and, to the extent that such tax has not been imposed previously, that such tax may be imposed at the time of disposition of any such Residual Certificate pursuant to section 860G(b) of the Code.


                                 H-1-1

         6. The Transferee agrees (i) to file a timely United States federal income tax return for the year in which disposition of a Residual Certificate it holds occurs (or earlier if required by law) and will pay any United States federal income tax due at that time and (ii) if any tax is due at that time, to provide satisfactory written evidence of payment of such tax to the Trustee or its designated paying agent or other person who is liable to withhold federal income tax from a distribution on the Residual Certificates under sections 1441 and 1442 of the Code and the Treasury regulations thereunder (the "Withholding Agent").

         7. The Transferee understands that until it provides written evidence of the payment of tax due upon the disposition of a Residual Certificate to the Withholding Agent pursuant to paragraph 6 above, the Withholding Agent may (i) withhold an amount equal to such tax from future distributions made with respect to the Residual Certificate to subsequent transferees (after giving effect to the withholding of taxes imposed on such subsequent transferees), and (ii) pay the withheld amount to the Internal Revenue Service.

         8. The Transferee understands that (i) the Withholding Agent may withhold other amounts required to be withheld pursuant to United States federal income tax law, if any, from distributions that otherwise would be made to such transferee on each Residual Certificate it holds and (ii) the Withholding Agent may pay to the Internal Revenue Service amounts withheld on behalf of any and all former holders of each Residual Certificate held by the Transferee.

         9. The Transferee understands that if it transfers a Residual Certificate (or any interest therein) to a United States Person (including a foreign person who is subject to net United States federal income taxation with respect to such Residual Certificate), the Withholding Agent may disregard the transfer for federal income tax purposes if the transfer would have the effect of allowing the Transferee to avoid tax on accrued excess inclusions and may continue to withhold tax from future distributions as though the Residual Certificate were still held by the Transferee.

         10. The Transferee understands that a transfer of a Residual Certificate (or any interest therein) to a Non-U.S. Person (i.e., a foreign person who is not subject to net United States federal income tax with respect to such Residual Certificate) will not be recognized unless the Withholding Agent has received from the transferee an affidavit in substantially the same form as this affidavit containing these same agreements and representations.

         11. The Transferee understands that distributions on a Residual Certificate may be delayed, without interest, pending determination of amounts to be withheld.

         12. The Transferee is not a "Disqualified Organization" (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in Section 521 of the Code) that is exempt from federal income

                              H-1-2
taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in Section 1381(a) (2) (C) of the Code; or (iv) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.

         13. The Transferee agrees to consent to any amendment of the Trust Agreement that shall be deemed necessary by Saxon (upon the advice of counsel to Saxon) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

         14. The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the Transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

                                  H-1-3

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement, dated as of [____________], 199[_], which incorporates by reference the Standard Terms thereto, among Saxon Asset Securities Company, the Master Servicer and the Trustee.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative as of the [____] day of [____________], 199[_].


                                    [TRANSFEREE]


                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________



         Personally appeared before me [____________________], known or proved to me to be the same person who executed the foregoing instrument and to be a [____________________] of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

         Subscribed and sworn before me this [____] day of [____________], 199[_].

                                    ------------------------------
                                    Notary Public

         My commission expires the [____] day of [____________], 199[_].


                               H-1-4

                                                                  Exhibit H-2


                          FORM OF U.S. PERSON AFFIDAVIT
                PURSUANT TO SECTIONS 860D(a)(6)(A) and 860E(e)(4)
                OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED


Re:      Saxon Asset Securities Company
         Series 199[_]-[_] Trust (the "Trust")
         Mortgage Loan Asset Backed Certificates, Class [R]

STATE OF [____________]
                    ss:
CITY OF [_____________]


         Under penalties of perjury, I, the undersigned, declare that to the best of my knowledge and belief, the following representations are true, correct and complete:

         1. I am a duly authorized officer of [____________________] (the "Transferee") and on behalf of which I have the authority to make this affidavit.

         2. The Transferee is acquiring all or a portion of the Class [R] Certificates (the "Residual Certificates"), which represent a residual interest in one or more real estate mortgage investment conduits (each, a "REMIC") for which elections are to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

         3. The Transferee either is (i) a citizen or resident of the United States, (ii) a domestic partnership or corporation, (iii) an estate or trust that is subject to United States federal income tax regardless of the source of its income, or (iv) a foreign person who would be subject to United States income taxation on a net basis on income derived from the Residual Certificates (a "U.S. Person").

         4. The Transferee is a not a "Disqualified Organization" (as defined below), and the Transferee is not acquiring a Residual Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); (iii) any rural telephone or electrical service cooperative described in section 1381(a)(2)(C) of the Code; or (iv) any other entity so designated by Treasury rulings or regulations promulgated or otherwise in effect as of the date hereof. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such governmental unit.


                             H-2-1

         5. The Transferee agrees to consent to any amendment of the Trust Agreement that shall be deemed necessary by Saxon (upon the advice of counsel to Saxon) to constitute a reasonable arrangement to ensure that no interest in a Residual Certificate will be owned directly or indirectly by a Disqualified Organization.

         6. The Transferee acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the Transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Trust Agreement, dated as of [____________], 199[_], which incorporates by reference the Standard Terms thereto, among Saxon Asset Securities Company, the Master Servicer and the Trustee.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative as of the [____] day of [____________], 199[_].


                                    [TRANSFEREE]


                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________



         Personally appeared before me [____________________], known or proved to me to be the same person who executed the foregoing instrument and to be a [____________________] of the Transferee, and acknowledged to me that he or she executed the same as his or her free act and deed and as the free act and deed of the Transferee.

         Subscribed and sworn before me this [____] day of [____________], 199[_].

                                    ------------------------------
                                    Notary Public

         My commission expires the [____] day of [____________], 199[_].


                                    H-2-2